Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269205

PROSPECTUS SUPPLEMENT NO. 13

(to Prospectus dated March 20, 2023)

Scilex Holding Company

Up to 28,128,422 Shares of Common Stock

This prospectus supplement supplements the prospectus dated March 20, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-269205) for which Post-Effective Amendment No. 1 was filed with the Securities and Exchange Commission on March 13, 2023 and declared effective by the Securities and Exchange Commission on March 20, 2023. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 26, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale from time to time of up to 28,128,422 shares of our common stock, par value $0.0001 per share (the “Common Stock”), by B. Riley Principal Capital II, LLC, a Delaware limited liability company (the “Selling Securityholder”). The shares included in the Prospectus and this prospectus supplement consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to a standby equity purchase agreement we entered into with the Selling Securityholder on January 8, 2023 (the “B. Riley Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $500,000,000 of our Common Stock, subject to terms and conditions specified in the B. Riley Purchase Agreement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On September 25, 2023, the last reported sales price per share of our Common Stock was $1.64.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 15 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 26, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously disclosed by Scilex Holding Company (the “Company”), on February 13, 2023, Sorrento Therapeutics, Inc. (“Sorrento”), the Company’s then-controlling stockholder, and Sorrento’s wholly-owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (“Scintilla” and together with Sorrento, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al., Case Number 23-90085 (DRJ) (the “Chapter 11 Cases”).

As previously disclosed by the Company, on July 5, 2023, the Debtors executed, and the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving, that certain Debtor-in-Possession Term Loan Facility Summary of Terms and Conditions with the Company (the “Loan Agreement”), pursuant to which the Company provided the Debtors with a non-amortizing super-priority junior secured term loan facility (the “Junior DIP Facility”) in an aggregate principal amount not to exceed the sum of (i) $20,000,000 (the “Base Amount”), plus (ii) the amount of the commitment fee and the funding fee, each equal to 1% of the Base Amount, plus (iii) the amount of the DIP Lender Holdback (as defined in the Interim DIP Order). The Bankruptcy Court entered a final order approving the Junior DIP Facility on July 27, 2023. After a hearing before the Bankruptcy Court on August 7, 2023, the Bankruptcy Court approved (and Oramed Pharmaceuticals Inc. (“Oramed”) had previously agreed), pursuant to definitive financing documentation entered into on August 9, 2023, to provide the Debtors a non-amortizing super-priority senior secured debtor-in-possession term loan facility (the “Senior DIP Facility”) in an aggregate principal amount of $100,000,000, which amount was subsequently drawn in full by the Debtors.

Also as previously disclosed by the Company, in connection with the Chapter 11 Cases, Sorrento entered into that certain Stock Purchase Agreement, dated August 7, 2023 (as amended by that certain First Amendment to Stock Purchase Agreement, dated August 9, 2023, and that certain Second Amendment to Stock Purchase Agreement, dated August 21, 2023, the “Original Oramed SPA”), with Oramed, pursuant to which Oramed agreed to buy, and Sorrento agreed to sell for a purchase price of $105 million (which purchase price consisted of a credit bid on a dollar-for-dollar basis in respect of the full amount of outstanding obligations under the Senior DIP Facility as of the closing date of the sale, with the remaining balance to be paid in cash to Sorrento), following the conclusion of the auction that commenced on August 14, 2023, the following: (i) 59,726,737 shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) 29,057,096 shares of Series A preferred stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”); and (iii) warrants exercisable for 2,245,309 shares of Common Stock (collectively, the “Original Oramed Transaction”).

The Original Oramed Transaction pursuant to the Original Oramed SPA was subsequently terminated on September 21, 2023, in connection with the closing of the transactions described below.

Securities Purchase Agreement with Oramed

On September 21, 2023 (the “Closing Date”), the Company entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex-Oramed SPA”) with Oramed and the Agent (as defined below).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company (i) issued to Oramed (A) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Oramed Note”), (B) a warrant to purchase up to an aggregate of 4,500,000 shares of Common Stock (the “Closing Penny Warrant”), with an exercise price of $0.01 per share and restrictions on exerciseability, and (C) warrants to purchase up to an aggregate of 8,500,000 shares of Common Stock (the “Subsequent Penny Warrants” and together with the Closing Penny Warrant, the “Penny Warrants”), each with an exercise price of $0.01 per share and each with restrictions on exerciseability, and (ii) caused certain outstanding warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock, with an exercise price of $11.50 per share, that the Company acquired under the Sorrento SPA (as defined and described below) to be transferred to Oramed (the “Transferred Warrants” and together with the Penny Warrants, the “Warrants”).

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The Scilex-Oramed SPA contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Scilex-Oramed SPA, the Company agreed that until such time as Oramed no longer holds any of the Warrants, the Company will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving an at-the-market offering or variable rate transaction; provided that the foregoing restriction will not apply to the Company’s ATM Program (if implemented) or ELOCS (each as defined in the Oramed Note).

Pursuant to the terms and conditions contained in the Scilex-Oramed SPA, the Company also agreed to reimburse Oramed for up to $2,910,000 for its legal and other advisor costs, fees and expenses incurred by Oramed in connection with the Sorrento SPA (as defined below), the Senior DIP Facility, the Scilex-Oramed SPA and certain other transaction documents, $1,910,000 of which was paid on the Closing Date, and $1,000,000 of which was included in the initial principal amount of the Oramed Note.

The foregoing summary of the Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Scilex-Oramed SPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Scilex-Oramed SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Scilex-Oramed SPA and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Scilex-Oramed SPA is incorporated herein by reference only to provide investors with information regarding the terms of the Scilex-Oramed SPA and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Senior Secured Promissory Note

The Oramed Note issued to Oramed (together with its successors and permitted assigns, the “Holder”) pursuant to the Scilex-Oramed SPA matures on March 21, 2025 and is payable in six principal installments, with the first installment in the principal amount of $5,000,000 payable on December 21, 2023, the second installment in the principal amount of $15,000,000 payable on March 21, 2024 and the next three installments each in the principal amount of $20,000,000 payable on each of June 21, 2024, September 21, 2024 and December 21, 2024 and with the last installment in the entire remaining principal balance of the Oramed Note payable on March 21, 2025. Interest under the Oramed Note accrues at a fluctuating per annum interest rate equal to the sum of (1) greater of (x) four percent (4%) and (y) Term SOFR (as defined in the Oramed Note) and (2) eight and one half percent (8.5%), payable in-kind on a monthly basis.

Pursuant to the Oramed Note, if the outstanding principal of the Oramed Note has not been repaid in full on or prior to March 21, 2024, an exit fee of $3,056,250 shall become fully earned with respect to the Oramed Note, which shall be due and payable on the date on which the outstanding principal amount of the Oramed Note is paid in full. Upon the occurrence and during the continuance of an event of default under the Oramed Note, the holders of more than fifty percent (50%) of aggregate unpaid principal amount of the Oramed Notes (the “Required Holders”) may elect to cause all outstanding amounts under the Oramed Note to accrue interest at a default rate equal to the lesser of (i) Term SOFR plus fifteen percent (15%) or (ii) the maximum rate permitted under applicable law.

Any voluntary prepayments of the Oramed Note occurring prior to the one year anniversary of the Closing Date are required to be paid together with a make-whole amount equal to 50% of the amount of additional interest that would accrue on the principal amount so prepaid under the Oramed Note from the date of such prepayment through and including the maturity date. If the Oramed Note is accelerated upon an event of default, the Company is required to repay the principal amount of the Oramed Note at a mandatory default rate of 125% of such principal amount (together with 100% of accrued and unpaid interest thereon and all other amounts due in respect of the Oramed Note).

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The Oramed Note contains mandatory prepayment provisions requiring the Company and its subsidiaries to, following the earlier of (x) April 1, 2024, and (y) the date on which the Acceptable Indebtedness (as defined in the Oramed Note) is repaid in full, use 70% of the net cash proceeds of any Cash Sweep Financing (as defined in the Oramed Note) or advance under the ELOCs (as defined in the Oramed Note) to prepay the outstanding principal amount of the Oramed Note (the “Mandatory Prepayment Sweep”).

Additionally, pursuant to the Oramed Note, until all obligations arising under the Oramed Note have been paid in full, the Company agreed to allow one representative (the “Board Observer”) designated by the Required Holders to attend and participate in all meetings of the Board of Directors of the Company and any committees and sub-committees thereof. The Company (i) will reimburse the Board Observer up to $10,000 per year for reasonable and documented out-of-pocket expenses incurred by the Board Observer and (ii) will pay the Board Observer a fee equivalent to the fees paid to independent directors of the Company; provided that such fees will be capped at $80,000 per year (provided that such amounts are subject to increase upon terms and conditions more fully set forth in the Oramed Note).

Pursuant to the terms and conditions included in the Oramed Note, the Holder of the Oramed Note has certain information rights, which include the right to receive the Company’s annual financial statements, quarterly financial statements, annual budgets and monthly reports, among other information. Certain information provided to the holder of the Oramed Note may consist of material non-public information.

The Oramed Note contains affirmative and negative covenants binding on the Company and its subsidiaries which restrict, among other things, the Company and its subsidiaries from incurring indebtedness or liens, amending charter and organizational documents, repaying or repurchasing stock, repaying, repurchasing, or acquiring indebtedness, paying or declaring cash dividends, assigning, selling, transferring or otherwise disposing of assets, making or holding investments, entering into transactions with affiliates, and entering into settlement agreements, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. The Oramed Note also contains covenants requiring the Company to maintain a segregated bank account under specific terms and conditions, for purposes of receiving the Mandatory Prepayment Sweep, requiring SCLX JV (as defined below) to comply with the separateness representations and covenants in its organizational documents, and requiring the Company’s subsidiary, SCLX DRE Holdings LLC, to maintain its status as a passive holding company.

The Oramed Note contains certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of greater than $1,000,000, as well as an event of default upon a Change of Control Transaction or Fundamental Transaction (in each case, as defined in the Oramed Note). The Oramed Note also contains additional events of default with respect to certain events relating to the Company’s obligations under the Registration Rights Agreement and relating to the Warrants and/or the shares underlying the Warrants, in each case as more fully set forth in the Oramed Note.

The Oramed Note, along with the other transaction documents, following the consummation of the Oramed DIP Assumption, amended and restated and replaced in their entirety the definitive documents memorializing the Senior DIP Facility, and the DIP Facility Obligations (as defined below) were amended and restated and replaced in their entirety with the obligations under the Oramed Note and the other senior secured promissory notes issued by the Company after the Closing Date in full or partial substitution of the Oramed Note (“Additional Notes”).

The foregoing summary of the Oramed Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Note, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Oramed Note were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Oramed Note and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Oramed Note is incorporated herein by reference only to provide investors with information regarding the terms of the Oramed Note and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

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This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Warrants

Penny Warrants Issued to Oramed

The Closing Penny Warrant will be exercisable upon the earliest of (i) March 14, 2025, (ii) the date on which the Oramed Note has been repaid in full and (iii) the Management Sale Trigger Date (as defined therein), if any, and will expire on the date that is the fifth anniversary of the issuance date. For purposes of the Penny Warrants, the Management Sale Trigger Date is generally the first date that either Dr. Henry Ji, the Company’s Executive Chairperson, or Mr. Jaisim Shah, the Company’s Chief Executive Officer and President and a member of the Company’s Board of Directors, engages in certain sales or other similar transfers of shares of Common Stock or other of the Company’s or any of its subsidiaries’ securities, subject to certain exceptions as are customary for lock-up agreements executed by directors and officers in connection with financings or similar transactions.

The Company issued four Subsequent Penny Warrants, each for 2,125,000 shares of Common Stock, one of which shall vest and become exerciseable on the date that is the later of (i) each of March 19, 2024, June 17, 2024, September 15, 2024 or December 14, 2024 (the “Subsequent Penny Warrant Vesting Date”) and (ii) the earliest of (A) March 14, 2025, (B) the date on which the Oramed Note has been repaid in full and (C) the Management Sale Trigger Date (as defined therein), if any. Each Subsequent Penny Warrant will expire on the date that is the fifth anniversary of the issuance date; provided that, if the Oramed Note is repaid in full prior to the Subsequent Penny Warrant Vesting Date applicable to such Subsequent Penny Warrant, such Subsequent Penny Warrant will expire on the date the Oramed Note is repaid in full.

The exercise price of the Closing Penny Warrant issued to Oramed pursuant to the Scilex-Oramed SPA is $0.01 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event the Company combines (by combination, reverse stock split or otherwise) its Common Stock into a smaller number of shares. Oramed may exercise the Penny Warrants by means of a “cashless exercise.” The Closing Penny Warrant and the Subsequent Penny Warrants utilize the same form of warrant.

The Penny Warrants may not be exercised if Oramed, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, Oramed may increase or decrease the Beneficial Ownership Limitation.

The foregoing summaries of the Closing Penny Warrant and the Subsequent Penny Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of warrant to purchase common stock, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Transferred Warrants

The Transferred Warrants have an exercise price of $11.50 per share, are fully exercisable and expire on November 10, 2027. For further information regarding the terms of the Transferred Warrants, see the section entitled “Warrants” in Exhibit 4.2 (Description of Securities) to our Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

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The foregoing summary of the Transferred Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the specimen warrant certificate, a copy of which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Warrants were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Registration Rights Agreement

In connection with the Scilex-Oramed SPA, on the Closing Date, the Company and Oramed also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, (i) file with the SEC a prospectus supplement to an existing registration statement on Form S-1 (File No. 333-268603) to reflect the transfer of the Transferred Warrants to Oramed on or before October 6, 2023 and (ii) to file with the SEC on or before October 21, 2023, and keep effective, a registration statement covering the resale of the shares underlying the Penny Warrants.

The Registration Rights Agreement provides that, in the event that a registration statement has not been filed or declared effective in accordance with the terms of the Registration Rights Agreement, the Company will pay to Oramed liquidated damages for every 30-day period following the date that is 30 days from the Closing Date until such date that the registration statement is filed or declared effective. Such liquidated damages will be equal to the product of 2.0% multiplied by the sum of (x) the aggregate principal amount outstanding under the Oramed Note and (y) the aggregate Exercise Price (as defined in the Closing Penny Warrant) of the Closing Penny Warrant issued to such holder for which the underlying shares issuable pursuant to such Closing Penny Warrant are included in such registration statement. The Company and Oramed agreed to cap the liquidated damages under the Registration Rights Agreement at 12.0% of the aggregate subscription amount paid by Oramed under the Scilex-Oramed SPA.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Subsidiary Guarantee

On September 21, 2023, in connection with the Scilex-Oramed SPA, the Company and each of its subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Holder and Acquiom Agency Services LLC, as the collateral agent for the holders of the Oramed Note (the “Agent”), pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Oramed Note and any Additional Notes.

The foregoing summary of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Security Agreement

On September 21, 2023, the Company and the Guarantors entered into a security agreement (the “Security Agreement”) with Holder and the Agent, pursuant to which the Company and the Guarantors granted to the Agent (on behalf of and for the benefit of the holders of the Oramed Note and any Additional Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Oramed Notes and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations. The Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Security Agreement.

The foregoing summary of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

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Subordination Agreement

On September 21, 2023, Scilex Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary (“Scilex Pharma”) entered into a subordination agreement (the “Subordination Agreement”) with eCapital Healthcare Corp. (“ABL Lender”) and the Agent. Pursuant to the Subordination agreement, the parties agreed that ABL Lender’s rights and interests under that certain Credit and Security Agreement, dated as of June 27, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) previously entered into between Scilex Pharma and ABL Lender will be secured by first priority liens on certain collateral (the “ABL Priority Collateral”) and the Agents’ rights and interests under the Subsidiary Guarantee shall be secured by first priority liens on certain other collateral and second priority liens on the ABL Priority Collateral. Among other customary interlender terms, the Subordination Agreement requires that the Facility Cap (as defined in the ABL Credit Agreement) shall not exceed $30,000,000.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Stock Purchase Agreement with Sorrento

On the Closing Date, in connection with the Scilex-Oramed SPA, the Company and Sorrento entered into and consummated the transactions contemplated by that certain Stock Purchase Agreement (the “Sorrento SPA”), dated as of September 21, 2023, pursuant to which, among other things, the Company purchased from Sorrento (i) 60,068,585 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 4,490,617 shares of Common Stock, each with an exercise price of $11.50 per share ((i) through (iii) collectively, the “Purchased Securities”). The aggregate consideration for the Purchased Securities was (i) $100,000,000 (the “DIP Amount”), which such amount is satisfied by the Company’s assumption of the Debtors’ outstanding obligations under the Senior DIP Facility (the “Oramed DIP Assumption”), (ii) a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of any and all amounts of principal and accrued but unpaid interest outstanding, and any other obligations of the Debtors, in each case, under the Junior DIP Facility as of the Closing Date (the “Credit Bid Amount”), (iii) $10,000,000 in cash (the “Cash Payment”) and (iv) the assumption and assignment of certain obligations of Sorrento for legal fees and expenses in the approximate amount of $12.25 million (the “Legal Fee Assumption” and, together with the DIP Amount, the Credit Bid Amount and the Cash Payment, the “Purchase Price”). Following the sale of the Purchased Securities, Sorrento retains 1,917,210 shares of Common Stock in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento who may be entitled to receive shares of Common Stock pursuant to the terms of the applicable warrants as a result of the previously declared and announced dividend of shares of Common Stock by Sorrento.

Subject to the terms and conditions of the Sorrento SPA, for up to 120 days, Sorrento will continue to provide the Company certain transition services that it previously provided the Company on the same terms and conditions previously provided.

The foregoing summary of the Sorrento SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Sorrento SPA, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Sorrento SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Sorrento SPA, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sorrento SPA is incorporated herein by reference only to provide investors with information regarding the terms of the Sorrento SPA, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

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Special Purpose Vehicles

Pursuant to the Scilex-Oramed SPA, and in connection with the transactions consummated pursuant to the Sorrento SPA, prior to the Closing Date, the Company formed (a) SCLX DRE Holdings LLC, a single purpose entity that is a direct wholly owned subsidiary of the Company (“Holdco”) and (b) SCLX Stock Acquisition JV LLC, a single purpose bankruptcy-remote entity that is an indirect wholly owned subsidiary of the Company (“SCLX JV”). The Company formed Holdco to hold all of the equity interests in SCLX JV. Holdco and SCLX JV are parties to the Security Agreement and Subsidiary Guarantee. The voting and dispositive power of the equity securities of the Company (including the Series A Preferred Stock) held by SCLX JV are subject to the control of an independent manager until such time as the Oramed Note and any Additional Notes are paid in full.

Oramed DIP Assumption and Assignment Agreement

In connection with the Oramed DIP Assumption, on September 21, 2023, the Company entered into an assignment, assumption and release agreement (the “DIP Assignment Agreement”) with the Debtors. Pursuant to the DIP Assignment Agreement, the Debtors assigned and transferred to the Company all of their rights, title and interest and duties, liabilities and obligations under that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement entered into by the Debtors and Oramed on August 9, 2023, to provide the Senior DIP Facility. On the Closing Date, the Debtors’ aggregate outstanding obligations under the Senior DIP Facility was $101,875,000, comprised of $100,000,000 of principal, $875,000 accrued and unpaid interest and $1,000,000 in fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”).

The foregoing summary of the DIP Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Assignment Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Credit Bid Pay-Off Letter

Pursuant to the Sorrento SPA, in connection with acquiring the Purchased Securities, the Company made a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of the obligations of the Debtors under the Loan Agreement, accrued and outstanding as of September 21, 2023 for the Credit Bid Amount. As noted above, the Credit Bid Amount is part of the Purchase Price for Purchased Securities. On September 21, 2023, the Company entered into a letter agreement (the “Pay-Off Letter”) with the Debtors, pursuant to which, upon Closing (as defined in the Sorrento SPA), the Loan Agreement, that certain Intellectual Property Security Agreement, dated as of July 28, 2023, by the Debtors in favor of the Company, any other Loan Document (as defined in the Loan Agreement) and any other notes, security agreements, mortgages, pledge agreements, guarantees or other agreements, documents, certificates or instruments related thereto automatically terminated, and all obligations thereunder were paid and discharged in full.

The foregoing summary of the Pay-Off Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Pay-Off Letter, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Legal Fee Assumption Letter Agreement

In connection with the Legal Fee Assumption in accordance with the Sorrento SPA, the Company and Sorrento entered into a letter agreement (the “Letter Agreement”) on the Closing Date, pursuant to which, among other things, the Company agreed to assume all of Sorrento’s obligations for certain legal fees and expenses in the aggregate amount of approximately $12.25 million.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.9 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Sorrento and the Company were parties to that certain Stockholder Agreement, dated as of September 12, 2022 (the “Stockholder Agreement”), pursuant to which Sorrento had certain preferential contractual rights as a holder of Series A Preferred Stock. After a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court entered a final order approving, among other things, the termination of the Stockholder Agreement, upon the closing of the transactions described in Item 1.01. Accordingly, the Stockholder Agreement terminated on the Closing Date.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Scilex-Oramed SPA, the Subsidiary Guarantee, the Security Agreement, the Subordination Agreement, the DIP Assignment Agreement, the Pay-Off Letter and the Letter Agreement is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Oramed Note and the Warrants is hereby incorporated by reference. The Oramed Note and Warrants were issued to Oramed in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Oramed has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire such Oramed Note and Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Except for the registration rights contemplated by the Registration Rights Agreement with respect to the resale of the shares of Common Stock underlying the Warrants, the Oramed Notes and Warrants will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Scilex-Oramed SPA is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.01.	Change in Control of Registrant

Reference is made to the information contained in Item 1.01 to this Current Report, which is incorporated herein by reference. Prior to the closing of the transactions contemplated by the Sorrento SPA, Sorrento controlled a majority of the voting power of our outstanding shares of capital stock entitled to vote. Upon the closing of the transactions contemplated by the Sorrento SPA and the Company’s purchase of, and Sorrento’s sale of, the Purchased Securities, Sorrento no longer holds a majority of the voting power of the Company’s outstanding capital stock entitled to vote.

Item 7.01. Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release disclosing the transaction described herein. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

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Exhibit Number	Description

4.1	Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc.

4.2	Form of Scilex Holding Company Warrant to Purchase Common Stock.

4.3	Specimen Warrant Certificate of Scilex Holding Company (f/k/a Vickers Vantage Corp. I ) (incorporated by reference to Exhibit 4.3 of Vickers’s Form S-1 (File No. 333-251352), filed with the SEC on December 15, 2020).

10.1+	Securities Purchase Agreement, dated September 21, 2023, by and between Scilex Holding Company, Oramed Pharmaceuticals Inc., and Acquiom Agency Services LLC.

10.2	Registration Rights Agreement, dated September 21, 2023, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.3+	Subsidiary Guarantee, dated September 21, 2023, made by certain of the Company’s subsidiaries in favor of the holders of that certain Senior Secured Promissory Note dated as of the date thereof due March 21, 2025 in the original aggregate principal amount of $101,875,000.

10.4	Security Agreement, dated September 21, 2023, by and among Scilex Holding Company, the Subsidiaries of the Company party thereto, Oramed Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.5	Subordination Agreement, dated September 21, 2023, by and among eCapital Health Corp., Scilex Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.6+	Stock Purchase Agreement, dated September 21, 2023, by and between Scilex Holding Company and Sorrento Therapeutics, Inc.

10.7	Assignment, Assumption and Release Agreement, dated September 21, 2023, by and among Scilex Holding Company, Oramed Pharmaceuticals Inc., Sorrento Therapeutics, Inc. and Scintilla Pharmaceuticals, Inc.

10.8+	Letter Agreement, dated September 21, 2023, by and among Scilex Holding Company, Sorrento Therapeutics, Inc. and Scintilla Pharmaceuticals, Inc.

10.9+	Letter Agreement, dated September 21, 2023, by and between Scilex Holding Company and Sorrento Therapeutics, Inc.

99.1	Press Release dated September 21, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 26, 2023

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Exhibit 4.1

EXECUTION VERSION

THIS SENIOR SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS SENIOR SECURED PROMISSORY NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS SENIOR SECURED PROMISSORY NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SCILEX HOLDING COMPANY, 960 SAN ANTONIO ROAD, PALO ALTO CA 94303, ATTENTION: STEPHEN MA.

Original Issue Date: September 21, 2023

$101,875,000.00

SENIOR SECURED PROMISSORY NOTE

This SENIOR SECURED PROMISSORY NOTE (as amended, restated, supplemented, modified or replaced from time to time, this “Note”) is duly authorized and validly issued pursuant to the Securities Purchase Agreement (as from time to time amended, the “Securities Purchase Agreement”), dated as of September 21, 2023, between Scilex Holding Company, a Delaware corporation (the “Company”), having its principal place of business at 960 SAN ANTONIO ROAD, PALO ALTO CA 94303, and Oramed Pharmaceuticals Inc., a Delaware corporation (together with its successors and registered assigns, the “Holder”).

FOR VALUE RECEIVED, the Company promises to pay to the Holder the principal sum of $101,875,000.00 (the “Original Principal Amount”) on March 21, 2025 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the outstanding principal amount of this Note (“Outstanding Principal Amount”) in accordance with the provisions hereof.

This Note, together with the other senior secured promissory notes issued by the Company after the Closing Date in full or partial substitution of this Note (if any) (each as amended, restated, supplemented or otherwise modified from time to time in accordance with this Note, an “Additional Note”, and collectively, the “Additional Notes”) shall be in an aggregate original principal amount not to exceed One Hundred One Million Eight Hundred Seventy Five Thousand Dollars ($101,875,000.00).

The Securities Purchase Agreement and the Note, following the consummation of the DIP Assumption, amend and restate and replace in its entirety the Senior DIP Facility, and the obligations set forth herein and in the other Transaction Documents amend and restate and replace in their entirety the DIP Facility Obligations, and any additional documentation governing the Senior DIP Facility shall be deemed to be cancelled, terminated, and extinguished, and replaced in their entirety with the Transaction Documents.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement and (b) the following terms shall have the following meanings:

“2nd Lien Account Control Agreements” means any agreement entered into by and among the Agent, Scilex Pharmaceuticals, Inc. and Bank of America with respect to the accounts which are collateral for the AR Facility, which grants Agent (for the benefit of the Secured Parties) a perfected security interest in the subject account or accounts, which is in second in priority to the lender under the AR Facility.

“Acceptable Indebtedness” means (a) B. Riley Indebtedness, (b) Yorkville Indebtedness or (c) any Indebtedness incurred by the Company owing to a third-party financing provider reasonably acceptable to the Required Holders, in each case, which may be secured by proceeds from any of the ELOCs or ATM Program or unsecured; provided, that the Acceptable Indebtedness (i) shall not exceed the Acceptable Indebtedness Cap at any time and (ii) shall only be comprised of term loans (and shall not, for the avoidance of doubt, be structured as or comprised of any Indebtedness that is revolving in nature or is otherwise permitted to be repaid and reborrowed from time to time); provided further, that the Company shall provide the Holder a reasonable opportunity (not to exceed three (3) Business Days) to review and provide reasonable comments to the definitive documentation of any such Acceptable Indebtedness prior to the incurrence or guarantee thereof.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Company or any Qualified Subsidiary, and the applicable bank or other institution (including a securities intermediary) in which Company or any Subsidiary maintains a deposit account or an account holding investment property and which grants Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the subject account or accounts.

“Additional Note” has the meaning set forth in the preamble.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. “Affiliated” has a meaning correlative thereto.

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“Agent” has the meaning set forth in the Securities Purchase Agreement.

“Anticipated/Known Breach” means each breach or default under any Material License Agreement or Material License that has occurred and is continuing or is anticipated to occur that is listed on the written schedule delivered by the Company to the Holder on the day immediately prior to the Closing Date.

“Applicable Rate” means, for any Interest Period, a fluctuating per annum interest rate equal to the sum of (1) greater of (x) the Floor and (y) Term SOFR and (2) eight and one half percent (8.5%); provided that the “Applicable Rate” with respect to any Benchmark other than Term SOFR, shall mean the sum of (1) the greater of (x) the Floor and (y) the Benchmark Replacement and (2) eight and one half percent (8.5%). Any change in Term SOFR or the Benchmark Replacement shall be effective from and including the effective date of such change in Term SOFR or the Benchmark Replacement.

“AR Credit Agreement” has the meaning set forth in the definition of “AR Facility”.

“AR Facility” means all Indebtedness and other obligations of the Company and its Subsidiaries pursuant to that certain Credit and Security Agreement, dated June 27, 2023 (the “AR Credit Agreement”), by and between Scilex Pharmaceuticals, Inc., as borrower, and eCapital Healthcare Corp., as lender, and the related Guaranty Agreement, dated June 27, 2023, by and between eCapital Healthcare Corp. and the Company, as guarantor, in each case, as in effect on the date of the Securities Purchase Agreement.

“ATM Program” has the meaning set forth in Section 7(b)(ix).

“ATM Sales Agreement” has the has the meaning set forth in Section 7(b)(ix).

“ATM Shelf” has the meaning set forth in Section 7(b)(ix).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date; not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2(c).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the

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Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2(c).

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Required Holders (and that is acceptable to the Required Holders) for the applicable Benchmark Replacement Date: (a) Daily Simple SOFR; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Required Holders in consultation with the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Holders in consultation with the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Required Holders, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or

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publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Blocked Account” has the meaning set forth in Section 7(c).

“Board Observer” has the meaning set forth in Section 5(a).

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“Board Observer Expense Cap” has the meaning set forth in Section 5(d).

“Board Observer Fee Cap” has the meaning set forth in Section 5(d).

“BRE” has the meaning set forth in Section 7(d).

“BRE Organizational Documents” has the meaning set forth in Section 7(d).

“B. Riley ELOC” has the meaning set forth in clause (b) of the definition of ELOCs.

“B. Riley Indebtedness” means any Indebtedness incurred by the Company owing to B. Riley Securities, and which may be secured by proceeds from any of the ELOCs or ATM Program or unsecured.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Cash Sweep Financing” means any Equity Issuance and any issuance or incurrence of Indebtedness or debt financing excluding (a) any outstanding Indebtedness under the AR Facility, (b) any Equity Issuance undertaken by means of either of the ELOCs, (c) the Subordinated Debt and (d) Acceptable Indebtedness (if any) (provided, that such exclusion shall apply only to the extent of such Indebtedness that is not in excess of the thresholds applicable thereto as set forth in the definition of “Permitted Indebtedness” including, for the avoidance of doubt, the AR Facility Cap, the Acceptable Indebtedness Cap and the Subordinated Debt Cap).

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“Cash Sweep Financing Source” has the meaning set forth in Section 2(g)(i).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of exercise of the Securities issued under the Securities Purchase Agreement), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors that is not approved by a majority of those individuals who are members of the Board of Directors on the date of the Securities Purchase Agreement (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Company Boards” has the meaning set forth in Section 5(a).

“Competitor” means any Person that is (i) identified in a written schedule of all such entities delivered by the Company to Oramed on the day immediately prior to the Closing Date, or (ii) otherwise directly engaged in the manufacture or sale of pharmaceutical products targeting pain management (provided, for the avoidance of doubt, that any Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of the Company or its Subsidiaries, shall not be deemed to be a Competitor for purposes of this definition).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Required Holders decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Required Holders in a manner substantially consistent with market practice.

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“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) four percent (4%). If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further, Daily Simple SOFR shall be rounded upwards to the next 1/100% (if necessary). Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Note or any other Transaction Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2(d).

“DIP Facility Obligations” has the meaning set forth in the Securities Purchase Agreement.

“Disqualified Stock” means, with respect to any person, any Capital Stock of such person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled or mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Stock.

“Dollars”, “dollars” and “$” each means lawful money of the United States of America.

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“eCapital Subordination Agreement” means the Subordination Agreement, dated September 21, 2023, by and among the Agent and eCapital Healthcare Corp. with respect to the AR Facility or, if applicable, any successor lender to eCapital Healthcare Corp. in connection with any Refinancing Indebtedness in respect of the AR Facility.

“Effectiveness Period” has the meaning set forth in the Registration Rights Agreement.

“Eligible Assignee” means (a) any Affiliate of the Holder and (b) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended); provided, that neither the Company nor any of its Affiliates shall be an Eligible Assignee; provided further, that no person who is a Competitor shall be an Eligible Assignee.

“ELOCs” means (a) any advance subject to the standby equity purchase agreement entered into between the Company and YA II PN, Ltd., dated November 17, 2022, as amended by an amended and restated standby equity purchase agreement on February 8, 2023, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time following the Closing Date (the “YA ELOC”) and (b) any advance or additional advance subject to the standby equity purchase agreement entered into between the Company and B. Riley Principal Capital II, LLC, dated as of January 8, 2023 as such agreement may be amended, restated, supplemented or otherwise modified from time to time following the Closing Date (the “B. Riley ELOC”).

“Event of Default” has the meaning set forth in Section 8(a).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all (1) all Exercise Notices (as defined in the Warrants) of the Holder in accordance with the terms of the Warrants, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Warrant Shares issuable pursuant to the Warrants (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Warrant Shares issuable pursuant to the Warrants (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company and set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future) and (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Warrant Shares then issuable pursuant to the Warrants.

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“Equity Issuance” means (a) any issuance or sale by the Company or any of its Subsidiaries of any Capital Stock (including any Capital Stock issued upon exercise or conversion of any Equity Rights) or any Equity Rights and other than any issuance contemplated by clauses (a) or (b) of the definition of “Exempt Issuance” set forth in the Securities Purchase Agreement or (b) the receipt by the Company or any of its Subsidiaries of any capital contribution (whether or not evidenced by any Capital Stock issued by the recipient of such contribution), in each case for bona fide capital-raising purposes.

“Equity Rights” means, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

“Excluded Accounts” means (i) payroll, healthcare and other employee wage and benefit accounts, provided that the balance of all such accounts does not exceed $1,500,000 in the aggregate at any time, (ii) cash collateral accounts subject to Permitted Liens, in each case with a balance which does not exceed $500,000 individually or $1,000,000 for all such accounts in the aggregate at any one time, (iii) deposit accounts used for disbursements, accounts payable, and clearinghouse purposes not otherwise being provided by the bank at which such deposit accounts are held, in each case with a balance which does not exceed $1,000,000 individually or $2,000,000 for all such accounts in the aggregate at any one time (iv) accounts with a balance which does not exceed $100,000 individually or $500,000 for all such accounts in the aggregate at any one time, and (v) the funds or other property held in or maintained for such purposes in any such account described in clauses (i) through (iv).

“Exit Fee” has the meaning set forth in Section 4.

“Exit Fee Triggering Event” has the meaning set forth in Section 4.

“Floor” means four percent (4%).

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding, or

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(z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin- off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of the Securities Purchase Agreement calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

“Holder Cash Sweep Amount” means, with respect to any Cash Sweep Financing, seventy percent (70.0%) of the cash proceeds (net of underwriting discounts, accounting, investment banking or broker fees and sales commissions and other reasonable and documented out-of-pocket costs and expenses of the Company associated therewith, in each case, paid to non-Affiliates) received by the Company or any of its Subsidiaries from such financing.

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“Holder ELOC Sweep Amount” means, with respect to any advance under the ELOCs, seventy percent (70.0%) of the cash proceeds (net of reasonable and documented out-of-pocket costs and expenses associated therewith, in each case, paid to non-Affiliates) received by the Company or any of its Subsidiaries from such advance.

“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with GAAP), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (f) Disqualified Stock, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person. The foregoing to the contrary notwithstanding, “Indebtedness” shall not include: (i) contingent obligations incurred in the ordinary course of business consistent with past practice in connection with trade credit and trade payables and, for the avoidance of debt, not in respect of borrowed money; (ii) deferred or prepaid revenues, (iii) any milestone or bonus payments (whether performance or time-based), and royalty, licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of Permitted Licenses; or (iv) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than sixty (60) days, and in no event in excess of $250,000 in the aggregate at any time outstanding.

“Interest Payment Date” has the meaning set forth in Section 2(a).

“Interest Period” means, (a) initially, the period beginning on (and including) the Original Issue Date and ending on (and including) the last day of the calendar month in which the Original Issue Date occurs, and (b) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (i) the last day of such calendar month and (ii) the Maturity Date.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

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“License Agreement” means any license or sublicense agreement pursuant to which the Company or any of its Subsidiaries is the licensee or grantee of any Intellectual Property Rights, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified not in contravention of this Note.

“Licensor” means the licensor or grantor of any Intellectual Property Rights under a License Agreement.

“Liquidity” means the sum of (a) all unrestricted cash and cash equivalents of the Company and its Qualified Subsidiaries (without duplication), which cash, for the avoidance of doubt, shall not be subject to any liens or encumbrances except for those of the Holder and (b) availability within the Borrowing Base (as defined in the AR Facility) under the AR Facility.

“Make-Whole Amount” means, in connection with any Voluntary Prepayment of this Note, an amount equal to fifty percent (50.0%) of the amount of additional interest that would accrue on the principal amount so prepaid at the Applicable Rate from the Prepayment Date through and including the Maturity Date.

“Mandatory Default Amount” means the sum of (a) 125% of the Outstanding Principal Amount, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Mandatory Prepayment Trigger Date” means the earlier of (x) April 1, 2024 and (y) the date upon which all of the Acceptable Indebtedness (excluding for the avoidance of doubt, any Refinancing Indebtedness in respect thereof; provided, that any Acceptable Indebtedness incurred in order to refinance the Yorkville Debentures shall not constitute Refinancing Indebtedness for purposes of this parenthetical) is repaid in full.

“Material License” means any license of Intellectual Property Rights under a Material License Agreement.

“Material License Agreement” means (a) those License Agreements set forth on Schedule 4 hereto on the Closing Date, (b) all License Agreements disclosed as material in SEC Filings of the Company from time to time, and (c) all other License Agreements, whether now in existence or entered into following the Closing Date, that are or become material to the Company or the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, from time to time.

“Monthly Reports” means (i) a profit and loss statement with detail by product for (a) net sales, (b) cost of sales (c) royalty/milestone obligations for the applicable period, (ii) operating expenses on a line-item basis, (iii) a Gross-to-Net report (“GtN”), including a breakdown by product between wholesale acquisition cost and net revenue (including, but not limited to, contract price discounts, cash discounts, rebates (patient co-pay cards, managed care and commercial), distribution fees, wholesaler service fees (DSAs), PBM

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admin fees, commercial and managed care fees, federal government chargebacks (e.g., 340b), vouchers, return reserves, and wholesaler prompt pay discount), and (iv) new and total scripts by product (provided, for the avoidance of doubt, that the Company shall provide the most recent information available to it or its Subsidiaries with respect to such new and total scripts by product as of the end of the relevant month, it being understood and acknowledged that such information becomes available to the Company or its Subsidiaries up to three months following the relevant changes, and as a result the information provided under such Monthly Reports with respect thereto will not be current with respect to the most recently ended month when provided).

“Non-Material License Agreement” means any License Agreement that is not a Material License Agreement.

“Note Holder” means the Holder and the holders of the Additional Notes.

“Note Holder Designee” has the meaning set forth in Section 10(c).

“Note Register” has the meaning set forth in Section 3(c).

“Notes” means collectively, this Note and all Additional Notes outstanding at any date of determination.

“NY Courts” has the meaning set forth in Section 9(d).

“Obligations” has the meaning set forth in the Security Agreement.

“Oramed” means Oramed Pharmaceuticals Inc., in its capacity as initial Holder of this Note.

“Original Issue Date” means the date of the issuance of this Note.

“Outstanding Principal Amount” has the meaning set forth in the preamble.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Notes, (b) Indebtedness under the AR Facility not exceeding $30,000,000 in aggregate principal amount outstanding at any time (the “AR Facility Cap”), subject always to the eCapital Subordination Agreement, and any Refinancing Indebtedness in respect thereof, (c) the Acceptable Indebtedness (for the avoidance of doubt, inclusive of Indebtedness incurred and outstanding under the Yorkville Debentures as of the Closing Date) not exceeding $30,000,000 in aggregate principal amount outstanding at any time (the “Acceptable Indebtedness Cap”) and any Refinancing Indebtedness in respect thereof; provided that, for the avoidance of doubt, Acceptable Indebtedness may be incurred prior to, concurrently with, or after the Closing Date, (d) lease obligations and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (e) unsecured

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Indebtedness not exceeding $30,000,000 in aggregate principal amount outstanding (the “Subordinated Debt Cap”), which (1) is expressly subordinate to the Note pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion, (2) matures at a date later than the 91st day following the Maturity Date, and (3) shall not have any scheduled amortization payments, mandatory redemptions or sinking fund obligations or mandatory prepayments (including cash flow sweeps) prior to the date that is ninety-one (91) days after the Maturity Date (the Indebtedness incurred pursuant to this clause (e), the “Subordinated Debt”), (f) intercompany Indebtedness among the Company and Qualified Subsidiaries, provided that Agent (for the benefit of the Secured Parties) has a first priority perfected security interest in such intercompany Indebtedness and, unless expressly waived in writing by the Required Holders, such intercompany Indebtedness is made expressly subordinate to the Note pursuant to a subordination agreement acceptable to Agent in form and substance, (g) Indebtedness incurred in the ordinary course of business to finance insurance premiums or otherwise owed to any Person providing property, casualty, liability or other insurance to the Company or any of its Subsidiaries, but in no event in excess of $500,000 in the aggregate outstanding at any time, (h) contingent liabilities of the Company and/or its Subsidiaries in respect of intercompany indebtedness permitted under the foregoing clause (f), (i) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business consistent with past practice, (j) Indebtedness incurred in the ordinary course of business in respect of credit cards or Cash Management Services, but in no event in excess of $100,000 in the aggregate outstanding at any time; (k) Indebtedness comprising Investments permitted under Section 7(a)(viii), (l) unsecured Indebtedness incurred in respect of netting services, overdraft protection and other like services, in each case, incurred in the ordinary course of business, but in no event in excess of $100,000 in the aggregate outstanding at any time, (m) Indebtedness consisting of ELOCs, if any, (n) other Indebtedness existing on the date of the Securities Purchase Agreement and listed on Schedule 3 hereto, and (o) additional Indebtedness in an aggregate amount outstanding at any one time not to exceed $500,000.

“Permitted Licenses” means: (a) intercompany licenses, sublicenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, in each case, solely among the Company and its Qualified Subsidiaries, (b) licenses, sublicenses and grants of rights in effect on the date of the Securities Purchase Agreement and described on Schedule 2 hereto, (c) licenses, sublicenses, or grants of rights entered into in the ordinary course of business consistent with past practice or which would not be reasonably likely to have a Material Adverse Effect on the use or value of the Intellectual Property Rights; provided, that with respect to any exclusive license it shall not be exclusive with respect to any territory in North America without the prior written consent of the Required Holders and cannot result in a transfer of title to the underlying intellectual property, and (d) other licenses, sublicenses, or grants of rights to which the Required Holders shall have consented to in writing in their sole discretion.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) (i) Liens incurred in connection with Permitted Indebtedness under clause (a) of the definition thereof, (ii) Liens incurred in connection with Permitted Indebtedness under clause (b) of the definition thereof, provided that such Liens are only secured by the “Collateral” as defined in the AR Credit Agreement as set forth therein on the Closing Date (for the avoidance of doubt, irrespective of any amendments or modifications thereto following the Closing Date) and (iii) Liens incurred in connection with Permitted Indebtedness under clause (c) of the definition thereof, provided that such Liens are only secured by the proceeds of advances under the ELOCs or the ATM Sales Agreement; (d) Liens incurred in connection with Permitted Indebtedness under clause (d) of the definition thereof, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased, (e) easements, rights of way, restrictions, minor defects or irregularities in title, in each case, not interfering in any material respect with the ordinary conduct of the Company’s business and which do not materially detract from the value from the asset or property in question, (f) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or lease agreement, (g) licenses, sublicenses, leases or subleases of real property or intellectual property granted by the Company (as lessor or licensor) to third persons in the ordinary course of business and, in the case of intellectual property, that are otherwise permitted by this Note and the other Transaction Documents, (h) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institution and subsequently unpaid and fees and expenses that are charged to the Company by such financial institutions in the normal course of business of the maintenance and operation of such accounts, (i) Liens on insurance policies and the proceeds thereof incurred in connection with Permitted Indebtedness under clause (g) thereof, (j) Liens existing on the date hereof and Liens securing Refinancing Indebtedness in respect thereof, (k) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves and which in the aggregate do not exceed $100,000 in the aggregate outstanding at any time, (l) Liens constituting Permitted Licenses, (m) rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Note and filed as a precautionary filing, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease, (n) Liens on amounts deposited to secure the Company’s and its Subsidiaries’ obligations

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in connection with worker’s compensation or other unemployment insurance, (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness, (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, and (q) additional Liens the aggregate amount of obligations and/or contingent obligations secured thereby does not exceed $500,000.

“PIK Interest” has the meaning set forth in Section 2(a).

“Prepayment Amount” has the meaning set forth in Section 2(f)(i).

“Prepayment Date” has the meaning set forth in Section 2(f)(i).

“Prepayment Notice” has the meaning set forth in Section 2(f)(i).

“Prepayment Notice Date” has the meaning set forth in Section 2(f)(i).

“Prepayment Period” has the meaning set forth in Section 2(f)(i).

“Principal Market” means the Nasdaq Capital Market or such other Trading Market which may be the principal Trading Market for the Common Stock from time to time.

“Qualified Subsidiary” means any Subsidiary that has executed and delivered the Subsidiary Guaranty to the Holder and in which the Agent (for the benefit of the Secured Parties) has a perfected, first priority Lien (other than with respect to assets subject to Permitted Liens under clause (c)(ii) and (c)(iii) thereof, in which, in each case, Agent (for the benefit of the Secured Parties) shall have a perfected, second priority Lien) in substantially all of the assets and property of such Subsidiary.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (b) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or would reasonably be expected to be materially adverse to the interests of the Holder, (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to this Note, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Holder as those that were applicable to the refinanced, renewed, or extended Indebtedness, (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of this Note other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, (e) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and (f) if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less

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collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to the Holder and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Securities Purchase Agreement, among the Company and the original Holder, in the form of Exhibit B attached to the Securities Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by the Holder as provided for in the Registration Rights Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Holders” means the holders of this Note and the Additional Notes then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of this Note and the Additional Notes then outstanding on any date of determination; provided, that to the extent any amendment or other modification to this Note and the Additional Notes would (a) extend the date of maturity of such notes or of any payment thereunder, (b) decrease the interest rate (it being acknowledged and agreed that any application or failure to apply the Default Rate shall be excluded from this clause (b)), (c) release or subordinate (other than as permitted by this Note and the Additional Notes) the security interests granted on any material portion of the Collateral securing the Obligations or (d) release the Company or any Subsidiary from its Obligations under this Note and/or the Additional Notes or any other Transaction Document, then such amendment, consent, waiver or other modification shall, in addition to the Required Holders without giving effect to this proviso, also require the consent or approval of the applicable holder of the Note or the Additional Notes directly affected thereby.

“Rolled Expense Amount” means a portion of the Outstanding Principal Amount that is equal to (i) the Initial Rolled Expense Amount (as defined in the Securities Purchase Agreement, which, for the avoidance of doubt is $1,000,000) minus the aggregate amount of fees, costs and expenses paid to or on behalf of the Board Observer pursuant to the second sentence of Section 5(d). For the avoidance of doubt, the Original Principal Amount as defined and set forth above is inclusive of the Rolled Expense Amount.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of September 21, 2023, among, inter alios, the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

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“Security Agreement” has the meaning set forth in Section 9(j).

“Senior DIP Facility” has the meaning set forth in the Securities Purchase Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Subordinated Debt” has the meaning set forth in clause (e) of the definition of Permitted Indebtedness.

“Term SOFR” means Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Required Holders in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Voluntary Prepayment” has the meaning set forth in Section 2(f)(i).

“Warrant Shares” mean the shares of Common Stock issuable upon exercise of the Warrants.

“YA ELOC” has the meaning set forth in clause (a) of the definition of ELOCs.

“Yorkville Debentures” means the Convertible Debentures issued to YA II PN, Ltd. or its affiliates (collectively, “Yorkville”) pursuant to that certain Securities Purchase Agreement, dated March 21, 2023, between the Company and the investors listed on Schedule I thereto.

“Yorkville Indebtedness” means the aggregate Indebtedness incurred by the Company owing to Yorkville pursuant to (i) the Yorkville Debentures outstanding on the Closing Date and (ii) any Indebtedness incurred by the Company owing to Yorkville and which may be secured by the proceeds of the YA ELOCs or ATM Program or unsecured.

Section 2. Payments.

(a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate then Outstanding Principal Amount at the Applicable Rate, which such interest shall be payable monthly (i) in kind in arrears on the last Business Day of each calendar month, beginning on the first such date after the Original Issue Date (each such date, an “Interest Payment Date”), by capitalizing such interest and adding it to the Outstanding Principal Amount on such Interest Payment Date (such amount of interest capitalized and paid-in-kind, “PIK Interest”) and (ii) in cash on the Maturity Date. On each Interest Payment Date, the Outstanding Principal Amount shall without further action by any party hereto be deemed to be increased by the aggregate amount of PIK Interest due on such Interest Payment Date and added to the Note in accordance with the immediately preceding sentence, whereupon such amount of PIK Interest shall be treated as outstanding principal for all purposes of this Note and shall accrue interest in accordance with the preceding sentence.

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(b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered in the Note Register.

(c) Conforming Changes; Benchmark Replacement.

(i) In connection with the use or administration of Term SOFR, the Required Holders will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Required Holders will promptly notify the Company of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(ii) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.

(iii) In connection with the implementation of a Benchmark Replacement, the Required Holders will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Company.

(iv) The Required Holders will promptly notify the Company and all Note Holders of (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Required Holders pursuant to this Section 2(c)(iv) including any determination with respect to a tenor, rate or adjustment

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or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2(c).

(v) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Holders in their permitted discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Required Holders may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Required Holders may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. The Required Holders will promptly notify the Company and the other Note Holders of the effectiveness of any modifications pursuant to this clause (v).

(d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the election of the Required Holders, the Outstanding Principal Amount and all other amounts outstanding (whether or not past due) shall accrue at an interest rate equal to the lesser of (x) the Benchmark plus fifteen percent (15%) or (y) the maximum rate permitted under applicable law (the “Default Rate”), which interest shall be payable on each Interest Payment Date and on the Maturity Date in accordance with Section 2(a). Upon the election of the Required Holders pursuant to the preceding sentence, the Company shall pay the Default Rate on the Obligations hereunder retroactive to the date that such Event of Default occurred.

(e) Principal Payments. The principal amount of the Note shall be paid in installments on the dates and in the respective amounts shown below (as such amounts shall be reduced from time to time as a result of mandatory prepayments or Voluntary Prepayments required or permitted hereunder in accordance with Section 2(h)):

Date of Payment (if not a Business Day, to be the first Business Day following the date listed below):	Amount of Loan Payment
December 21, 2023	$5,000,000
March 21, 2024	$15,000,000
June 21, 2024	$20,000,000
September 21, 2024	$20,000,000
December 21, 2024	$20,000,000
Maturity Date	the entire remaining principal balance of the Note

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The final scheduled principal installment of the Note shall, in any event, be in an amount equal to the entire remaining Outstanding Principal Amount including, for the avoidance of doubt, all PIK Interest that has been capitalized pursuant to and in accordance with Section 2(a) prior to the Maturity Date.

(f) Voluntarily Prepayments.

(i) Voluntary Prepayments. Subject to the provisions of this Section 2(f), upon two (2) Business Days’ prior written notice (a “Prepayment Notice” and the date such notice is deemed delivered hereunder, the “Prepayment Notice Date”) to the Holder (which notice may be conditioned upon a transaction (including a refinancing) to be closed or consummated in connection with such repayment), the Company may, at any time and from time to time, voluntarily prepay the Note in whole or in part (such prepayment pursuant to this Section 2(f), a “Voluntary Prepayment”); provided, that (i) any such Voluntary Prepayment of the Note shall be in a principal amount of not less than $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount of the Note then outstanding), (ii) any Voluntary Prepayment of the Note shall be accompanied by the applicable premium required by Section 2(f)(ii) and (iii) in connection with any Voluntary Prepayment, the Equity Conditions are satisfied during the period between the Prepayment Notice Date and the Prepayment Date (such two (2) Trading Day period, “Prepayment Period”) (unless waived by the Required Holders in writing in their sole discretion). Each Prepayment Notice shall specify the subsection of this Note pursuant to which such prepayment is being made and the date (such date, the “Prepayment Date”) and amount of such Voluntary Prepayment. Any Voluntary Prepayment of the Note shall be accompanied by any additional amounts required pursuant to Section 2(f)(ii) (collectively, the “Prepayment Amount”). If a Prepayment Notice is given (and not revoked in accordance with this Section 2(f)(i)), the Company shall make such prepayment and the Prepayment Amount shall be due and payable in cash on the Prepayment Date specified therein. The Company will, concurrently with the delivery of a Prepayment Notice to the Holder which contemplates prepayment in full, publicly announce its intention to prepay this Note in full by means of a press release and filing of a Current Report on Form 8-K with the Commission. Notwithstanding anything herein contained to the contrary, if (1) any portion of the Prepayment Amount remains unpaid after the Prepayment Date or (2) the Equity Conditions are not satisfied during the Prepayment Period, then, in each case, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such prepayment, ab initio.

(ii) Prepayment Premium. In the event the Note is voluntarily prepaid on or prior to the one year anniversary of the Original Issue Date, the Company shall pay to the Holder a prepayment premium equal to the Make-Whole Amount. For the avoidance of doubt, any prepayments of this Note other than a mandatory prepayment pursuant to Section 2(g) shall be a Voluntary Prepayment and subject to the requirement and prepayment premium set forth in this Section 2(f)(ii).

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(g) Mandatory Prepayments.

(i) Cash Sweep Financing. Commencing on the Mandatory Prepayment Trigger Date, on the date of receipt by the Company (or any of its Affiliates) of proceeds of any Cash Sweep Financing, the Company shall prepay the Note in an aggregate amount equal to the Holder Cash Sweep Amount; provided that, concurrently with the completion of any Cash Sweep Financing, the Company shall certify to the Holder in writing (1) the amount of the applicable Cash Sweep Financing and (2) the calculation of the potential Holder Cash Sweep Amount with respect to such Cash Sweep Financing (including a certification that such Holder Cash Sweep Amount was calculated in accordance with the terms hereof) (such certification a “Cash Sweep Certification”); provided further, that, unless consented to by the Required Holders in writing, in the event that the extent of such Cash Sweep Financing and Holder Cash Sweep Amount is such that the information required in the Cash Sweep Certification would constitute material non-public information regarding the Company, then the Company shall also concurrently publicly disclose such material non-public information on a Current Report on Form 8-K or otherwise. The Company shall use commercially reasonable efforts to cause the underwriter or placement agent (if any) for such Cash Sweep Financing to cause the payment set forth in the preceding sentence to be expressly set forth as a separate line item in the funds flow memorandum for such Cash Sweep Financing. The Holder Cash Sweep Amount shall be paid directly to an account of the Holder by the applicable third party lender or investor of such Cash Sweep Financing (such person, the “Cash Sweep Financing Source”); provided that, if such Cash Sweep Financing Source cannot or will not pay the Holder directly, the Holder Cash Sweep Amount shall instead be deposited by the Cash Sweep Financing Source into the Blocked Account.

(ii) ELOC Financing. Commencing on the Mandatory Prepayment Trigger Date, on the date of any advance made to the Company (or any of its Affiliates) under the YA ELOC or the B. Riley ELOC, the Company shall prepay the Note in an aggregate amount equal to the Holder ELOC Sweep Amount; provided, that concurrently with the completion of any advance under the YA ELOC or the B. Riley ELOC, the Company shall certify to the Holder in writing (1) the amount of the applicable advance and (2) the calculation of the potential Holder ELOC Sweep Amount with respect to such advance (including certification that such advance amount was calculated in accordance with the terms hereof) . The Holder ELOC Sweep Amount shall be paid directly to an account of the Holder by the applicable ELOC facility counterparty; provided that, if such ELOC facility counterparty cannot or will not pay the Holder directly, the Holder ELOC Sweep Amount shall instead be deposited by the ELOC facility counterparty into the Blocked Account.

(h) Application of Prepayments. So long as no Event of Default has occurred and is continuing, any Voluntary Prepayment of the Note pursuant to Section 2(f) or mandatory prepayment of the Note pursuant to Section 2(g) shall be applied to the Outstanding Principal Amount of the Note until paid in full in cash, in each case, to be applied to the remaining scheduled principal payments under Section 2(e) on a dollar-for-dollar basis, in direct order of maturity. At any time that an Event of Default has occurred

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and is continuing, all payments shall be applied pursuant to Section 2(i)(iv). Nothing contained herein shall modify the provisions of Section 2(f)(ii) or Section 2(i)(ii) regarding the requirement that all prepayments be accompanied by accrued fees on the principal amount being prepaid to the date of such prepayment and the Make-Whole Amount, if any, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

(i) General Provisions Regarding Payments.

(i) All payments by Company of principal, cash interest, fees and other Obligations hereunder shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Holder, not later than 2:00 p.m. (New York City time) to an account designated in writing by the Holder; funds received by the Holder after that time on such due date may, in the Holder’s discretion, be deemed to have been paid by the Company on the next Business Day.

(ii) All payments in respect of the principal amount of the Note shall be accompanied by any Make-Whole Amount in the case of any Voluntary Prepayment, and all fees (if any) and other amounts payable with respect to the principal amount being repaid or prepaid.

(iii) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(iv) At any time an Event of Default has occurred and is continuing, or this Note shall have been accelerated pursuant to Section 8(b), all payments or proceeds received by the Holder hereunder or under any Transaction Document in respect of any of the Obligations, including, but not limited to all proceeds received by the Holder in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part, subject to the provisions of this Agreement and the eCapital Subordination Agreement, as follows:

first, to pay any fees, costs, expenses of the Agent then due and payable by the Company until paid in full;

second, to pay any fees (other than any Make-Whole Amount) and indemnities then due and payable to the Holder until paid in full;

third, to pay interest then due and payable to the Holder until paid in full;

fourth, to pay principal then due and payable to the Holder until paid in full;

fifth, to pay any Make-Whole Amount then due and payable to the Holder until paid in full;

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sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law as directed by a court of competent jurisdiction.

(v) In the event of a direct conflict between the priority provisions of clause (iv) above and other provisions contained in this Note or any Transaction Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of clause (iv) above shall control and govern.

(vi) The records of the Holder shall be prima facie evidence of the debt evidenced hereby, any accrued interest hereon and all principal and interest payments made in respect hereof; provided, that no failure of the Holder to record, or to timely record, any transaction shall in any way affect or impair any liability or other obligation of the Company to the Holder.

(j) Withholding. For the avoidance of doubt and without limitation and anything to the contrary contained in this Note or any other Transaction Document nothwithstanding, the Company may withhold from any amounts payable hereunder amounts with respect to taxes (if, in the Company’s judgment, any such amounts are required to be withheld) with respect to any such payments made hereunder and the Company will not be required to gross up or otherwise indemnify any Holder with respect to any such taxes (or any other taxes, including, without limitation, any stamp, registration taxes or any income taxes) and Holder shall indemnify the Company with respect to any such taxes to the extent not so withheld.

Section 3. Registration of Transfers and Exchanges.

(a) Assignment. The Note may be transferred, exchanged or assigned, in whole or in part, without the prior written consent of the Company to one or more Eligible Assignees subject to the following requirements: (i) any transfers in part shall be made in minimum denominations of $500,000 and higher integral multiples of $100,000 thereof, (ii) the Holder shall provide the Company with a copy of a duly executed and completed assignment agreement, (iii) such Eligible Assignee shall deliver either (A) a duly completed and validly executed IRS Form W-9 or (B) a duly completed and validly executed applicable IRS Form W-8, (iv) upon its receipt of a duly executed and completed assignment agreement, the Company shall record the information contained in such assignment agreement in the Note Register, and (v) prior to the consummation of any such assignment, the Holder shall provide the Company with not less than two (2) Business Days prior written notice of such assignment, which such notice shall set forth the proposed date of such assignment, the amount to be assigned, and the identity of the proposed assignee; provided that neither the Company, its Subsidiaries nor any of their respective directors, officers, employees, agents or representatives shall contact any such proposed

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assignee (except in connection with a preexisting business relationship, in the ordinary course of business and unrelated to the proposed assignment) without the prior written consent of Oramed prior to the closing of the proposed assignment. The Note Register shall be maintained in accordance with Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version) such that the Note is in “registered form” including for purposes of Section 163(f), Section 871 and Section 881 of the Code. In the event that less than all of the Note is transferred, exchanged or assigned in accordance with the preceding sentence, the Company shall enter into, issue and deliver, at the direction of the Holder, an Additional Note to the assignee representing the right to receive the pro-rata portion of the Outstanding Principal Amount (and interest thereon) so transferred and assigned. Such Additional Note shall be of like and tenor with this Note, and shall have the same terms, rights and conditions as this Note; provided, the determination of whether the Exit Fee shall be paid pro rata among the Holder and each assignee shall be at the Holder’s discretion. The assignee shall deliver to the Company, any information reasonably requested by the Company in connection with the payment obligations under this Note. No such assignment hereunder shall be made to the Company or any of its Subsidiaries, any of the Company’s Affiliates or Subsidiaries or to a natural Person.

(b) Pari Passu Note; Pro Rata Sharing. This Note ranks equally and ratably without priority over any Additional Note. Subject to the antepenultimate sentence of Section 3(a) above, the Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all respects to the Additional Notes. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to any Additional Note in an amount which bears the same ratio to the then Outstanding Principal Amount on the Additional Notes as the payment made hereon bears to the then Outstanding Principal Amount under this Note. In the event that the Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of this Note and the Additional Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the Additional Notes and shall pay such amounts held in trust to the holder of the Additional Notes upon demand by such holder. Nothing contained herein shall be interpreted or construed to limit the obligation of the Company, which is absolute, to make payment in full of all amounts due under each of this Note and the Additional Notes.

(c) Reliance on Note Register. The Company shall maintain a record of the names and addresses of the Holder(s), and principal amounts owing to, each Holder pursuant to the terms hereof from time to time (the “Note Register”). The Note Register shall be available for inspection by the Company, the Agent and the Holder, at any reasonable time and from time to time upon reasonable prior notice. The Company hereby agrees, that upon any assignment of any of the Obligations owing by it, and in accordance with the terms hereunder, to issue an Additional Note to the assignee of such interests, and the assigning Holder shall return or provide for exchange, as applicable, its then existing Note. Prior to due presentment for transfer to the Company of this Note, the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and the Company shall not be affected by notice to the contrary.

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(d) This Note has not been registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the relevant buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Note to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (iii) the relevant buyer provides the Company with reasonable assurances in the form of a seller and broker representation letter that is customary for the applicable exemption under the Securities Act or the rules and regulations of the SEC thereunder under which such Note (or applicable portion thereof) is to be sold, assigned or transferred and which letter is reasonably acceptable to the Company that the Note can be sold, assigned or transferred in compliance with such exemption; provided, that a representation letter that is in a form agreed to by the Initial Purchaser and the Company pursuant to Section 4.1(a) of the Securities Purchase Agreement shall automatically be deemed reasonably acceptable to the Company.

Section 4. Exit Fee. If the Outstanding Principal Amount of the Note has not been repaid in full on or prior to March 21, 2024 (the “Exit Fee Trigger Event”), the Company hereby agrees to pay to the Holder an exit fee in an amount equal to $3,056,250.00 (the “Exit Fee”). The Exit Fee shall be fully earned upon the occurrence of the Exit Fee Trigger Event and shall be due and payable on the date on which the Outstanding Principal Amount of the Note is paid in full.

Section 5. Board Observer Rights.

(a) Until all Obligations arising under the Notes have been paid in full in cash, the Company shall, and shall cause each of its Subsidiaries to, (i) allow one (1) representative designated by the Required Holders (who shall initially be Oramed) (the “Board Observer”) to attend and participate (but, for the avoidance of doubt, not vote or constitute a member of the board of directors or of any other Company Board), either telephonically, virtually or in-person (at the Board Observer’s option), in all meetings of the board of directors (or other equivalent governing body) of the Company and any committees and sub-committees thereof and the board of directors (or similar governing body) of each Subsidiary and any committees and sub-committees thereof (collectively, the “Company Boards”), and (ii) give the Board Observer notice of all such meetings, at the same time as furnished to the members of the Company Boards; provided that, for the avoidance of doubt, the Required Holders shall be permitted in their discretion, at any time, (i) to remove and replace a Board Observer, (ii) determine not to exercise their rights to designate a Board Observer pursuant to this Section 5 on a temporary or permanent basis or (iii) direct the Board Observer to refrain from attending all or any meetings of the Company Boards. The initial Board Observer shall be David Silberman.

(b) All documentation, information and other materials delivered or provided to the members of any of the Company Boards (whether at or in advance of a meeting) shall be contemporaneously provided to the Board Observer, including any actions to be taken by written consent of such Company Board or copies of any minutes of any Company

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Board meetings. With respect to any Subsidiary that is manager-managed, general-partner-managed (i.e., limited liability companies or limited partnerships) or otherwise not governed by a Company Board, all written consents thereof shall be promptly (but in any event within 5 Business Days) provided to the Board Observer following execution. The Board Observer shall be subject to customary confidentiality terms and agreements which shall be set forth in a customary board observer confidentiality agreement, it being understood and agreed that all materials provided to the Board Observer in such capacity shall be received on a confidential basis. Without limiting the foregoing, the Board Observer shall have the right to receive such additional information regarding the Company or its Subsidiaries as the Board Observer shall reasonably request, which information shall be provided to the Board Observer as soon as reasonably practicable following such request (but in any event no later than 45 days after such request). The Board Observer shall be entitled to share all of the information it receives pursuant to this Section 5 with the executive officers of the Holder on a confidential basis. The Holder acknowledges and agrees (and the Board Observer shall acknowledge and agree prior to the receipt of any information pursuant to this Section 5) that (i) any information so provided or received through the Board Observer pursuant to this Section 5 may be material non-public information (as defined in and pursuant to applicable law) regarding the Company and (ii) such recipient shall not engage in unlawful trading of the Company’s or Sorrento’s securities when in possession of such material non-public information for so long as it continues to constitute material non-public information in accordance with applicable law.

(c) Notwithstanding the foregoing, the Board Observer may be excluded from attending any portion of a Company Board meeting, and certain materials that would otherwise be required to be furnished to the Board Observer under this Section 5, may be withheld from distribution or redacted solely to the extent: (i) such attendance or distribution would directly jeopardize the Company’s or any of its Subsidiaries’ ability to assert attorney-client privilege with its counsel with respect to the specific matters discussed or disclosed or (ii) the matters discussed or disclosed relate to a matter involving a direct conflict of interest with the Board Observer, the Holder or their respective Affiliates (including matters directly relating to the Note and the other Transaction Documents, the Holder or their respective affiliates), in each case, as reasonably determined in good faith by the applicable Company Board; provided that, prior to such exclusion or withholding, the Company Board shall inform the Board Observer of the basis for such exclusion or withholding and if the Board Observer objects to any proposed exclusion under clause (i) or (ii) above, the Company or its Subsidiary, as applicable, shall at the Board Observer’s written direction be required to obtain a recommendation in writing by outside counsel to the Company that such exclusion or withholding from the Board Observer is necessary to preserve attorney-client privilege or avoid a direct conflict of interest.

(d) For so long as the Holder is entitled to the Board Observer under Section 5(a), the Company shall (i) reimburse the reasonable and documented out-of-pocket expenses incurred by the Board Observer prior to the Maturity Date to the extent that such expenses would be reimbursed for any director (independent or otherwise) of the Company, with such reimbursement obligation capped at $10,000 per year (and such

29

$10,000/year cap being pro-rated for any partial year) (the “Board Observer Expense Cap”), and (ii) pay to the Board Observer a fee equivalent to the fees paid to independent directors of the Company for a period ending on the Maturity Date; provided that such fees shall be capped at $80,000 per year (the “Board Observer Fee Cap”), with such Board Observer Fee Cap being pro-rated for any partial year. For purposes of the Board Observer Expense Cap and the Board Observer Fee Cap, a “year” shall mean the 12-month period commencing on the Original Issue Date (and not, for the avoidance of doubt, a calendar year). Notwithstanding the foregoing, if any time, any independent director of the Company Board receives expense reimbursement that is greater than the Board Observer Expense Cap and/or an annual fee is paid to any independent director of the Company that is greater than the Board Observer Fee Cap as set forth in the first sentence of this Section 5(d), then the Company shall provide written notice to the Holder and the Board Observer of such increase and the Board Observer Expense Cap and Board Observer Fee Cap shall, upon request of the Board Observer or the Holder, be increased to be equal to such greater amounts; provided that, any amounts paid by the Company to or on behalf of the Board Observer during the period commencing on the Original Issue Date and ending on the Maturity Date in respect of any expenses or fees that exceed $135,000 in the aggregate shall be offset against and reduce (but not less than $0) on a dollar-for-dollar basis the Rolled Expense Amount (and therefore, reduce the Outstanding Principal Amount as if payments were made directly in respect thereof, without the requirement of the application of the Make-Whole Amount); provided further that, the Company shall not pay and shall not be obligated to pay any amounts pursuant to this sentence that are in excess of the then-remaining Rolled Expense Amount (or, if less, the Outstanding Principal Amount).

Section 6. Information Rights. The Company shall furnish to the Holder at all times any portion of this Note remains outstanding: (a) the Company’s annual financial statements within 120 calendar days following the end of the fiscal year to which such financial statement relates, (b) quarterly financial statements within 45 calendar days following the end of the quarter to which such financial statements relates, (c) annual budgets within 60 calendar days after the beginning of the fiscal year for which such annual budget is to apply, and (d) Monthly Reports upon the earlier of (i) 45 days following the end of the month to which such Monthly Report relates and (ii) the date that such Monthly Reports become available to the applicable Company Board or the management of the Company or its Subsidiaries; provided, that the obligations under the foregoing clauses (a) and (b) may be satisfied by furnishing a copy of the Company’s Annual Report on form 10-K or Quarterly Report on Form 10-Q within the applicable timeframe; provided, further, that the Company shall not be required to furnish any document to the extent such document is available on EDGAR. The Holder acknowledges and agrees that (x) any information so provided or received pursuant to this Section 6 may be material non-public information (as defined in and pursuant to applicable law) regarding the Company and (y) the Holder shall not engage in unlawful trading of the Company’s or Sorrento’s securities when in possession of such material non-public information for so long as it continues to constitute material non-public information in accordance with applicable law. Notwithstanding anything to the contrary herein, the Holder shall be permitted at any time to deliver written notice to the Company waiving on a temporary or permanent basis all or any portion of its rights pursuant to this Section 6 (and the Company shall refrain from delivering to the Holder any information so waived for so long as such waiver remains in effect).

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Section 7. Covenants.

(a) Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of the Subsidiaries, without prior written consent of the Required Holders, to, directly or indirectly:

(i) other than Permitted Indebtedness enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii) amend its charter or other governance documents, including, without limitation, its certificate of incorporation and bylaws (or equivalent organizational documents) in any manner that adversely affects any rights of the Holder, whether under this Note, the Warrants or any other Transaction Documents; provided, that any amendments to the charter or other governance documents of the Company to increase the number of authorized shares of the Company shall be deemed not to adversely affect any rights of the Holder;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (1) the Warrant Shares as permitted or required under the Warrants, (2) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note, (3) the Sorrento Repurchase, (4) the cashless exercise of options and warrants, or (5) to the extent constituting transactions restricted under this clause (iv), upon the vesting of Capital Stock pursuant to the terms of any agreement with employees, consultants or directors or pursuant to the terms of the Company’s equity compensation plans or agreements, the Company may (x) repurchase a portion of such Capital Stock (through any “net” settling of any Capital Stock or through a tax withholding feature of any Capital Stock) to the extent such repurchased Capital Stock represent the exercise price of options or warrants or the amount of withholding taxes due upon such exercise or vesting and (y) make tax withholding payments on behalf of such employees, consultants or directors in connection therewith;

(v) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (1) this Note, (2) the AR Facility, (3) the Acceptable Indebtedness and (4) regularly scheduled principal and interest payments of Permitted Indebtedness (except that with respect to Subordinated Debt only interest payments shall be permitted); provided that, in any case, such payments of Subordinated Debt shall not be permitted if, at such time, or after giving effect to such payment, any Default or Event of Default exists or would occur;

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(vi) pay or declare cash dividends or distributions on any Capital Stock of the Company;

(vii) assign, sell, transfer, license, lease or otherwise dispose of any its assets (including, without limitation, any disposition to any Subsidiary that is not a Qualified Subsidiary) other than (1) sales of inventory in the ordinary course of business, (2) other dispositions not to exceed $500,000 in the aggregate during any twelve (12) month period, (3) mergers, consolidations, sales, transfers, conveyances, leases or assignments of or by any wholly-owned Subsidiary into the Company or into any domestic wholly-owned Qualified Subsidiary of the Company, (4) any purchase or other acquisition by the Company or any domestic wholly-owned Qualified Subsidiary of the assets or Capital Stock of any wholly-owned Subsidiary, (5) dispositions of excess equipment, and obsolete or worn-out equipment or equipment that is no longer used or useful to the business, in the ordinary course of business, (6) Permitted Licenses, and (7) any Subsidiary of the Company may issue Capital Stock to the Company or any direct or indirect Qualified Subsidiary;

(viii) make or hold any Investments other than: (1) Investments existing on the date of the Securities Purchase Agreement and that are disclosed in the Perfection Certificate (provided, for clarity, that neither the Company nor any Subsidiary shall increase the size of its Investment in any such Investment existing on the date of the Securities Purchase Agreement other than in accordance with this Note and the other Transaction Documents) and, for the avoidance of doubt, Investments arising as a result of the consummation of the Sorrento Repurchase, (2) Investments in cash and cash equivalents, (3) Investments in Qualified Subsidiaries, (4) other Investments that do not exceed $500,000 in the aggregate during any 12-month period, (5) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business consistent with past practice, (6) advances made in connection with purchases of goods or services in the ordinary course of business, (7) intercompany loans that are Permitted Indebtedness, (8) equity interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Subsidiaries (in bankruptcy of customers or suppliers) or as security for any such Indebtedness or claims, (9) Investments in the form of capital contributions and the acquisition of equity interests made by the Company or any Qualified Subsidiary in the Company or any Qualified Subsidiary, (10) Investments consisting of non-cash consideration received in connection with dispositions permitted hereunder, so long as the non-cash consideration received in connection with any such disposition does not exceed 5% of the total consideration received in connection with such disposition, (11) Permitted Licenses, and (12) deposits of cash made in the ordinary course of business to secure performance or operating leases, which deposits are existing on the date of the Securities Purchase Agreement, provided the amount of such deposits are not increased;

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(ix) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval), other than the Sorrento Repurchase; or

(x) settle or otherwise compromise any actions, suits, litigations or proceedings or demands, which are pending or threatened by or against the Company or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, one hundred thousand dollars ($100,000) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.

(b) Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall, and shall cause each of its Subsidiaries to (and, for such purpose, the references to “the Company” in each of the following clauses, other than (viii), (ix) and (x), shall be deemed instead to refer mutatis mutandis to the applicable Subsidiary of the Company), unless the Required Holders shall have otherwise previously waived in writing the application thereof:

(i) preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties and where failure to so preserve, maintain or qualify could reasonably be expected to have a Material Adverse Effect;

(ii) provide to the Agent and the Holder, promptly upon becoming aware thereof (and in any event within three (3) days after the occurrence thereof), a notice of each Event of Default known to an executive officer of the Company, together with a statement of such executive officer setting forth the details of such Event of Default and the actions which the Company has taken and proposes to take with respect thereto;

(iii) (1) pay and discharge as the same shall become due and payable: (x) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, as applicable; (y) all material lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, as applicable; and (z) all material Indebtedness, as and when due and payable, but subject to the terms of this Note; and (2) timely file all material tax returns required to be filed (subject to any valid extension);

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(iv) (1) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (2) make all necessary repairs thereto and renewals and replacements thereof;

(v) comply in all respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(vi) as soon as practicable and in any event no later than 30 days following the Original Issue Date, enter into Account Control Agreements and 2nd Lien Account Control Agreements, in each case in form and substance reasonably acceptable to Holder, for each depositary, operating and securities account in the name of the Company or any Subsidiary, as applicable, other than Excluded Accounts; provided that, to the extent new deposit accounts must be established to allow for the implementation of any such Account Control Agreement in respect of any such accounts that are not Excluded Accounts, the Company shall, as soon as reasonably practicable and in any event no later than fourteen (14) days following the Original Issue Date, establish or cause its Subsidiaries to establish such new accounts at each applicable bank or financial institution;

(vii) maintain (1) insurance with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against, by persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries; and (2) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business;

(viii) after such time as the Company becomes eligible to use Form S-3, the Company shall use best efforts to cause the Company to remain eligible to use Form S-3 for a delayed or continuous offering pursuant to Rule 415(a)(1)(x) promulgated under the Securities Act;

(ix) on or about November 12, 2023 (and in any event not later than November 21, 2023), the Company may (but shall not be required to) file a shelf registration statement for a delayed or continuous offering pursuant to Rule 415(a)(1)(x) promulgated under the Securities Act (the “ATM Shelf”) and simultaneously enter an at-the-market sales agreement (the “ATM Sales Agreement”) with a placement agent acceptable to the Holder, in its sole and absolute discretion (provided that, the Holder hereby acknowledges and agrees that B. Riley Securities shall be an acceptable placement agent), for the issuance and sale of at least $172,500,000 of Common Stock, from time to time, at prevailing market prices (the “ATM Program”). Following the date that the ATM Shelf is declared effective by the Commission, and so long as the ATM Program is effective and the Company is able to make sales thereunder, the Company may (but shall not be required to) terminate the B. Riley ELOC. The Company shall ensure that it is eligible to make sales and issuances under the ATM Program immediately upon termination of the B.

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Riley ELOC and at all times thereafter. In addition, the Company will not take any action, or fail to take any action, that would result in the B. Riley ELOC, or at the ATM Program following the termination of the B. Riley ELOC, being terminated or otherwise result in the Company being suspended from using or limit the use of the same;

(x) the Company and its Subsidiaries on a consolidated basis shall have, at all times (i) from the Original Issue Date until and through the 60th day thereafter, $1,000,000 of Liquidity, (ii) from the 61st day after the Original Issue Date until the 180th day thereafter, $3,000,000 of Liquidity and (iii) following the 180th day from the Original Issue Date and at all times thereafter, $5,000,000 of Liquidity;

(xi) within two (2) Business Days of receipt thereof, the Company shall provide a copy of any written notice received by the Company and/or any applicable Subsidiary from a Licensor under any Material License Agreement of any breach or default of any covenant, obligation or agreement set forth in such Material License Agreement by the Company and/or any applicable Subsidiary; and

(xii) within four (4) Business Days of receipt thereof, the Company shall provide a copy of any written notice received by the Company and/or any applicable Subsidiary from a Licensor under any Non-Material License Agreement of any breach or default of any covenant, obligation or agreement set forth in such Non-Material License Agreement by the Company and/or any applicable Subsidiary.

(c) Blocked Account. Subject to Section 7(b)(vi), the Company shall at all times while this Note is outstanding maintain a segregate deposit account for the purposes of receiving deposits of amounts required to be prepaid pursuant to Section 2(g), subject to an Account Control Agreement in form and substance reasonably acceptable to the Agent, which shall (i) provide that the Company shall have no access to such account, (ii) grant the Agent control within the meaning of Section 9-104 of the UCC as of the date of execution thereof, (iii) have an authorized signatory who is designated by Agent (to the extent permitted by the depositary institution maintaining such account) and (iv) authorize the Agent to instruct the third-party bank to immediately transfer all funds that are available on deposit in such account into a deposit account designated by the Agent (at the direction of the Required Holders) from time to time(the “Blocked Account”); provided that, the Agent (at the direction of the Required Holders) shall instruct such third-party bank to transfer all funds on deposit in such account on a daily basis (on each Business Day), which amounts shall be used to satisfy the mandatory prepayment obligations set forth in Section 2(g), and be applied to reduce the Outstanding Principal Amount in accordance with the terms thereof; provided further, that during the period from the Closing Date until the date that an Account Control Agreement with respect to the Blocked Account is executed, the Company shall manually sweep all funds available (if any) in such account to a deposit account designated by the Agent (at the direction of the Required Holders) on each Business Day.

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(d) Bankruptcy Remote Entity. Prior to the Closing Date, the Company shall have formed a single purpose bankruptcy-remote entity (the “BRE”) that is a direct wholly-owned subsidiary of the SPV (as defined below), such BRE having bylaws or an operating agreement, as applicable, and other organizational documents (the “BRE Organizational Documents”) in form and substance reasonably acceptable to the Required Holders, which BRE Organizational Documents shall contain separateness representations and covenants (it being acknowledged and agreed that SCLX Stock Acquisition JV LLC shall be the BRE, that such entity has been formed as of the Closing Date, and that the BRE Organizational Documents thereof in effect as of the Closing Date, which have been delivered to Oramed, are acceptable to the Required Holders). The BRE shall not, nor shall the Manager of the BRE, the Company or any of its Subsidiaries permit the BRE to, violate at any time any of the separateness representations and covenants in the BRE Organizational Documents or any express consent right of Oramed or the Required Holders set forth in the BRE Organizational Documents.

(e) Passive Holding Company. Prior to the Closing Date, the Company shall have formed a subsidiary (the “SPV”) that is a direct, wholly-owned, single-member, manager managed subsidiary of the Company (as defined below), such SPV having an operating agreement and other organizational documents (the “SPV Organizational Documents”) in form and substance reasonably acceptable to the Required Holders, (it being acknowledged and agreed that SCLX DRE Holdings LLC shall be the SPV, that such entity has been formed as of the Closing Date, and that the SPV Organizational Documents thereof in effect as of the Closing Date, which have been delivered to Oramed, are acceptable to the Required Holders). The SPV shall not conduct any business, operations, or activities other than: (i) holding and owning 100% of the equity interests of the BRE, (ii) maintaining its organizational existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) entering into and performing its obligations under this Note and the other Transaction Documents, (iv) the initial issuance of equity interests of its own (other than Disqualified Stock), (v) participating in tax, accounting and other administrative matters as a member of the consolidated, combined, unitary or similar group that includes the Company, (vi) providing customary indemnification for managers and officers, (vii) filing tax reports and paying taxes and other customary obligations in the ordinary course of business, (viii) preparing annual franchise filing reports to the governmental authority in its jurisdiction of formation or incorporation or such other filings to governmental authorities as may be necessary, (ix) holding manager and/or member meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable requirements of law, and (x) performing any activities directly incidental to the activities described in the foregoing clauses (i) through (ix).

Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages, fees and other amounts owing to the Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Business Days;

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(ii) the Company or any Subsidiary party hereto or thereto shall fail to observe or perform any other covenant or agreement contained in this Note or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Agent or by any Holder to the Company and (B) ten (10) Business Days after the Company or such Subsidiary has become or should have become aware of such failure; provided, however, that any failure to comply with Section 2(g)(i), Section 2(g)(ii), Section 5, Section 7(b)(vi), Section 7(b)(x), Section 7(c), Section 7(d) or Section 7(e) shall be an immediate Event of Default;

(iii) an event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument or if a grace or cure period is not prescribed, within five (5) Business Days) shall occur under any of the Transaction Documents;

(iv) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect (or in all respects to the extent that such representation or warranty is qualified as to materiality or Material Adverse Effect) as of the date when made;

(v) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi) the Company or any Subsidiary shall default on any of its obligations under: (x) the AR Facility, (y) the Acceptable Indebtedness or (z) any other Indebtedness that involves an obligation greater than $1,000,000, whether such Indebtedness now exists or shall hereafter be created and results in the holder of such Indebtedness being entitled to declare such Indebtedness due and payable prior to the date on which it would otherwise become due and payable;

(vii) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within three (3) Trading Days;

(viii) the Company (and all of its Subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix) the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been (A) filed with the Commission by the Filing Date (as defined in the Registration Rights Agreement) or (B) declared effective by the Commission on or prior to the sixtieth (60th) calendar day after the Closing Date or if the

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Company is notified by the Securities and Exchange Commission that the Initial Registration Statement will be reviewed, then, instead of the sixtieth (60th) calendar day after the Closing Date, the date that is ninety (90) days following the Closing Date or (C) the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined in the Registration Rights Agreement);

(x) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than twenty (20) consecutive Trading Days or thirty (30) non-consecutive Trading Days during any twelve (12) month period; provided, however, that in no event shall Holder’s inability to resell Registrable Securities under the immediately preceding clause (b) be an Event of Default if the reason for such inability to resell is primarily the result of such Holder’s possession of material non-public information; provided, further, that the immediately preceding proviso shall not apply if the Holder, together with the other Note Holders, has delivered the MNPI Waiver Notice (as defined in the Securities Purchase Agreement) (or is deemed to have delivered the MNPI Waiver Notice by virtue of such Note Holder’s status as a transferee, successor or assignee of a Note Holder that has executed the MNPI Waiver Notice) and the Company thereafter provides the Holder with material non-public information without the Holder’s written consent and the Holder shall not be permitted to resell Registrable Securities under the Registration Statement for the applicable period under clause (b); provided, that for purposes of the foregoing, the Company providing any material non-public information to any Note Holder Designee in accordance with Section 4.8(d) of the Securities Purchase Agreement shall not be considered providing the Holder with material non-public information;

(xi) the Company shall fail for any reason to deliver Warrant Shares to the Holder prior to the third (3rd) Trading Day after the Share Delivery Date (as defined in the Warrant) or the Company shall provide at any notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for exercise of any Warrants in accordance with the terms thereof;

(xii) any Person shall breach any agreement delivered to the Initial Purchaser pursuant to Section 2.2 of the Securities Purchase Agreement (subject to any grace or cure period provided in the Securities Purchase Agreement or if a grace or cure period is not prescribed, within five (5) Business Days);

(xiii) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(xiv) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

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(xv) any Security Document shall for any reason fail or cease to create a valid Lien on the collateral described therein in favor of the Agent (for the benefit of the Secured Parties), or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the applicable Subsidiary, the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company, any Subsidiary or any governmental authority having jurisdiction over the Company or any such Subsidiary, seeking to establish the invalidity or unenforceability thereof;

(xvi) the occurrence of a Material Adverse Effect which would require the Company to make a public disclosure under applicable securities laws or the rules and regulations of the Nasdaq Stock Market (whether or not the Company is then listed on the Nasdaq Stock Market) within five (5) Business Days after the occurrence thereof;

(xvii) the occurrence of a breach or default by the Company under any Material License Agreement or Material License other than any Anticipated/Known Breach, which results in the applicable Licensor threatening in writing to (a) terminate such Material License Agreement or Material License and such termination would have a Material Adverse Effect or (B) otherwise take an action (including, without limitation, any modification, suspension or revocation of such Material License Agreement or Material License) that would have a Material Adverse Effect, and, in each case, such breach or default (solely to the extent curable under the terms of the Material License Agreement) is not cured within the applicable cure period permitted thereunder (or, if none is specified, within seven (7) Business Days of the date of occurrence of such breach or default) or otherwise waived by such Licensor;

(xviii) the Licensor under any Material License Agreement has (A) terminated such Material License Agreement or Material License for cause on the basis of a breach or default by the Company or Subsidiary party thereto other than any Anticipated/Known Breach and such termination would have a Material Adverse Effect or (B) otherwise taken any action (including, without limitation, any modification, suspension or revocation of such Material License Agreement or Material License) that has resulted in the occurrence of a Material Adverse Effect; or

(xix) the incurrence of an Authorized Share Failure (as defined in the Warrant), which remains uncured for more than 30 consecutive Trading Days.

(b) Remedies Upon Event of Default. If any Event of Default occurs which is not cured or remedied within the time prescribed, the outstanding principal amount of this Note, plus accrued but unpaid interest and liquidated damages owed in respect thereof through the date of acceleration, shall become, at the Holder’s written election, immediately due and payable in cash at the Mandatory Default Amount. During the continuance of any Event of Default (whether or not the Holder accelerates this Note), at the election of the Holder, the interest rate on this Note shall accrue at an interest rate equal to the Default Rate. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby

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waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the hereunder shall be provided at such addresses and in the manner set forth in the Securities Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages, fees and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in any state and federal court of competent jurisdiction located in New York, New York (the “NY Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the NY Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such NY Courts, or such NY Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient

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service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. The Agent and the Holder shall not by any act (except by a written instrument executed and delivered in accordance with Section 9(f) below), delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or other power hereunder or under any other Transaction Document or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or the Holder, any right, remedy or other power shall preclude any other or further exercise thereof or the exercise of any other right, remedy or other power. No single or partial exercise of any right, remedy, or power hereunder or under any other Transaction Document shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power. Any waiver by the Company or the Holder (or Required Holders) of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note on any future occasion. The failure of the Company or the Holder (or Required Holders) to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder (or Required Holders) must be in writing.

(f) Amendments, Waivers and Modifications. Other than (i) the rights set forth in Section 5 and, unless otherwise approved by Oramed, the right to receive the Exit Fee, which rights may only be waived or amended exclusively by Oramed in writing or (ii) as otherwise expressly set forth in the Transaction Documents to the contrary, this Note shall not be amended or modified, and no provisions hereof or thereof may be waived, without the prior written consent of the Company and the Required Holders; provided that, only the written consent of the Company and, for so long as it holds all or any portion of this Note, Oramed shall be required to approve any amendments or modifications as are required for administrative or clarification purposes in connection with the transfer and assignment of less than all of this Note.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever

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claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Agent and the Holder may exercise any or all such rights, remedies and powers at any time(s) in any order which the Agent and the Holder chooses in its sole discretion. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Secured Obligation. The Obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of September 21, 2023, by and among the Company, all Subsidiaries of the Company and the Secured Parties (the “Security Agreement”).

(k) Binding Nature; Successors and Assigns. This Note shall bind the Company, its Subsidiaries and their successors and assigns and shall inure to the benefit of the Agent, the Holder and their successors and permitted assigns. The Company may not assign any of its rights, or delegate any of its obligations, under this Note or any other Transaction Document without the prior written consent of the Agent, the Holder and the holders of all Additional Notes, and any such purported assignment by the Company without the written consent of the Agent, the Holder and the holders of the Additional Notes shall be void and of no effect.

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Section 10. Non-Public Information.

(a) The Holder acknowledges and agrees that the rights and obligations of the parties under this Note may result in the Company providing material non-public information to the Board Observer and/or the Note Holders.

(b) At any time following the Closing Date, the Required Holders may, collectively (but not individually) (collectively, the “NPI Waiving Persons”), deliver a written notice to the Company stating that each such NPI Waiving Person (on behalf of itself and any future transferees, successors or assigns) waives all rights pursuant to this Note and the other Transaction Documents that would, or would reasonably be expected to, result in the NPI Waiving Persons receiving material non-public information from the Company (such notice, the “MNPI Waiver Notice”), which notice shall identify the Note Holder Designee(s) and the contact information therefor. For the avoidance of doubt, any MNPI Waiver Notice shall apply to all Note Holders. Notwithstanding the foregoing, each Note Holder may at any time, by delivering written notice to the Company, permanently waive as to itself the right to receive any of the materials delivered under Section 6 of this Note, and following receipt of such notice, the Company shall refrain from delivering such materials to such Note Holder.

(c) Prior to delivery of the MNPI Waiver Notice, the NPI Waiving Persons shall have established a “tree” system by designating one or more representatives, who shall be named in the MNPI Waiver Notice (each a “Note Holder Designee” and together the “Note Holder Designees”), whereby a separate working group or “tree” with an ethical wall will be formed and dedicated to the NPI Waiving Persons in connection with receiving, reviewing and considering material non-public information that would otherwise be delivered by the Company to the NPI Waiving Persons in connection with the Company’s compliance with its obligations under the Transaction Documents and such Note Holder Designee shall have full power and authority to act on behalf of NPI Waiving Persons with respect to the rights that are waived in the MNPI Waiver Notice.

(d) From and after the delivery of the MNPI Waiver Notice by the NPI Waiving Persons, (i) the NPI Waiving Persons acknowledge and agree that the Company may provide material non public information to the Note Holder Designee(s) in connection with the Company’s compliance with its obligations under the Transaction Documents and (ii) the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any information that constitutes, or the Company reasonably believes constitutes, material non public information, directly to any NPI Waiving Person unless prior thereto such recipient NPI Waiving Person shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

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(e) For the avoidance of doubt, the Company, the Holder and each other Note Holder hereby acknowledges and agrees that, with respect to each of the Holder and each other Note Holder, such Person (i) shall only be deemed to have received material non-public information from the Board Observer if the Board Observer actually provides such information to such Person or any of its representatives (who are serving in their capacities as representatives of such Person), and (ii) shall not be constructively deemed to have received any information (whether material non-public information or otherwise) that is received by the Board Observer but not otherwise actually provided to such Person.

(f) The Company understands and confirms that the Holder and each other Note Holder who is an NPI Waiving Person shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(g) To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Note Holders, any transferee thereof, or any of their respective agents or counsel without such recipient’s consent, the Company hereby covenants and agrees that such recipient shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, not to trade on the basis of, such material, non-public information, provided that such recipient shall remain subject to applicable law. For avoidance of doubt, this Section 10.8(g) shall not apply to the delivery of any material non-public information to any Note Holder Designee in accordance with Section 10.8(d).

Section 11. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Exhibit 4.2

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT; OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

SCILEX HOLDING COMPANY

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ORMP CS – [_____]

Date of Issuance: September 21, 2023 (“Issuance Date”)

Scilex Holding Company, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ORAMED PHARMACEUTICALS, INC., the registered holder hereof or its assigns (“Oramed” or the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times on or after [the date that is the later of (i) [•], 20[•]1 (the “Vesting Date”) and (ii)]2 the date that is the earliest of: (A) March 14, 2025, (B) the date on which the Note (as defined below) is repaid in full, and (C) the Management Sale Trigger Date (as defined below) (such date that is the later of (i) and (ii), the “Exercise Eligibility Date”), but in any case not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [4,500,000]3 / [2,125,000]4 (subject to adjustment as provided

[1]	Insert the date that is 180 days following the Closing, 270 days following the Closing, 360 days following the Closing or 450 days following the Closing, as applicable.
[2]	Applicable only to the Subsequent Warrants.
[3]	Applicable only to the Closing Warrant.
[4]	Applicable only to the Subsequent Warrants.

herein) fully paid and non-assessable shares of Common Stock (as defined below) (such shares of Common Stock, the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the respective meanings set forth in Section 18. This Warrant is one of the Warrants to Purchase Common Stock (the “Note Warrants”) issued pursuant to Section 2.2(a)(iv)(A) or 2.2(a)(iv)(C) of that certain Securities Purchase Agreement, dated as of the Issuance Date, by and between the Company and the Holder, as amended from time to time (the “Securities Purchase Agreement”). For avoidance of doubt, this Warrant, to the extent not fully exercised by such time, shall be deemed terminated and be of no further force or effect as of 11:59 p.m., New York time, on the Expiration Date.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder on any day on or after the Exercise Eligibility Date (an “Exercise Date”), as to all or any portion of the Warrant Shares, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to (i) the Exercise Price in effect on the date of such exercise multiplied by (ii) the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”), which amount shall be delivered in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant (for the avoidance of doubt, containing the same terms, rights and conditions, as would be contained in a Warrant issued in compliance with Section 7(d)) evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the Company is not otherwise prohibited from delivering the Warrant Shares electronically without any restrictive legend pursuant to applicable securities laws upon advice of counsel, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to

2

the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in FAST and the Company is otherwise unable to deliver the Warrant Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate (which may be an electronic book entry statement), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or electronic book entry statements) evidencing such Warrant Shares (as the case may be).

Notwithstanding that the Holder shall not be required to deliver or submit this Warrant in order effectuate an exercise, if the original of this Warrant is submitted in connection with an exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon such exercise and submission of this Warrant to the Company by the Holder, then, the Company shall as soon as practicable and in no event later than two (2) Business Days after such exercise and submission and at the Company’s own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase a number of Warrant Shares equal to (i) the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such exercise under this Warrant, less (ii) the number of Warrant Shares with respect to which this Warrant is so exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01 per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company, for any reason or for no reason, on or prior to the Share Delivery Date, either

(I)

(a)(i) if the Transfer Agent is not participating in FAST or (ii) the Company is not then required to have a Registration Statement (as defined below) available for the resale of Warrant Shares pursuant to the terms of the Registration Rights Agreement and the Company is otherwise unable to deliver the Warrant Shares

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electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to issue and deliver to the Holder (or its designee) a certificate (which may be an electronic book entry statement) for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register, or (b) if the Transfer Agent is participating in FAST and the Company is not otherwise prohibited from delivering the Warrant Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, shall fail to credit (or to cause the Transfer Agent to credit) the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), or

(II)

if a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale (as provided for in the Registration Rights Agreement) of the Warrant Shares by the Holder (a “Registration Statement”) that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and a Registration Statement is then required to be available pursuant to the terms of the Registration Rights Agreement, shall fail to promptly, but in no event later than as required pursuant to the Registration Rights Agreement, (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in this clause (II) is herein referred as a “Notice Failure”; and each of the events described in the foregoing clause (I) and this clause (II) is herein referred to as a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and for so long as such Delivery Failure is continuing an amount equal to 2.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice (including, for the avoidance of doubt, as to the Warrant Shares that were the subject of such voided Exercise Notice); provided, however, that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice of voiding pursuant to this Section 1(c) or otherwise.

In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in FAST or the Company is not then required to have a Registration Statement available for the resale of Warrant Shares pursuant to the terms of the Registration Rights Agreement, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate (or electronic book entry statement) and register such shares of Common Stock on the Company’s

4

share register, or, if the Transfer Agent is participating in FAST, the Company shall fail (or shall fail to cause to the Transfer Agent) to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise (i.e., equivalent to the Warrant Shares in respect of which an exercise has been made) that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable, then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either

(i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (which may be an electronic book entry statement) (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or

(ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates (which may be an electronic book entry statement or statements) representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii).

Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (I) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice (including the Warrant Shares that were the subject of such rescinded exercise); provided, however that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued

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prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (II) if a Registration Statement covering the resale of the Warrant Shares that are subject to an Exercise Notice is not available, but is then required to be available pursuant to the Registration Rights Agreement, for the resale of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such Registration Statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice (including the Warrant Shares that were the subject of such rescinded exercise); provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(e) below), the Holder may, in its sole discretion, exercise this Warrant, as to all or any portion of the Warrant Shares, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a), or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) after the close of “regular trading hours” on such Trading Day.

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C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the Issuance Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Beneficial Ownership. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the exercise set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Note Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant may be exercised (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(e) in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent

7

written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding (as defined under Section 13(d) of the Securities Act) immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(e). Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the exercise of the Warrant into Common Stock would otherwise result in the Holder exceeding the Beneficial Ownership Limitation, the Company will only exercise up to that number of shares that would amount to the Holder reaching the Beneficial Ownership Limitation and the balance will be held in abeyance by the Company until such shares can be delivered to the Holder without exceeding the Beneficial Ownership Limitation.

(f) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock that is not less than 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under all of the Note Warrants (including all Subsequent Warrants) then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided, however, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(f) be reduced other than proportionally to the number of Warrant Shares delivered in connection with any exercise of Note Warrants or such other event covered by Section 2(a). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Note Warrants based on number of shares of Common Stock issuable upon the exercise of Note Warrants held by each holder on the Issuance Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Note Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Note Warrants shall be allocated to the remaining holders of Note Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Note Warrants then held by such holders (without regard to any limitations on exercise).

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(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(f)(i), and not in limitation thereof, at any time while any of the Note Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Note Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the Commission an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(f)(ii); plus (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Price payment amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(f)(ii) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement. An Authorized Share Failure which remains uncured for more than thirty (30) consecutive Trading Days shall be an “Event of Default” under the Note.

2. WARRANT ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

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(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. For the avoidance of doubt, and notwithstanding anything to contrary contained herein or the other Transaction Documents, in no event shall there be any adjustment to the Exercise Price if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares.

(b) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or the other Transaction Documents, in no event shall there be any adjustment to the Exercise Price if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

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3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 or Section 4, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”)[, at any time on or after the Vesting Date]5, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution at that time to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if[, at any time on or after the Vesting Date,]6 the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right

[5]	Applicable only to the Subsequent Warrants.
[6]	Applicable only to the Subsequent Warrants.

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thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant[ other than the limitation on exercise prior to the Vesting Date]7) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a Trading Market.

Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant[ other than the limitation on exercise prior to the Vesting Date]8), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written

[7]	Applicable only to the Subsequent Warrants.
[8]	Applicable only to the Subsequent Warrants.

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notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant[ other than the limitation on exercise prior to the Vesting Date]9). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant[ other than the limitation on exercise prior to the Vesting Date]10 (provided that the Holder shall continue to be entitled to the benefit of the Beneficial Ownership Limitation, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the Exercise Eligibility Date, the Holder is not permitted to exercise this Warrant in full or in part for any reason (other than pursuant to restrictions expressly set forth in this Warrant), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

[9]	Applicable only to the Subsequent Warrants.
[10]	Applicable only to the Subsequent Warrants.

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6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights (except as provided herein as a contractual right of the Holder in its capacity as a holder of this Warrant), or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, however, that the Company shall not be obligated to provide such notice or information if it is filed with the Securities and Exchange Commission through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered to the transferee of the Holder (or, if there are multiple transferees, new Warrants to each such transferee) or as the Holder otherwise directs, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant (whether to the Holder or a transferee thereof), such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and Exercise Eligibility Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall

15

indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(e)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state

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and federal courts sitting in The City of New York, Borough of Manhattan, and any appellate court therefrom, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax (other than income tax) which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned by the Holder without the consent of the Company.

18. CERTAIN DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. In addition, the following terms used in this Warrant shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

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(d) “Closing Date” means September 21, 2023.

(e) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market for such security, as reported by Bloomberg, or, if the Principal Market for such security begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market for such security is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(f) “Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class or series of capital stock or equity interests into which such common stock shall have been changed, converted, exchanged or reclassified following the date hereof.

(g) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday[; provided that if the Note is repaid in full prior to the Vesting Date, then the Expiration Date shall be the date that the Note is repaid in full]11.

(i) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common

[11]	Applicable only to the Subsequent Warrants.

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Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of the Securities Purchase Agreement calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(j) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(k) “Management Sale Letters” means, collectively, (i) that certain Management Sale Letter Agreement, dated as of the September 21, 2023 (the “HJ MSL”), by and among the Company, Oramed and Henry Ji, and (ii) that certain Management Sale Letter Agreement, dated as of the September 21, 2023 (the “JS MSL”), by and among the Company, Oramed and Jaisim Shah, in each case as may be amended or restated from time to time.

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(l) “Management Sale Trigger Date” means the first Management Sale Date (as defined in each of the HJ MSL and the JS MSL) to occur following the Issuance Date. (By way of example, if a Management Sale Date occurs under the HJ MSL prior to the occurrence of a Management Sale Date under the JS MSL, the Management Sale Date under the HJ MSL shall be the Management Sale Trigger Date for purposes of all Note Warrants).

(m) “Note” means that certain Senior Secured Promissory Note issued by the Company to the Holder pursuant to the Securities Purchase Agreement, as may be amended or restated from time to time.

(n) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “Principal Market” means the Nasdaq Capital Market.

(r) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(s) “Subsequent Warrant” means any Note Warrant issued on the Issuance Date and which contains a Vesting Date (as defined therein).

(t) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u) “Trading Day” means any day on which Principal Market is open for trading.

(v) “Transaction Documents” means this Warrant, the other Warrants (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement, the Note, the Oramed SPA Termination and any other agreements, documents or instruments entered into in connection with the transactions contemplated by such agreements.

(w) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New

21

York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SCILEX HOLDING COMPANY

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Scilex Holding Company, a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to           Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to           Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:       ,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs        to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated     , 202 , from the Company and acknowledged and agreed to by         .

SCILEX HOLDING COMPANY

By:
Name:
Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 21, 2023, between Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals, Inc., a Delaware corporation as the initial purchaser (the “Initial Purchaser”), and the Agent.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Initial Purchaser, and the Initial Purchaser, desires to purchase from the Company, a promissory note and certain Warrants of the Company as more fully described in this Agreement; and

WHEREAS, contemporaneous with the execution of this Agreement, (i) the Initial Purchaser, Sorrento, Scintilla Pharmaceuticals, Inc. and the Company entered into that certain Assignment, Assumption and Release Agreement (the “DIP Assignment Agreement”), dated as of September 21, 2023, pursuant to which, among other things, the Company assumed the indebtedness obligations of the debtors relating to the Senior DIP Facility, and (ii) the Initial Purchaser and Sorrento entered into that certain Mutual Termination and Release Agreement (the “Oramed SPA Termination”), dated as of September 21, 2023, pursuant to which, among other things, the parties thereto terminated all rights and obligations relating to the Oramed SPA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Initial Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Account Control Agreement(s)” shall have the meaning ascribed to such term in the Note.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” means Acquiom Agency Services LLC, a Colorado limited liability company, as collateral agent for the Note Holders.

“Agent Fee Letter” means the Agent Fee Letter, dated as of September 21, 2023, between the Agent and the Company.

“Agent Indemnitees” shall have the meaning ascribed to such term in Section 5.23.

“AR Facility” shall have the meaning ascribed to such term in the Note.

“Bankruptcy Case” means the Seller’s voluntary proceedings under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are being jointly administered under the caption In re Sorrento Therapeutics, Inc., et al, Case No. 23-90085 (Bankr. S.D. Tex.).

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having competent jurisdiction over the Bankruptcy Case.

“Board of Directors” means the board of directors of the Company.

“BRE” shall have the meaning ascribed to such term in the Note.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent set forth in Section 2.3, in each case, have been satisfied or waived, but in no event prior to 9:30 a.m. on September 21, 2023.

“Closing Warrant” means the warrant to purchase Common Stock delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(A), which warrant shall have an exercise price of $0.01 per Warrant Share, and be exercisable for 4,500,000 Warrant Shares, in the form of Exhibit C attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Paul Hastings LLP with offices located at 200 Park Ave, New York, New York, 10166.

“DIP Assignment Agreement” shall have the meaning ascribed to such term in the Recitals.

“DIP Assumption” means the Senior DIP Assumption (as defined in the DIP Assignment Agreement) and the other transactions contemplated by the DIP Assignment Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Effective Date” means the earliest of the date that (a) a Registration Statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) has been declared effective by the Commission, or (b) all of the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, or options or other equity awards to employees, officers, or directors or consultants of the Company pursuant to any stock, equity or option plan or agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and provided, that the aggregate number of shares of Common Stock subject to such stock, equity or option plans or agreements do not exceed

5% of the Company’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and any securities upon exercise of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) that is not an officer or director of the Company or any of their Affiliates, and which such Person is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock issued and sold pursuant to the ATM Program (as defined in the Note) or the ELOCs (as defined in the Note).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fees and Expenses Reimbursement” shall have the meaning ascribed to such term in Section 5.2.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“HB Settlement Agreement” shall have the meaning ascribed to such term in Section 4.10.

“Hudson Bay” means Hudson Bay Capital Management LP, HBC Investments LLC, Cove Lane Onshore Fund LLC, and any of their respective Affiliates.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Initial Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Law” means applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, other applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees of general application.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Management Sale Letters” means, collectively, (i) that certain Management Sale Letter Agreement, dated as of the September 21, 2023, by and among, the Company, Oramed and Henry Ji, and (ii) that certain Management Sale Letter Agreement, dated as of the September 21, 2023, by and among, the Company, Oramed and Jaisim Shah.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Note” means the Senior Secured Promissory Note due, subject to the terms herein and therein, 18 months from the date of issuance, issued by the Company to the Initial Purchaser hereunder, in the form of Exhibit A attached hereto.

“Note Holder” shall have the meaning ascribed to such term in the Note.

“Oramed SPA” means that certain Stock Purchase Agreement, dated as of August 7, 2023, by and between the Initial Purchaser and Sorrento, as amended.

“Oramed SPA Termination” shall have the meaning ascribed to such term in the Recitals.

“Perfection Certificate” means a perfection certificate to be executed and delivered by the Company in a form acceptable to the Initial Purchaser.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Principal Amount” means the amount to be paid by the Initial Purchaser for the Note and Warrants purchased hereunder set forth below the Initial Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal $101,875,000.00. For the avoidance of doubt, the Principal Amount set forth in the foregoing sentence is inclusive of (and not in addition to) the amount of the Initial Rolled Expense Amount.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Registration Rights Agreement” means a Registration Rights Agreement, to be entered into, among the Company and the Initial Purchaser, in the form attached hereto as Exhibit B.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by the Initial Purchaser as provided for in the Registration Rights Agreement.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s affiliates and “Related Party” shall mean any of them.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Holders” shall have the meaning ascribed to such term in the Note.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means a Security Agreement, to be entered into, among the Company, the Company’s Subsidiaries and the Agent, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Security Documents” shall mean, collectively, the Security Agreement, the Perfection Certificate, the Subsidiary Guarantee, any original certificated Pledged Securities, along with executed blank stock powers to the Pledged Securities to the extent such Pledged Securities are certificated, the Account Control Agreements, and any other documents and filing required thereunder in order to grant the Note Holders a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Senior DIP Facility” means that certain Senior Secured, Superpriority Debtor-In-Possession Loan and Security Agreement, dated as of August 8, 2023, by and among Sorrento, Scintilla Pharmaceuticals, Inc. and the Initial Purchaser, as amended. As of the Closing Date, the aggregate outstanding amount of the Senior DIP Facility is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Sorrento” means Sorrento Therapeutics, Inc., a Delaware corporation, which is a debtor-in-possession.

“Sorrento Repurchase” shall mean the transactions contemplated by the Sorrento Stock Purchase Agreement.

“Sorrento Stock Purchase Agreement” shall have the meaning ascribed to such term in Section 2.2(a)(xi).

“Specified Licensors” means Oishi Koseido Co., LTD and Itochu Chemical Frontier Corporation.

“Subordination Agreement” means a Subordination Agreement, to be entered into, between the Agent, Scilex Pharmaceuticals, Inc. and eCapital Healthcare Corp., as lender under the AR Facility, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Subsequent Warrants” means the warrants to purchase Common Stock delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(C), which warrants shall have an exercise price of $0.01 per Warrant Share, and be exercisable for an aggregate number of 8,500,000 Warrant Shares, in the form of Exhibit D attached hereto.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, to be entered into, by the Subsidiaries of Company party thereto from time to time in favor of the Note Holders, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Security Agreement, the other Security Documents, the Subsidiary Guarantee, the Management Sale Letters, the DIP Assignment Letter, the Oramed SPA Termination, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with an address of 1 State Street, 30th Floor, New York, New York 10004 and any successor transfer agent of the Company.

“Transferred Warrants” means the outstanding warrants to purchase Common Stock owned by Sorrento and transferred and delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(B) hereof, which warrants have an exercise price of $11.50 per Warrant Share, and are collectively exercisable for 4,000,000 Warrant Shares, in the form of Exhibit E attached hereto.

“Variable Rate Transaction” has the meaning set forth in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (“Pink Market”) operated by OTC Markers, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Initial Purchaser of a majority in interest of the Warrant Shares subject to Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Closing Warrant, the Subsequent Warrants, and the Transferred Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE, SALE AND ISSUANCE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, in exchange for (i) the Initial Purchaser’s approval of and consent to the DIP Assumption, and (ii) the agreement of the Initial Purchaser to the Oramed SPA Termination, the Company agrees to issue to the Initial Purchaser, and the Initial Purchaser agrees to purchase, the Note in a principal amount equal to $101,875,000.00 and the Warrants. At the Closing, the Company shall deliver to the Initial Purchaser the Note and deliver to the Initial Purchaser (or its designees identified in writing prior to the Closing), the Warrants pursuant to Section 2.2(a), and the Company and the Initial Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation. This Agreement and the Note, following the consummation of the DIP Assumption, amend and restate and replace in its entirety the Senior DIP Facility, and the obligations set forth herein and in the other Transaction Documents amend and restate and replace in their entirety the DIP Facility Obligations, and any additional documentation governing the Senior DIP Facility shall be deemed to be cancelled, terminated, and extinguished, and replaced in their entirety with the Transaction Documents.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser the following:

(i) this Agreement, duly executed by the Company;

(ii) a customary legal opinion of Company Counsel, dated as of the Closing Date, in the form reasonably acceptable to the Initial Purchaser;

(iii) the Note, duly executed by the Company;

(iv) each of (A) the Closing Warrant, (B) the Transferred Warrants, and (C) four (4) Subsequent Warrants, each for 2,125,000 Warrant Shares and with one of each such Subsequent Warrant having a vesting date of 180 days following the Closing Date, 270 days following the Closing Date, 360 days following the Closing Date, or 450 days following the Closing Date, as applicable, in each case, duly executed by the Company and registered in the name of the Initial Purchaser (or its designees identified in writing prior to the Closing);

(v) the Security Agreement along with all of the Security Documents, including the Subsidiary Guarantee and the Account Control Agreements and 2nd Lien Account Control Agreements (as defined in the Note) (to the extent such Account Control Agreements and 2nd Lien Account Control Agreements are required to be delivered pursuant to the terms of the Note or the Security Documents, in each case, subject to the time period(s) set forth therein), duly executed by the Company and the Subsidiaries thereto, the Pledged Securities (to the extent such Pledged Securities are certificated) and corresponding stock powers;

(vi) the Registration Rights Agreement, duly executed by the Company;

(vii) the Company and each Subsidiary shall have delivered a certificate, executed on behalf of the Company or such Subsidiary, as applicable, by its Secretary (or other comparable officer), dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors (or similar governing body) of the Company or such Subsidiary, as applicable, approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company’s or such Subsidiary’s, as applicable, certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company or such Subsidiary, as applicable;

(viii) the Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Accounting Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.3;

(ix) the Company and each of Henry Ji and Jaisim Shah, as applicable, shall have duly executed and delivered to the Initial Purchaser each Management Sale Letter;

(x) [reserved];

(xi) duly executed Stock Purchase Agreement by and between the Company and Sorrento with respect to the Sorrento Repurchase (the “Sorrento Stock Purchase Agreement”), the form of which is attached hereto as Exhibit F, which the Initial Purchaser hereby acknowledges and agrees is in the form that is acceptable to the Initial Purchaser;

(xii) the Subordination Agreement duly executed by Scilex Pharmaceuticals, Inc., the Agent and eCapital Healthcare Corp.;

(xiii) [reserved];

(xiv) [reserved];

(xv) the payment of the portion of the Fees and Expenses Reimbursement to be delivered at the Closing (for the avoidance of doubt, the Initial Rolled Expense Amount shall be added to the Note Principal at Closing);

(xvi) the DIP Assignment Agreement, duly executed by the Company and Sorrento; and

(xvii) to the extent entered into at or prior to the Closing, all documentation in respect of the B. Riley Indebtedness or the Yorkville Indebtedness (each as defined in the Note).

(b) On or prior to the Closing Date, the Initial Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by the Initial Purchaser;

(ii) the Security Agreement duly executed by the Initial Purchaser and the Agent;

(iii) the Registration Rights Agreement duly executed by the Initial Purchaser;

(iv) the Subordination Agreement duly executed by the Agent;

(v) the DIP Assignment Agreement, duly executed by the Initial Purchaser; and

(vi) a duly completed and validly executed IRS Form W-9 indicating the Initial Purchaser is a “U.S. person” for U.S. federal income tax purposes.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Initial Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Initial Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Initial Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Initial Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effects, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company;

(v) no Default (as defined in the Note) or Event of Default (as defined in the Note) shall have occurred and be continuing;

(vi) all of the conditions precedent to the consummation of the Sorrento Stock Purchase Agreement shall have been satisfied (subject only to funding of any portion of the purchase price for the Sorrento Repurchase to be funded in cash at the closing of the transactions contemplated thereby) and substantially concurrently with the Closing, the Sorrento Repurchase shall have been consummated;

(vii) the Company shall have delivered to the Initial Purchaser evidence reasonably satisfactory to the Initial Purchaser that all Liens (revealed by the Lien, tax and judgment searches conducted on the Company and its Subsidiaries in connection with transactions contemplated hereby) are Permitted Liens (as defined in the Note) or have been, or substantially contemporaneously with the Closing, will be, released;

(viii) [reserved];

(ix) there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of the Subsidiaries pending or, threatened before any governmental authority that purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by this Agreement;

(x) the Initial Purchaser shall have received reasonably satisfactory evidence that the Company has obtained all governmental authorizations, including bankruptcy court approvals, and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the Sorrento Stock Purchase Agreement;

(xi) all financing statements, Account Control Agreements, 2nd Lien Account Control Agreements (to the extent such Account Control Agreements and/or 2nd Lien Account Control Agreements are required to be delivered pursuant to the terms of the Note or the Security Documents, in each case, subject to the time period(s) set forth therein) and other Security Documents necessary to perfect the Agent’s first priority security interest, for the benefit of the Note Holders, in substantially all of the assets of the Company and its Subsidiaries shall have been duly executed, filed or recorded, as applicable;

(xii) [reserved]

(xiii) [reserved]

(xiv) the Blocked Account (as defined in the Note) shall have been established;

(xv) the Warrant Shares shall be approved for listing on the Principal Market (as defined in the Note);

(xvi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Initial Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(xvii) the Initial Purchaser shall have received from Sorrento the Oramed SPA Termination, in form and substance reasonably satisfactory to Initial Purchaser and duly executed by Sorrento.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth (i) in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein, to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) in the SEC Reports (as defined below) that are available on the SEC’s website through the EDGAR system prior to the date of this Agreement, the Company hereby makes the following representations and warranties to the Initial Purchaser, as of the date hereof (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (other than Permitted Liens and restrictions contained in the organizational documents of the Company or its Subsidiaries and restrictions arising from applicable securities Laws), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct their respective business and is in good standing (to the extent applicable) as a foreign corporation or other entity in each jurisdiction in which the nature of their respective business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in:

(i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable Law.

(ii) Each Subsidiary party to the Subsidiary Guarantee has the requisite power and authority to enter into and to consummate the transactions contemplated by such Subsidiary Guarantee and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the applicable Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action on the part of the applicable Subsidiary, and no further corporate or other action is required by the respective Subsidiary, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable Law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing Company or Subsidiary Indebtedness, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full on or before the Closing Date (iii) subject to the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with, violate any provision of, or constitute a default under a contract providing for any exclusivity obligations or similar restrictions that are binding on the Company; except in the case of each of clause (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state or federal securities Laws, (v) filings to be made under the Security Documents and (vi) any necessary approval from the Bankruptcy Court (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance equal to the aggregate number of Warrant Shares on the date hereof.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or written contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Initial Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary (it being understood that this representation and warranty is not qualified by any reference to the SEC Documents). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities (other than the Required Approvals). Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, as the case may be, including pursuant to Section 13(a) or 15(d) thereof, since November 11, 2022 (the foregoing materials filed prior to the date of this Agreement, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (C) the AR Facility and (D) liabilities that were disclosed or reserved against in the Company’s financial statements (including the notes thereto), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the

Commission any request for confidential treatment of information. To the knowledge of the Company, except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no material action, suit, notice of violation, or legal proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Except as set forth on Schedule 3.1(j), none of the Actions set forth on Schedule 3.1(j) could, if determined adversely to the Company or its Subsidiaries, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received any written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument governing Indebtedness to which it is a party or by which it or any of its properties is bound that has not been waived, in each case other than in relation to any indenture, loan or credit agreement or any other agreement or instrument that is expected to be repaid or redeemed in full on or before the Closing Date, (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. To the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens (as defined in the Note), (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in Schedule 3.1(p), none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $500,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) other employee benefits, including stock option agreements under any stock option plan of the Company and (iv) loans and other extensions of credit to directors and officers of the Company and/or any Subsidiaries for travel or business expenses or other employment-related purposes in the ordinary course of business.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Initial Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(f) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Initial Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than the Initial Purchaser, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, since November 11, 2022, received any written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and as of the date of this Agreement has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Initial Purchaser as a result of the Initial Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Initial Purchaser’s ownership of the Securities.

(z) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Initial Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Initial Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Indebtedness. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the purchase of the Note hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdictions within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” has the meaning set forth in the Note.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges required to be paid by it that are material in amount, shown or determined to be due on such returns, reports and declarations, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes required to be paid by it for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Initial Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. In the prior five (5) years, neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable Law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff). To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2023.

(gg) Seniority. As of the Closing Date, except as set forth on Schedule 3.1(gg) the AR Facility (subject to the Subordination Agreement), and the Acceptable Indebtedness (to the extent permitted under the Note), no Indebtedness or other claim against the Company is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(hh) No Disagreements with Accountants and Lawyers. To the knowledge of the Company, there are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Initial Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Initial Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Initial Purchaser’s purchase of the Securities. The Company further represents to the Initial Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Initial Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) the Initial Purchaser has not been asked by the Company to agree, nor has the Initial Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Initial Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Initial Purchaser, and counter-parties in “derivative” transactions to which the Initial Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Initial Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Initial Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll) BRE. The BRE was formed solely for the purpose of acquiring and/or holding the Purchased Securities (as defined in the Sorrento Stock Purchase Agreement), and, except for the Sorrento Stock Purchase Agreement and any instruments of transfer entered into in connection therewith in respect of the Purchased Securities, the BRE is not now and has never been party to any contract, agreement or arrangement and has not conducted any activities other than its entrance into the Sorrento Stock Purchase Agreement and such instruments of transfer. BRE’s sole obligations pursuant to the Sorrento Stock Purchase Agreement are to receive the Purchased Securities. BRE has no liabilities or obligations pursuant to the Sorrento Stock Purchase Agreement that survive the closing of the transactions contemplated thereby, and upon such closing the BRE shall hold the Purchased Securities free and clear of any Liens other than Liens arising pursuant to the Note.

(mm) Stock Option Plans. Each stock option granted by the Company under one of the Company’s equity incentive plans was granted (i) in accordance with the terms of the applicable equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. Except as set forth on Schedule 3.1(mm), no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(oo) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(pp) Money Laundering. In the last five (5) years, the operations of the Company and its Subsidiaries are and have been conducted in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Initial Purchaser a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ss) Notice of Disqualification Events. The Company will notify the Initial Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon the Initial Purchaser’s written request.

(uu) Sorrento Stock Purchase Agreement. A true and accurate copy of the Sorrento Stock Purchase Agreement is set forth on Schedule 3.1(uu). The Sorrento Stock Purchase Agreement is in full force and effect and there has been no amendment or modification thereof and the Company has not waived any provisions of the Sorrento Stock Purchase Agreement. Under the terms of the Sorrento Stock Purchase Agreement, Sorrento has retained the benefits of ownership of, and voting power over, the securities subject to the Sorrento Repurchase at all times prior to the consummation of the Sorrento Repurchase. The Company will not enter into any amendment, waiver or other modification of the Sorrento Stock Purchase Agreement without the prior written consent of the Initial Purchaser.

(vv) Specified Licensors. With respect to each of the Specified Licensors: (i) except any Anticipated/Known Breach (as defined in the Note), there exists no event of default or breach and no event has occurred which would or would reasonably be expected to result in an event of default or breach or prevent the Company or any Subsidiary from obtaining any benefit under any product development agreement, licensing agreement, license or similar agreement (“Licenses”) with such Specified Licensor(s); (ii) such Specified Licensor has not notified (orally or in writing) the Company or any of its Subsidiaries that such Specified Licensor intends to terminate, suspend, cancel or otherwise modify, amend or alter any of its Licenses to, licensing agreements with or its business relationship with the Company or any of its Subsidiaries in any manner that would be adverse to the Company and its Subsidiaries or the business conducted thereby; (iii) none of the Company or any of its Subsidiaries has been engaged in any material dispute with such Specified Licensor; and (iv) there has not occurred any change, event, circumstance or condition that has resulted in, or would reasonably be likely to result in, a material change in the Company’s or any of its Subsidiaries’ business relationship with such Specified Licensor.

3.2 Representations and Warranties of the Initial Purchaser. The Initial Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Initial Purchaser is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Initial Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Initial Purchaser. Each Transaction Document to which it is a party has been duly executed by the Initial Purchaser, and when delivered by the Initial Purchaser in accordance with the terms hereof, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) Own Account. The Initial Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Law (this representation and warranty not limiting the Initial Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities Laws). The Initial Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Initial Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d) General Solicitation. The Initial Purchaser is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(e) Acknowledgement. The Initial Purchaser acknowledges and agrees that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof. The Initial Purchaser further represents to the Company that its decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Initial Purchaser and its representatives.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Initial Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Initial Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Initial Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Initial Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Initial Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Initial Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Initial Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with applicable state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Initial Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act; provided, however, that, at the election of the transferor, the transferor may instead provide the Company with reasonable assurances in the form of a seller and broker representation letter that is customary for the applicable exemption under the Securities Act or the rules and regulations of the SEC thereunder under which such Note (or applicable portion thereof) is to be sold, assigned or transferred and which letter is reasonably acceptable to the Company that the Note can be sold, assigned or transferred in compliance with such exemption; provided, that a representation letter that is in a form agreed to by the Initial Purchaser and the Company shall automatically be deemed reasonably acceptable to the Company, subject to any modifications as may be reasonably requested by the Company or required by applicable law. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement applicable to the Securities to be transferred thereto and the Registration Rights Agreement and shall have the same rights and obligations as the Initial Purchaser under this Agreement and the Registration Rights Agreement, except where modification of such rights or obligations as among the Initial Purchaser and a transferee of Securities is necessary as determined by the Initial Purchaser in its good faith discretion to account for a transfer of less than all of the Securities held by the Initial Purchaser or an Affiliate thereof. As soon as reasonably practicable following the Closing, the Company and Initial Purchaser will cooperate in good faith to agree upon a form of a customary seller and broker representation letter for a transfer relying upon applicable exemptions from registration under Rule 144 or such other applicable rules and regulations as the parties mutually determine.

(b) The Initial Purchaser agrees, and each Note Holder will agree, to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantively in the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE/ THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,

TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

The Company acknowledges and agrees that the Initial Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Initial Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Initial Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Warrant Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions under Rule 144 (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Provided one or more of the preceding conditions are met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Initial Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Initial Purchaser, respectively. If a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Initial Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Initial Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Initial Purchaser by crediting the account of the Initial Purchaser’s prime broker with the Depository Trust Company System as directed by the Initial Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend.

(d) In addition to the Initial Purchaser’s other available remedies, the Company shall pay to the Initial Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Initial Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Initial Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Initial Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Initial Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Initial Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Initial Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Warrant Shares that the Company was required to deliver to the Initial Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Initial Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) The Initial Purchaser agrees with the Company that it will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Initial Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earlier of the time that (i) the Initial Purchaser does not own Securities or (ii) the Warrants have expired and the Note has been repaid in full, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time following the date that is six (6) months after the date hereof, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) becomes an issuer described in Rule 144 (i)(1)(i), in the future and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Initial Purchaser’s other available remedies, the Company shall pay to the Initial Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate subscription amount of the Initial Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Initial Purchaser to transfer the Warrant Shares pursuant to Rule 144. The payments to which the Initial Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public

Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Initial Purchaser’s right to pursue actual damages for the Public Information Failure, and the Initial Purchaser shall have the right to pursue all remedies available to it at Law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Warrant Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Initial Purchaser in order to exercise the Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Initial Purchaser to exercise its Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company and the Initial Purchaser shall (a) by the Disclosure Time, issue a press release disclosing the transactions contemplated hereby, and (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. The Company and the Initial Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Initial Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Initial Purchaser, or without the prior consent of the Initial Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law (and, for the avoidance of doubt, nothing in this Agreement or the other Transaction Documents shall restrict the Initial Purchaser’s ability to file any public filing that it deems reasonably necessary to comply with applicable Laws), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided that such notice will not be required for information previously disclosed in the SEC Reports or in any press release. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Initial Purchaser, or include the name of the Initial Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Initial Purchaser, except (a) as required by federal securities Law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final forms of Transaction Documents with the Commission and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Initial Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Initial Purchaser regarding such disclosure.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Initial Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Initial Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Initial Purchaser.

4.8 [Reserved].

4.9 [Reserved].

4.10 Indemnification of Initial Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Initial Purchaser and its directors, officers, shareholders, members, partners, employees, successors, assigns, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Initial Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Initial Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees (provided, that in the event the Initial Purchaser assigns the Note or any portion thereof to any other Person, such attorneys’ fees shall be limited to a single counsel for Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole, and a single local counsel for Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole, in each relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, a single additional counsel in each applicable jurisdiction to each affected similarly situated group of Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole) and costs of investigation that any such Initial Purchaser Party suffers or incurs, directly or indirectly, as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action threatened or instituted against the Company, Sorrento or any Initial Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or any other Person (including Hudson Bay or any other current or former financing source (or prospective or potential financing source)) who is not an Affiliate of such Initial Purchaser Party, with respect to (i) any claim arising from or relating to any financing, advisory or similar engagement or agreement (written or oral) between the Company and any Person, including pursuant to or in connection with any banking or placement fees, brokerage commissions, exclusivity rights (including any exclusive right to provide financing), rights of refusal, “most favored nations” or similar agreements or arrangements, or (ii) any of the terms of or transactions contemplated by the Transaction Documents, the Oramed SPA, or the Senior DIP Facility (in each case, unless such action is solely based upon a material breach of such Initial Purchaser Party’s representations, warranties or covenants under the Transaction Documents, the Oramed SPA, or the Senior DIP Facility or any agreements or understandings such Initial Purchaser Party may have with any such Person or any violations by such Initial Purchaser

Party of state or federal securities Laws or any conduct by such Initial Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (iii) any claim arising from or relating to that certain Settlement Agreement, dated September 15, 2023 (the “HB Settlement Agreement”), by and among Cove Lane Onshore Fund, LLC, HBC Investments LLC, Hudson Bay Capital Management LP and the Company, or the Securities Purchase Agreement (as defined in the HB Settlement Agreement). For the avoidance of doubt, the indemnification obligations set forth in this Section 4.10 shall not be (A) qualified by, limited or reduced in any respect as a result of disclosures provided in the Disclosure Schedules or elsewhere in this Agreement or in any other Transaction Document, or (B) affected by any knowledge acquired (or capable of being acquired) by any Initial Purchaser Party at any time, whether before, on or after the Closing Date or the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of any of the representations, warranties, covenants or agreements provided herein or therein or of any other matter that is subject to the indemnification obligations provided in this Section 4.10 or in any other Transaction Document. If any action shall be brought against any Initial Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Initial Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to an Initial Purchaser Party. Any Initial Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or the Company lacks resources (including available funds) reasonably sufficient to conduct such defense (as determined in good faith by an Initial Purchaser Party after consultation with the Company), or (C) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Initial Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Initial Purchaser Party under this Agreement (y) for any settlement by an Initial Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Initial Purchaser Party’s breach of any of the representations under the Transaction Documents, the Oramed SPA, or the Senior DIP Facility. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Initial Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to Law.

4.11 Reservation and Listing of Warrant Shares.

(a) The Company shall maintain a reserve equal to the aggregate number of Warrant Shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the aggregate number of Warrant Shares subject to outstanding Warrants on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the aggregate number of Warrant Shares subject to outstanding Warrants at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Warrant Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Initial Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation the Warrant Shares on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) [reserved].

(e) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or the Subsequent Financing set forth on Schedule 4.13.

4.12 Sorrento Lock-Up. The Company shall not permit or cause any modification, amendment, revocation or waiver of the Sorrento Lock-Up Extension; provided, however, the Company and/or Sorrento may or may cause one or more amendments of the Sorrento Lock-Up Extension to extend the restrictions on transfer of shares of Common Stock received as a dividend or distribution by stockholders of Sorrento to a date that is later than March 31, 2024.

4.13 Variable Rate Transactions.

(a) [Reserved].

(b) From the date hereof until such time as the Initial Purchaser no longer holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Initial Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) the issuance of any shares of Common Stock in the underwritten offering the Company is currently contemplating with Cantor Fitzgerald & Co. under the Registration Statement on Form S-1, File No. 333-271401, which has not yet been declared effective by the Commission and (ii) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, other than any issuances of shares of Common Stock under clause (d) of the definition of “Exempt Issuance”. For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, this Section 4.13 shall not prohibit the Company from entering into and effecting sales under the ATM Program or the ELOCs.

4.14 Equal Treatment of Initial Purchaser. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.

4.15 Certain Transactions and Confidentiality. The Initial Purchaser, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. The Initial Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, the Initial Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Initial Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) the Initial Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Initial Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Initial Purchaser at the Closing under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Initial Purchaser.

4.17 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Note Holders holding a majority in principal amount outstanding of the Note.

4.18 Treatment of Common Stock and Warrants Purchased from Sorrento. Immediately following the consummation of the Sorrento Repurchase, the 29,057,097 shares of the Company’s preferred stock, the 60,068,585 shares of the Company’s Common Stock. the warrants for the purchase of 4,490,617 shares of the Common Stock (other than the Transferred Warrants) acquired from Sorrento shall remain outstanding and shall be owned of record and beneficially by the BRE (as defined in the Note).

4.19 Tax Treatment. The Company, the Initial Purchaser and the Agent each agree (i) that the Note is debt for U.S. federal income tax purposes, (ii) that the Note is issued with original issue discount (“OID”), (iii) that the Note is not governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iv) not to file any tax return, report or declaration inconsistent with the foregoing. The inclusion of this Section 4.19 is not an admission by the Initial Purchaser that it is subject to United States taxation.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated solely by mutual written consent of the parties hereto; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Section 4.10 and Section 5.2 shall survive any termination of this Agreement.

5.2 Fees and Expenses. The Company has agreed to reimburse the Initial Purchaser, at the Closing, for its reasonable and documented out-of-pocket legal and other advisor costs, fees and expenses (“Oramed Costs”) incurred by the Initial Purchaser through and including the Closing Date in connection with the Oramed SPA, the Senior DIP Facility, and the preparation, negotiation and review of this Agreement and the other Transaction Documents of up to $2,910,000 in the aggregate. The first $1,910,000 of such Oramed Costs shall be paid in cash at Closing by wire transfer of immediately available funds to such account(s) as are specified in writing by the Initial Purchaser and any portion of the Oramed Costs in excess of $1,910,000 (up to a maximum amount in excess of $1,000,000 (such amount, the “Initial Rolled Expense Amount”)) shall be reimbursed by adding such excess amount to the Principal Amount of the Note (collectively, the “Fees and Expenses Reimbursement”). For the avoidance of doubt, all Oramed Costs of H.C. Wainwright & Co., Proskauer Rose LLP, Gray Reed LLP, and Richards, Layton &

Finger P.A. shall be deemed reasonable for purposes of the Fees and Expenses Reimbursement. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the reasonable and documented fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Initial Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Initial Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder, under the Note or under any Security Document (unless otherwise expressly set forth in such Security Document) shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. The address and notice information set forth on the signature pages hereto for the Initial Purchaser shall be deemed to be the address and notice information for the Initial Purchaser and any other Note Holder until such time as the Company shall have received written notice from any Note Holder of a different address and notice information (which, for the avoidance of doubt, shall include an email address) for such Note Holder. Each party hereto and each Note Holder may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Agent and the Initial Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Initial Purchaser and each holder of Securities and the Company and the Agent.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Initial Purchaser (other than by merger). The Initial Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Initial Purchaser assigns or transfers the Note or any Warrants, provided that such transferee agrees in writing to be bound, with respect to the Note or Warrants, by the provisions of the Transaction Documents that apply to the “Initial Purchaser” and as further required by the provisions of this Section 5.7. For the avoidance of doubt, (a) the Initial Purchaser may transfer its agreement to purchase the Note to an Affiliate to the Closing Date, provided that such transferee executes this Purchase Agreement and the transferor remains liable for the obligations of the Affiliate transferee, and (b) the Notes, Warrants, and other Securities shall be transferable by the Initial Purchaser in accordance with the terms thereof and hereof and thereof and in accordance with any applicable securities Laws. The parties to each assignment shall execute and deliver to the Company and the Agent an Assignment and Assumption in the form of Exhibit G hereto acceptable to the Agent and any tax form required by the Agent, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee shall deliver to the Agent an administrative questionnaire as requested by the Agent. Beneficial ownership of the Notes will only be shown on, and transfers thereof will be effected only through, the books and records of the Agent. The Agent shall not record upon its books and records any transfer of any Notes except in accordance with the terms and conditions of this Agreement. Any purported sale, transfer or assignment of Notes in express violation of such terms and conditions shall be void ab initio and shall not be recognized by the Company or the Agent.

5.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the federal courts located in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Note Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Note Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the Initial Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Initial Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Initial Purchaser’s right to acquire such shares pursuant to the Initial Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Initial Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The Initial Purchaser and the Company agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to Note Holder pursuant to any Transaction Document or a Note Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury Laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Note Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by Law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Note Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Note Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Note Holder’s election.

5.18 Independent Nature of Note Holders’ Obligations and Rights. The obligations of each Note Holder under any Transaction Document are several and not joint with the obligations of any other Note Holder, and no Note Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Note Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Note Holder pursuant hereto or thereto, shall be deemed to constitute the Note Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Note Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Note Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Note Holder to be joined as an additional party in any Proceeding for such purpose. The Company has elected to provide all Note Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Note Holders.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23 Correction of Transaction Documents. The Initial Purchaser and the Agent (at the written direction of the Required Holders) may correct patent errors and fill in any blanks in the Transaction Documents consistent with the agreement of the parties with five (5) days prior written notice to the Company.

5.24 Amendment and Restatement. This Agreement and the Note, following the consummation of the DIP Assumption, amend and restate and replace in its entirety the Senior DIP Facility, and the obligations set forth herein and in the other Transaction Documents amend and restate and replace in their entirety the DIP Facility Obligations, and any additional documentation governing the Senior DIP Facility shall be deemed to be cancelled, terminated, and extinguished, and replaced in their entirety with the Transaction Documents.

ARTICLE VI.

THE AGENT

6.1 Appointment and Authorization. Each Note Holder hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Note Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or any other Transaction Document. Each Note Holder hereby acknowledges and agrees that the Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Transaction Documents. The Agent shall not have or be deemed to have any fiduciary relationship with any Note Holder or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent in such capacity. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Transaction Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default as provided herein) granted to the Agent herein shall not be construed as duties. The Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Agent herein shall apply to any document entered into by the Agent in connection with its role as Agent under the Transaction Documents. Except to the extent expressly provided otherwise herein, the Required Holders shall have the right to direct the Agent in all matters concerning the Transaction Documents.

6.2 Delegation of Duties. The Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

6.3 Default; Collateral.

(a) Upon the occurrence and during the continuance of a Default or an Event of Default, the Note Holders agree that Required Holders shall have the sole right to determine a course of action for the enforcement of the rights of the Note Holders, and the Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Agent shall have received written instructions from the Required Holders (email being sufficient). All rights of action under the Transaction Documents and all rights to the Collateral, if any, hereunder and thereunder may be enforced by the Agent (at the written direction of the Required Holders) and any suit or proceeding instituted by the Agent in furtherance of such enforcement shall be brought in its name as the Agent without the necessity of joining as plaintiffs or defendants any Note Holder, and the recovery of any judgment shall be for the benefit of the Note Holders subject to the reasonable and documented fees, expenses and other amounts payable to the Agent. In actions with respect to any Collateral or other property or assets of the Company or any of its Subsidiaries, the Agent is acting for the benefit of each Note Holder. Each Note Holder authorizes and directs the Agent to enter into the Transaction Documents to which it is a party on the date hereof on behalf of and for the benefit of the Note Holders.

(b) Except to the extent that the consent of such Note Holder is required under the terms of this Agreement, each Note Holder agrees that any action taken by the Required Holders in accordance with the provisions of the Transaction Documents, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Note Holders.

(c) The Agent is hereby authorized (but not obligated) on behalf of the Note Holders, without the necessity of any notice to or further consent from any Note Holder, from time to time to take any action with respect to any property, Collateral or Transaction Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Transaction Documents.

(d) The Agent shall not have any obligation whatsoever to any Note Holder or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Agent pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Agent in any of the Transaction Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE AGENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Transaction Documents or otherwise to the contrary, except as directed by the Required Holders or as otherwise expressly set forth herein or in the other Transaction Documents, the Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Transaction Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Note Holders hereby irrevocably authorize the Agent to release any Lien granted to or held by the Agent upon any Collateral: (i) when the Notes have been paid in full in cash, (ii) solely with respect to the Liens on the subject Collateral, in connection with any disposition expressly permitted under the Transaction Documents, or (iii) solely with respect to the Liens on the subject Collateral, in connection with such Collateral becoming Excluded Collateral as expressly permitted under the Transaction Documents. In addition, the Note Holders irrevocably authorize the Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Transaction Documents if approved and authorized in writing by the Required Holders. Upon request by the Agent at any time, the Required Holders (or such other number or percentage of Note Holders as is required hereunder) will confirm in writing the Agent’s authority to release particular types or items of the Collateral pursuant to this Section 6.3(e) and the Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). In the absence of such confirmation, the Agent shall be entitled to refrain from granting any release under this Section 6.3(e).

(f) In furtherance of the authorizations set forth in this Section 6.3, each Note Holder hereby irrevocably appoints the Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Note Holder (i) to enter into the Transaction Documents, (ii) to take action with respect to the Collateral and Transaction Documents to create, perfect, maintain and preserve the Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Transaction Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Agent’s power, as attorney, relative to the matters described in this Section 6.3. The powers and authorities herein conferred on the Agent may be exercised by the Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Agent (or any Person acting on behalf of the Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 6.3(f) to the Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Note, or any part thereof, shall remain unpaid.

6.4 Liability of Agent.

(a) Neither the Agent nor any of its Related Parties shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY

A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN BY THE AGENT AT THE DIRECTION OF THE REQUIRED HOLDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF NOTE HOLDERS AS IS REQUIRED HEREUNDER) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, or

(ii) be responsible in any manner to any Note Holder or any other Person for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for the priority of any liens purported to be created by any of the Transaction Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Transaction Document, or for any failure of the Company or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company.

(b) The Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Agent has been advised of the possibility of such damages and regardless of the form of action.

(c) Notwithstanding any other provision of this Agreement or the other Transaction Documents, the Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). The Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Transaction Document or applicable law.

(d) The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(e) The Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Agent pursuant to any Transaction Document or (ii) enable the Agent to exercise and enforce its rights under any Transaction Document. In addition, the Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or priority of such security interest.

(f) Whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent (except in connection with the Agent’s ability to enter into any amendment to the Agent Fee Letter or any other Transaction Document to which it is a party when such amendment affects the rights and obligations of the Agent, each of which shall be made in the Agent’s sole discretion), it is understood that in all cases that the Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence (email being sufficient) from the Required Holders in respect of such action.

6.5 Reliance by Agent.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or email, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. Delivery of reports, documents and other information to the Agent is for informational purposes only and the Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Agent in any capacity shall not constitute knowledge of or delivery to the Agent in any other capacity under the Transaction Documents or to any affiliate or other division of the Agent.

(b) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Agent under the terms of this Agreement and the other Transaction Documents, the Agent may seek the written direction of the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement), which written direction may be in the form of an email, and the Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Agent requests such direction with respect to any action, the Agent shall be entitled to refrain from such action unless and until the Agent has received such direction, and the Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Note Holders shall direct in any circumstance, the direction of the Required Holders shall apply and be sufficient for all purposes. If the Agent so requests, it must first be indemnified to its satisfaction by the Note Holders against any and all reasonable and documented fees, losses, liabilities and expenses which may be incurred by the Agent by reason of taking or continuing to take, or omitting, any action directed by the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement) prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Transaction Documents authorizing the Agent to take any action does not obligate the Agent to take such action.

(c) The Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Agent in good faith thereon.

(d) If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate in good faith, and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e) If the Agent shall reasonably require any information to perform its duties under the Transaction Documents, the Company shall, to the extent it has such information, provide such information promptly upon request.

(f) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(g) [reserved].

(h) [reserved]

(i) The Note Holders and any transferees or assignees after the Closing Date will be required to provide to the Agent or its agents all information, documentation or certifications reasonably requested by the Agent to permit the Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

6.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a responsible officer of the Agent shall have received written notice from a Note Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Agent shall promptly notify the Note Holders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Holders.

6.7 Successor Agent. The Agent may (i) resign at any time upon 30 days’ notice to the Note Holders with a written copy of such notice to the Company or (ii) be terminated by the Required Holders. If the Agent resigns or is terminated under this Agreement, the Required Holders shall appoint a successor agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Agent prior to the resignation or removal thereof), powers and duties of the retiring Agent, the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation or termination hereunder, the provisions of this Article VI and Section 6.7 shall inure to the benefit of such retiring Agent, its sub-agents or attorneys in fact and as to any actions taken or omitted to be taken by any of them while the retiring Agent was the Agent under this Agreement. If no successor agent has accepted appointment as the Agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless become effective and the Initial Purchaser shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for herein; provided that in the case of any security held by the Agent on behalf of the Note Holders under the Transaction Documents, the retiring Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the reasonable expense of Note Holders). Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to the business of the Agent shall be the successor of the Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

6.8 Discretionary Acts and Solicitation of Note Holder Consent. Notwithstanding anything else to the contrary herein or in the other Transaction Documents, whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be)

suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that the Agent shall be acting at the written direction of the Required Holders or that percentage of the Note Holders as required under the specific circumstance otherwise provided for hereunder and shall be fully protected in acting pursuant to such directions.

6.9 Expenses; Indemnity.

(a) The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agent in connection with the preparation and administration of this Agreement and the other Transaction Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agent in connection with the enforcement or protection of its or the Note Holders’ rights in connection with this Agreement and the other Transaction Documents including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Agent (limited to a single counsel for Agent and a single local counsel for Agent in each relevant jurisdiction). The Company agrees to pay and reimburse the Agent for its reasonable and documented out-of-pocket legal costs and expenses paid or incurred by the Agent through and including the Closing Date in connection with the preparation, negotiation and review of this Agreement and other Transaction Documents.

(b) The Company agrees to indemnify the Agent and its respective partners, controlling persons, legal counsel, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors and affiliates (each, an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees (limited to a single counsel for Agent and a single local counsel for Agent in each relevant jurisdiction), charges and disbursements (collectively, “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation the transactions contemplated thereby, (ii) the enforcement of this Agreement (including the indemnification set forth in this Section 6.9(b)) and any other Transaction Document, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective Affiliates); provided that (x) any indemnity provided herein shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the Indemnitee in its capacity as Agent, and (z) with respect to the Agent and the other Indemnitees (as defined in this paragraph) only, the foregoing indemnification provisions shall be in lieu of and not in addition to the indemnification provisions set forth in Section 4.10 of this Agreement.

(c) Each Note Holder shall indemnify, reimburse and hold harmless the Indemnitees, in each case, to the extent that the Company for any reason fails to pay any amount required to be paid by it to any such Indemnitee under clause (a) or (b) of this Section 6.9 within 60 days of written notice to the Company of such Loss, and without limiting the obligation of the Company to so indemnify, based on and to the extent of such Note Holder’s pro rata share of the aggregate outstanding Principal Amount of the Notes (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, on a several basis), from and against (i) all unreimbursed expenses of such Indemnitee due and owing under clause (a) of this Section 6.9 and (ii) any and all Losses, incurred by or asserted against such Indemnitee arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (B) the enforcement of this Agreement (including the indemnification set forth in this Section 6.9(c)) and any other Transaction Document, or (C) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company); provided that (x) any indemnity provided herein shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, and (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the Indemnitee in its capacity as Agent. For purposes of determining each Note Holder’s “pro rata share,” if such unreimbursed expense or indemnity payment is sought after the date on which the Notes have been paid in full, such determination of each Note Holder’s “pro rata share” shall be made based on the aggregate outstanding Principal Amount immediately prior to the Note being paid in full.

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, and each Indemnitee shall not assert, and hereby waives, any claim against the Company, in each case, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, or the other Transaction Documents, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e) The provisions of this Section 6.9 shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Agent or any Note Holder, or the resignation or replacement of the Agent. Subject to Section 6.9(c), all amounts due under this Section 6.9 shall be payable on written demand therefor

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SCILEX HOLDING COMPANY		Address for Notice: 960 San Antonio Rd., Palo Alto, CA 94303 Attention: Stephen Ma Telephone: (408) 891-8341 Email: sma@scilexholding.com

By:	/s/ Jaisim Shah
Name: Jaisim Shah Title: Chief Executive Officer and President

With a copy to (which shall not constitute notice):

Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895 E-mail: elizabethrazzano@paulhastings.com

AGENT: ACQUIOM AGENCY SERVICES LLC

By:	/s/ Beth Cesari
Name: Beth Cesari Title: Senior Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE INITIAL PURCHASER FOLLOWS]

INITIAL PURCHASER: ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron Title: Chief Executive Officer

By:	/s/ Josh Hexter
Name: Josh Hexter Title: Chief Business and Operating Officer

With a copy to (which shall not constitute notice):

Proskauer Rose LLP Eleven Times Square New York, NY 10036 Attention: Ehud Barak; James P. Gerkis E-mail: ebarak@proskauer.com ; jgerkis@proskauer.com

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Initial Purchaser: Oramed Pharmaceuticals, Inc.

Signature of Authorized Signatory of Initial Purchaser:	/s/ Nadav Kidron

Name of Authorized Signatory: Nadav Kidron

Title of Authorized Signatory: Chief Executive Officer

Email Address of Authorized Signatory: nadav@oramed.com

Address for Notice to Initial Purchaser:

1185 Avenue of the Americas,

Third Floor

New York, NY 10036

Attn: Josh Hexter

Principal Amount: $ 101,875,000.00   (including the Initial Rolled Expense Amount)

Exhibit 10.2

[EXHIBIT B]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 21, 2023, between Scilex Holding Company, a Delaware corporation (the “Company”), and Oramed Pharmaceuticals, Inc. (“Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and Purchaser (the “Purchase Agreement”).

The Company and Purchaser hereby agrees as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 7(c).

“Blackout Period” means such day or days, not to exceed five (5) consecutive Trading Days or fifteen (15) Trading Days in the aggregate in any consecutive twelve (12) month period, with respect to which the Board of Directors of the Company determines in good faith (a) that an amendment or supplement to a Registration Statement or prospectus contained therein is necessary, in light of subsequent events, in order to correct a material misstatement made therein or to include information the absence of which would render such Registration Statement or such prospectus materially misleading and (b) that the filing of such amendment or supplement would result in the disclosure of information which the Company has a bona fide business purpose for preserving as confidential; provided that in no event shall a Blackout Period occur more than once in any twelve (12) month period.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the date that is 60 days following the Closing Date, or if the Company is notified by the Commission that the Initial Registration Statement will be reviewed, the date that is 90 days following the Closing Date, and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 30th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Existing Registration Statement” means that certain Registration Statement on Form S-1 previously filed by the Company with the SEC (File No. 333-268603), as amended and supplemented.

“Filing Date” means, (a) with respect to the prospectus supplement to the Existing Registration Statement required pursuant to Section 2(a)(i) regarding the Transferred Warrants, the date that is 15 days following the Closing Date, (b) with respect to the Initial Registration Statement required hereunder, the date that is 30 days following the Closing Date and, (c) with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 7(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Registrable Securities” means, as of any date of determination, (a) the Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2. Shelf Registration.

(a) On or prior to each Filing Date (i) with respect to the Transferred Warrants, the Company shall prepare and file with the Commission a prospectus supplement to the Existing Registration Statement to update information to reflect the transfer of the Transferred Warrants to Purchaser and update the “Selling Stockholder” section of such registration statement to add Purchaser as a “Selling Stockholder” thereunder and (ii) with respect to all other Registrable Securities, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous

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basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by the Holders of at least 85% interest the Registrable Securities) the “Plan of Distribution” in substantially the form attached hereto as Annex A and the “Selling Stockholder” section in substantially the form attached hereto as Annex B; provided, however, that (A) with respect to the prospectus supplement required by Section 2(a)(i), such Plan of Distribution and Selling Stockholder section may be in substantially the form set forth in the Existing Registration Statement and (B) no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement and the Existing Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement and the Existing Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Commission confirms effectiveness with the Company, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of

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liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used its reasonable best efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

b.

Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Initial Registration Statement or the prospectus supplement to the Existing Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement or prospectus supplement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequently withdraws the filing of any such Registration Statement, the Company shall be deemed to have not satisfied this clause (d)(i) as of the Filing Date (i); provided, that if the filing of a Registration Statement or prospectus supplement is delayed (x) to respond to inquiries raised by a Holder or counsel to a Holder pursuant to Section 3(a) herein, (y) in response to a notice of objection by the Holders of a majority of the Registrable Securities pursuant to Section 3(a) herein, or (z) because a Holder fails to timely deliver a Selling Stockholder Questionnaire pursuant to Section 3(a) herein, then in each case

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the Company shall be deemed to have satisfied this clause (d)(i) as of the Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement (provided if the Registration Statement does not allow for the resale of Registrable Securities at prevailing market prices (i.e., only allows for fixed price sales), the Company shall have been deemed to have not satisfied this clause) or (v) after the effective date of a Registration Statement or of the Existing Registration Statement, such Registration Statement or Existing Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement or Existing Registration Statement, as applicable, or the Holders are otherwise not permitted to utilize the Prospectus or prospectus supplement therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purposes of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purposes of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the sum of (x) the aggregate principal amount outstanding under the Note issued to such Holder, and (y) the aggregate Exercise Price (as defined in the Closing Warrant) of the Closing Warrants (excluding, for the avoidance of doubt, the aggregate Exercise Price of the Transferred Warrants, as applicable) issued to such Holder for which the underlying Warrant Shares are included in such Registration Statement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 12.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon

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at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as reasonably practicable following the date on which such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be (i) permitted to name any Holder or affiliate of a Holder as any “underwriter” without the prior written consent of such Holder or (ii) required pursuant to this Agreement to file more than two Registration Statements on Form S-1 with respect to the Registrable Securities in any twelve month period.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and the prospectus supplement that includes the Transferred Warrants and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) (except for any amendments, post-effective amendments or supplements caused by the filing of any Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus supplements), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement, the prospectus supplement that includes the Transferred Warrants or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been

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so furnished copies of a Registration Statement or the prospectus supplement that includes the Transferred Warrants or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than three (3) Trading Days prior to the filing of the Registration Statement.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement, the Existing Registration Statement and the Prospectuses used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement and Existing Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement and the Existing Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a

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Registration Statement or the Existing Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the Existing Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement or the Existing Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement, the Existing Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, the Existing Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, the Existing Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement and the Effective Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement, Existing Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (solely to the extent not previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished.

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(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement and Existing Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement or the Existing Registration Statement, which certificates or book-entry statements shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) Upon the occurrence of any event contemplated by Section 3(d) and except during a Blackout Period, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement, the Existing Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement, the Existing Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise

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its right under this Section 3(j) to suspend the availability of a Registration Statement, the Existing Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(k) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l) Following such time as the Company is eligible to use Form S-3, the Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(m) The Company shall notify each Holder in writing of the information the Company reasonably requires from the Holder in connection with the registration of Registrable Securities hereunder. The Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities. Notwithstanding the foregoing, the Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A.

4. Holder Obligations.

In connection with the registration of the Registrable Securities, each Holder shall:

(a) not less than three (3) Trading Days prior to the filing of the Registration Statement, furnish to the Company the Selling Stockholder Questionnaire;

(b) reasonably cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder;

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(c) comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement; and

(d) notify the Company when it has sold all of the Registrable Securities theretofore held by it.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement or the Existing Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding

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a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, actual, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, the Existing Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(v), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus during any Blackout Period or after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 7(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 7(f).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in the Holder Information or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information

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provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement or Existing Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all actual, reasonable and documented fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the actual, reasonable and documented fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all actual, reasonable and documented fees and expenses of the Indemnified Party (including actual, reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any actual, reasonable and documented attorneys’ or other actual, reasonable and documented fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

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The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to seek specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except as set forth on Schedule 6(b) attached hereto, none of the Company’s security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the

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Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 7(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by or in connection with a merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign its registration rights hereunder in connection with a transfer of Registrable Securities by such Holder, provided that such transferee execute and deliver a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such transferee were a Holder party hereto; whereupon such transferee will be treated for all purposes of this Agreement, with the same rights, benefits and obligations under this Agreement as were initially granted to the Holder with respect to the transferred securities.

(g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

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(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

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********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, donees, transferees, distributees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. It is possible that the Selling Stockholders will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act

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or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders, upon the exercise of the Warrants. For additional information regarding the issuances of Warrants, see “Private Placement of Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the Warrants, as of ________, 2023, that are currently exercisable or that will become exercisable by the selling stockholders within 60 days of [   ], without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon the exercise of the Warrants, determined as if the outstanding Warrants were exercised, as applicable, in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The terms of the Warrants provide for certain limitations on the exercise of such Warrants, including that a selling stockholder may not exercise such Warrants, as applicable, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.9% of our then outstanding common stock following such conversion or such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect any such limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

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Annex C

SCILEX HOLDING COMPANY

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Scilex Holding Company a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

E-Mail:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐   No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐   No ☐

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Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐   No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐   No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of securities beneficially owned by the Selling Stockholder:

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5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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Exhibit 10.3

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of September 21, 2023 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”) in favor of the holders of that certain Senior Secured Promissory Note dated as of the date hereof due March 21, 2025 in the original aggregate principal amount of $101,875,000.00 (the “Note”) and any Additional Notes (as defined below) issued by Scilex Holding Company, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof, among Oramed Pharmaceuticals Inc. (the “Initial Note Holder”), Acquiom Agency Services LLC, as the collateral agent (the “Agent”) and the Company (the “Securities Purchase Agreement”), the Company has agreed to sell and issue to the Inital Note Holder, and the Initial Note Holder has agreed to purchase from the Company the Note, subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes (as defined below); and

NOW, THEREFORE, in consideration of the premises and to induce the Initial Note Holder to enter into the Securities Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Note Holders as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Additional Notes” means any other senior secured promissory notes issued by the Company after the Closing Date in full or partial substitution of the Note.

“Collateral” has the meaning set forth in the Security Agreement.

“eCapital Subordination Agreement” has the meaning set forth in the Note.

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Note Documents” means the Securities Purchase Agreement, the Notes, this Guarantee, the other Security Documents and all exhibits and schedules thereto and hereto. For the avoidance of doubt, Note Documents shall not include the Registration Rights Agreement, any Warrants or related documents.

“Note Holders” means, collectively, the holders of the Notes, including the Initial Note Holder and any transferee, successor or assign thereof that is a holder of the Note.

“Notes” means, collectively, the Note and the Additional Notes (each as amended, restated, supplemented or otherwise modified from time to time in accordance with the Note).

“Obligations” has the meaning set forth in the Security Agreement.

“Required Holders” has the meaning set forth in the Note.

“Security Agreement” means that certain Security Agreement entered into on the date hereof, among the Company, the Company’s Subsidiaries and the Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

2.	Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Note Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Note Documents to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Note Holders hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been paid in full (excluding inchoate reimbursement obligations for which no demand has been made).

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Note Holders from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full (excluding inchoate reimbursement obligations for which no demand has been made).

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Note Holders whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Note Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Note Holders and each Guarantor shall remain liable to the Note Holders for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Note Holders, no Guarantor shall be entitled to be subrogated to any of the rights of the Note Holders against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Note Holders for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until all amounts owing to the Note Holders by the Company on account of the Obligations are paid in full (excluding inchoate reimbursement obligations for which no demand has been made). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Note Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Note Holders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Note Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Required Holders may determine.

(d) Amendments, Etc. With Respect to the Obligations. To the extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Note Holders may be rescinded by the Note Holders and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Note Holders, and the Securities Purchase Agreement and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Holders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent for the benefit of the Note Holders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Note Holders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Note Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (i) the validity or enforceability of the Securities Purchase Agreement, the Note or any other Note Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or the Note Holders, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by the Note Holders) which may at any time be available to or be asserted by the Company or any other Person against the Note Holders, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Note Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Note Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Note Holders against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Note Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Note Holders without set-off or counterclaim in U.S. dollars in accordance with Section 2(i) of the Note.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to the Note Holders as of the date hereof:

(a) Organization and Qualification. The Guarantor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization set forth on Schedule 1, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor is duly qualified to conduct their respective business and is in good standing (to the extent applicable) as a foreign corporation or other entity in each jurisdiction in which the nature of their respective business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Guarantee, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Guarantor, or (iii) a material adverse effect on the Guarantor’s ability to perform in any material respect on a timely basis its obligations under this Guarantee (any of (i), (ii) or (iii), a “Material Adverse Effect”). As of the date hereof, the Company (as defined in the Securities Purchase Agreement) has no subsidiaries other than those identified as such on the Disclosure Schedules to the Securities Purchase Agreement.

(b) Authorization; Enforcement. The Guarantor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of and other laws of general application.

(c) No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing the Guarantor’s Indebtedness, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full on or before the Closing Date, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Guarantor is bound or affected. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. Except as already obtained and/or being made in connection herewith, the Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guarantee, other than (i) filings to be made under the Security Documents and (ii) any necessary approval from the Bankruptcy Court.

(e) Purchase Agreement. The representations and warranties made by the Company in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the date hereof as of the date hereof (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), and the Note Holders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

4. Covenants. Each Guarantor covenants and agrees with the Note Holders that, from and after the date of this Guarantee until the Obligations shall have been paid in full (excluding inchoate reimbursement obligations for which no demand has been made), such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Note) under Sections 8(a)(ii), (a)(iii), (a)(v), (a)(vi), (a)(xiv), (a)(xv), (a)(xvii) or (a)(xviii) under the Note is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Required Holders.

(b) Notices. All notices, requests and demands to or upon the Note Holders or any Guarantor hereunder shall be effected in the manner provided for in the Securities Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Note Holders shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Note Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Note Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Holders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Note Holders for, all their reasonable and documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Note Documents to which such Guarantor is a party, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel to the Note Holders (limited to a single counsel for the Note Holders, taken as a whole, and, a single local counsel for Note Holders, taken as a whole, in each relevant jurisdiction).

(ii) The Guarantors may withhold from any amounts payable hereunder amounts with respect to taxes (if, in the Guarantor’s judgment, any such amounts are required to be withheld) with respect to any such payments made hereunder and no Guarantor will not be required to gross up or otherwise indemnify any Note Holder with respect to any such taxes (or any other taxes, including, without limitation, any stamp, registration taxes or any income taxes) and each Note Holder shall indemnify the Company with respect to any such taxes to the extent not so withheld.

(iii) The indemnification provisions set forth in Section 4.10 of the Securities Purchase Agreement is incorporated herein by reference and shall apply to each Guarantor.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Securities Purchase Agreement and the other Note Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Note Holders and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Required Holders.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Note Holders at any time and from time to time while an Event of Default under any of the Note Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Note Holders to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Note Holders may elect, against and on account of the obligations and liabilities of such Guarantor to the Note Holders hereunder and claims of every nature and description of the Note Holders against such Guarantor, in any currency, whether arising hereunder, under the Securities Purchase Agreement, the Note, any other Note Document or otherwise, as the Note Holders may elect, whether or not the Note Holders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Note Holders shall notify such Guarantor promptly of any such set-off and the application made by the Note Holders of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Note Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Note Holders may have.

(g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Note Documents represent the agreement of the Guarantors and the Note Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Note Holders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof which would result in the application of the law of another jurisdiction. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the Supreme Court of the State of New York and the United States District Court for the Southern District of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Note Documents to which it is a party;

(ii) the Note Holders have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Note Documents, and the relationship between the Guarantors, on the one hand, and the Note Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Note Holders.

(m) Additional Guarantors. The Company shall cause each of its domestic subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder (i) concurrently with the repayment in full in cash of all amounts owed under the Note, the Securities Purchase Agreement and the other Note Documents (excluding inchoate reimbursement obligations for which no demand has been made) and (ii) if such Guarantor ceases to be a wholly-owned subsidiary of the Company pursuant to a transaction expressly permitted by the Note Documents and performed for bona fide business purposes and not in contemplation of adversely impacting the Note Holders’ interest in this Guarantee or the Collateral generally.

(o) Seniority. Other than the AR Facility (subject to the eCapital Subordination Agreement), and all Acceptable Indebtedness, Obligations of each of the Guarantors hereunder rank senior in priority of payment to any other Indebtedness (as defined in the Note) of such Guarantor.

(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE NOTE HOLDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered as of the date first above written.

SCILEX HOLDING COMPANY, a Delaware corporation, as the Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer, President, Treasurer, and Secretary

SEMNUR PHARMACEUTICALS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX PHARMACEUTICALS INC., a Delaware corporation, as a Guarantor

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and Secretary

SCLX STOCK ACQUISITION JV LLC, a Texas limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

SCLX DRE Holdings LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

ACCEPTED AND AGREED

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

INITIAL NOTE HOLDER:

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 21, 2023 (this “Agreement”), is among Scilex Holding Company, a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and Acquiom Agency Services LLC, a Colorado limited liability company, as the collateral agent (the “Agent”) for the holders of the Company’s Senior Secured Note Due March 21, 2025, in the original aggregate principal amount of $101,875,000.00 (the “Note”) and all Additional Notes (as defined in the Note), their endorsees, transferees and assigns (collectively with the Agent, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement (as defined below), Oramed Pharmaceuticals Inc. has agreed to extend the loan to the Company evidenced by the Note;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Note and any Additional Notes (collectively, the “Notes”); and

WHEREAS, in order to induce the Secured Parties to extend or hold the loan evidenced by the Notes, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Agent (on behalf and for the benefit of the Secured Parties), pari passu with each other Secured Party and through the Agent, a security interest in all or substantially all of the property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

“Additional Debtor” has the meaning set forth in Section 4(ii).

“Closing Date” has the meaning given to such term in the Securities Purchase Agreement.

“Collateral” means the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, rights under licenses (including, but not limited to, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses, and any and all rights in or to Material Licenses), distribution and other agreements, Computer Software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims (including, without limitation, the commercial tort claims set forth on Schedule 10 to the Perfection Certificate as of the Closing Date);

(vi) All deposit accounts and all cash and cash equivalents (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All insurance policies of any kind maintained by any Debtor;

(x) All files, records, books of account, business papers, and computer programs; and

(xi) To the extent not otherwise included, all Proceeds, Payment Intangibles, Supporting Obligations and products of any and all of the foregoing and all collateral security and guaranties given by any Debtor with respect to any of the foregoing.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of Capital Stock and the other equity interests presently owned as listed in the Perfection Certificate (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of Capital Stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (each of the following, “Excluded Collateral”) (a) any property that is the subject of a lien securing purchase money indebtedness or leases permitted under the Note where the applicable purchase agreement or lease prohibits any Debtor from granting any other liens in such property provided, that (i) any such limitation described in this clause (a) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including pursuant to a Bankruptcy Event) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such property, lease, license or contract shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (b) more than sixty-five percent (65%) of the equity interests of any entity organized under the laws of any jurisdiction outside of the United States, (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (d) any lease, license or other contract or any governmental authorization, certificate, charter, franchise, approval and consent of any Debtor (other than any proceeds and receivables thereof unless such proceeds and receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) if the grant of a security interest in such lease, license, contract, governmental authorization, certificate, charter, franchise, approval or consent in the manner contemplated by this Agreement is prohibited by the terms of such lease, license, contract governmental authorization, certificate, charter, franchise, approval or consent (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or by applicable law and would result in the termination of such lease, license or contract in favor of any other party thereto (other than a Debtor) or give the other parties thereto (other than a Debtor) the right to terminate, accelerate or otherwise adversely alter any Debtor’s rights, titles and interests thereunder

(including upon the giving of notice or the lapse of time or both) or requires any consent from the counterparty thereto or a governmental authority not obtained (without any requirement to obtain such consent or authorization), after giving effect to the applicable anti-assignment provisions of the UCC, (e) any fee-owned real property (other than Material Real Property) and any leasehold interest in real property (it being understood that there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (f) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (g) all commercial tort claims that are not reasonably expected as determined by the Company in good faith to result in a judgment or settlement payment with a value in excess of $500,000 individually, (h) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited by any applicable law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (y) requires any consent, approval, license or other authorization of any third party (other than the Company or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings permitted under the Note)) or governmental authority not obtained, other than to the extent such prohibition or restriction would be rendered ineffective under the UCC (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC); provided that, in the event of the termination or elimination of any such prohibition or the requirement for any consent for the pledge or grant of security interest in such asset to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (i) margin stock, (j) letter of credit rights with a value of less than $250,000 individually, except to the extent perfection of the security interest therein is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (k) assets where the burden or cost (including any adverse tax consequences to the Company or any Subsidiary) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Secured Parties afforded thereby as reasonably determined between the Company and the Agent and (l) any assets to the extent a security interest in such assets or perfection thereof would result in material adverse tax consequences to the Company or any Subsidiary as reasonably determined by the Company in good faith, in consultation with the Agent.

Notwithstanding anything to the contrary set forth herein, no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in any assets unless the Company’s and its Subsidiaries’ EBITDA on a consolidated basis generated from such non-U.S. jurisdiction is at any time greater than 5% of the total EBITDA of the Company and its Subsidiaries on a consolidated basis (an “Applicable EBITDA Producing Foreign Jurisdiction”), in which case the Debtors shall be required to take such action as may be necessary for the Agent to register the Agent’s security interest (to the extent legally permitted in such non-U.S. jurisdiction) in all Intellectual Property registered in such Applicable EBITDA Producing Foreign Jurisdiction. As of the Closing Date, the Debtors shall only be required to take such action as may necessary for the Agent to register the security interests of the Agent in Intellectual Property in the United States (this paragraph, the “Foreign Perfection Requirement”).

“Computer Software” shall mean all Software (as defined in the UCC), computer software, applications, programs and databases (including Source Code, object code and all related applications and data files), firmware and documentation and materials relating thereto.

“Copyright Licenses” shall mean any and all agreements, now or hereafter in effect, providing for the granting of any license or similar right in or to Copyrights owned by any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including copyrights in Computer Software and databases, whether registered or unregistered or published or unpublished, and, with respect to any and all of the foregoing: (i) all registrations, recordings and applications therefor, (ii) all rights corresponding thereto throughout the world, (iii) all rights to sue for past, present and future infringements thereof, and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

“Excluded Collateral” has the meaning set forth in the definition of Collateral.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property owned by the Debtors, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all Copyrights, (ii) all Patents, (iii) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all Trade Secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all rights, title and interests arising under any law, in or relating to Internet domain names, and (vii) all permits, registrations, franchises, corporate or other business records, compositions, drawings, specifications, systems, designs, plans, proposals and technical data and manuals, computer software (including object code, source code and associated data and related documentation), goodwill, indicia, business identifiers, inventions, formulas, processes and techniques, production methods, research and development information, proprietary information, know-how, and trade-secrets and, in each case, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuers” means, collectively, each issuer of any investment property.

“Material Real Property” means any fee-owned real property located in the United States and owned by any Debtor with a fair market value in excess of $1,000,000 on the Closing Date (if owned by a Debtor on the Closing Date) or at the time of acquisition (if acquired by a Debtor after the Closing Date).

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (at the written direction of the Required Holders) may reasonably request.

“Note Documents” means the Securities Purchase Agreement, the Notes, this Agreement, the other Security Documents, the Guarantee, and all exhibits and schedules thereto and hereto. Note Documents shall not include the Warrants, the Management Sale Letters, the Registration Rights Agreement, the DIP Assumption Letter, the Oramed SPA Termination (as each of the foregoing terms is defined in the Securities Purchase Agreement) or any related documents to any of the foregoing.

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, in each case arising under this Agreement, the Notes and the other Note Documents (as defined herein), whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loan extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the other Note Documents (as defined herein); and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Patent Licenses” shall mean any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent has been granted to any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to make, use or sell any invention on which a Patent has been granted to any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (iii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all claims, damages, and proceeds of suit arising therefrom, and (vi) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“Perfection Certificate” shall mean the completed certificate entitled “Perfection Certificate” duly executed and delivered to the Agent on the date hereof.

“Pledged Collateral” shall have the meaning ascribed to such term in Section 8(a)(ii).

“Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

“Pledged Securities” shall mean, with respect to any Debtor, the shares of Capital Stock held by such Debtor; including the Capital Stock set forth in Schedule 3 of the Perfection Certificate as held by such Debtor, along with any other shares of Capital Stock as are hereafter acquired by such Debtor, in each case together with all rights, privileges, authority and powers of such Debtor relating to such Capital Stock in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Debtor in the entries on the books of any financial intermediary pertaining to such Capital Stock, but, in any case, excluding any items constituting Excluded Collateral.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of the date hereof among the Company, the Agent and Oramed Pharmaceuticals Inc. as the initial purchaser thereunder.

“Source Code” shall mean, collectively, any human readable software source code, any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in, embedded in or combined with, in any manner, any software source code.

“Subsidiary” has the meaning given to such term in the Securities Purchase Agreement.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any license or similar right in or to Trade Secrets (whether such Debtor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how constituting trade secrets, whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Debtor under any such agreement.

“Trademarks” shall mean all United States, state, territorial and provincial and foreign trademarks (including, to the extent constituting a trademark or service mark, trade names, corporate names, company names, business names and fictitious business names), service marks, certification marks, collective marks, logos, other source or business identifiers, trade dress and general intangibles of a like nature, all registrations and applications for any of the foregoing including: (i) all extensions or renewals of any of the foregoing, (ii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iii) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Note Holders to extend and hold the loan as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent (on behalf and for the benefit of the Secured Parties) a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, if any, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements, in each case (i) with respect to such items in existence on the Closing Date, contemporaneously or prior to the execution of this Agreement, and (ii) with respect to any such items acquired by such Debtor following the Closing Date, within ten (10) days of such acquisition (or such later date as may be agreed to by the Required Holders in their sole discretion). The Debtors are, contemporaneously with the execution hereof, delivering to the Agent a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth in the Perfection Certificate, which Perfection Certificate shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth in the Perfection Certificate. Except as specifically set forth in the Perfection Certificate, each Debtor is the lessee or record owner of the real property where such Collateral is located, and there exists no mortgage or other liens on any such real property except for Permitted Liens. Except as disclosed on in the Perfection Certificate, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)

(i) Except for Permitted Liens and except as set forth in Schedule 4(c) attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized through all corporate or limited liability company power, as applicable, to grant the Security Interests.

(ii) Except as set forth in Schedule 4(c) attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.

(iii) Except as set forth in Schedule 4(c) attached hereto, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement or in connection with any Permitted Lien).

(d) To the Debtors’ knowledge, no written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. To the Debtors’ knowledge, there has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and, except as set forth in Schedule 4(d) attached hereto, there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth in the Perfection Certificate attached hereto (to the extent such locations of Collateral would be required to be disclosed on the Perfection Certificate pursuant to the thresholds and requirements set forth in the Perfection Certificate) and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents, if any, have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority (other than with respect to liens securing the AR Facility, and liens securing the Acceptable Indebtedness, to the extent permitted under the Note) lien in the Collateral, subject to Permitted Liens.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of each Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to registered copyrights and copyright applications in the United States Copyright Office and/or Patents and registered or applied for Trademarks in the United States Patent and Trademark Office, as applicable, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3 hereof, no action is necessary to create, perfect or protect the security interests created hereunder (subject to the Foreign Perfection Requirement). Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreements, the execution and delivery of said deposit account control agreements and, subject to the Foreign Perfection Requirement, the recordation of the Agent’s security interest in any intellectual property located in a non-U.S. jurisdiction, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder. Notwithstanding anything to the contrary set forth herein, subject to the Foreign Perfection Requirement, no actions in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in any assets.

(g) Each Debtor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by the Required Holders.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) to which any Debtor is a party, (iii) subject to any Required Approvals (as defined in the Securities Purchase Agreement), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Debtor is subject (including federal and state securities laws and regulations), or by which any property or asset of any Debtor is bound or affected in any material respect. All required consents (including, without limitation, from stockholders or creditors of any Debtor), if any, necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The Pledged Securities listed in Schedule 3 of the Perfection Certificate represent all of the Capital Stock and other equity interests of the Guarantors, and represent all Capital Stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (“Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Except for Permitted Liens and subject to the terms of the eCapital Subordination Agreement, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent (at the written direction of the Required Holders), each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Required Holders and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Required Holders to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except as permitted under the Notes) without the prior written consent of the Required Holders.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (ordinary war and tear excluded), and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof (for the avoidance of doubt, it is acknowledged and agreed that the Debtor’s insurance as of the Closing Date is deemed to satisfy the foregoing requirements). Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default (for the avoidance of doubt, it is acknowledged and agreed that the certificates of insurance provided by Debtors to the Agent as of the Closing Date is deemed to satisfy the foregoing requirements). If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $250,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within seven (7) days of obtaining knowledge thereof, advise the Secured Parties through the Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(p) Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent (at the written direction of the Required Holders) may from time to time reasonably request and the Required Holders may in their sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, the execution and delivery of (i) a separate security agreement with respect to each Debtor’s Intellectual Property (an “Intellectual Property Security Agreement”) on the Closing Date (for the avoidance of doubt, such Intellectual Property Security Agreement required on the Closing Date shall only be required with respect to the Debtors’ U.S. Intellectual Property) and (ii) supplemental Intellectual Property Security Agreements on a quarterly basis, commencing with the first full calendar quarter following the Closing Date, within 45 days following the last day of each applicable calendar quarter, covering any newly acquired or registered Intellectual Property (subject to the Foreign Perfection Requirement, limited to U.S. Intellectual Property), if any, which Intellectual Property Security Agreements shall be substantially in a form reasonably acceptable to the Agent and the Required Holders and, in each case, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent (at the written direction of the Required Holders) from time to time; provided, that unless an Event of Default has occurred and is continuing, Debtors shall not be obligated to reimburse the Agent for more than one such inspection in any calendar year.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent (consenting at the written direction of the Required Holders) which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth in the Perfection Certificate.

(z) (i) The actual name of each Debtor is the name set forth in the Perfection Certificate; (ii) no Debtor has any trade names except as set forth in the Perfection Certificate; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth in the Perfection Certificate; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth in the Perfection Certificate.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb) Each Debtor, in its capacity as issuer, hereby agrees, to comply with any and all orders and instructions of Agent (at the written direction of the Required Holders) regarding the Pledged Interests or the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper with an aggregate value in excess of $250,000 constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) Other than with respect to Excluded Accounts, if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent and Required Holders, to be entered into and delivered to the Agent for the benefit of the Secured Parties, in each case, subject to the time period set forth in Section 7(b)(vi) of the Note.

(ee) If any Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor with a face amount greater than $500,000, such Debtor shall promptly, and in any event within 10 Business Days, notify the Agent thereof and shall, at the written request and option of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) use commercially reasonable efforts to, within 15 days of such request, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (ii) during the occurrence and continuation of an Event of Default, arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Debtor unless an Event of Default has occurred and is continuing.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall promptly upon Agent’s written request (and in no event later than five (5) Business Days after receiving written request from the Agent or such longer time period as the Required Holders may agree), join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and, to the extent necessary to protect and preserve Secured Parties’ security interest in such Collateral, shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent and Required Holders.

(gg) If any Debtor shall at any time hold or acquire any Commercial Tort Claim with an aggregate value (as determined by the Company in good faith) in excess of $500,000, such Debtor shall promptly (and in any event within 10 Business Days of obtaining knowledge or receipt thereof) notify the Secured Parties in a writing signed by such Debtor of the particulars thereof (provided, for the avoidance of doubt, that the foregoing requirement, to the extent applicable, shall be deemed to be satisfied as of the Closing Date with respect to the Commercial Tort Claims set forth on Schedule 10 to the Perfection Certificate) and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things reasonably deemed necessary or desirable by the Required Holders to give the Agent a perfected security interest in any such Commercial Tort Claim.

(hh) Reserved.

(ii) Each Debtor shall cause each subsidiary of such Debtor to become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors promptly following the formation or acquisition of such Additional Debtor (in any event within thirty (30) days of such formation or acquisition). Concurrent therewith, the Additional Debtor shall deliver a supplement to the Perfection Certificate. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to the extent necessary to comply with the covenants and agreements set forth herein and in the Note.

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, upon written request by the Agent (at the written direction of the Required Holders), the applicable Debtor shall deliver to the Agent an acknowledgement of pledge

(which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Agent (at the written direction of the Required Holders) during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without notice to or the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, if the Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) In the event any Debtor, either itself or through any agent, employee, licensee, or designee, files an application for the registration of any Copyright with the United States Copyright Office, or acquires or otherwise obtains any ownership of Collateral consisting of Copyrights after the date hereof, such Debtor shall, in no event more than twenty five (25) days thereafter, execute and deliver an Intellectual Property Security Agreement in accordance with Section 4(p) above.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary, or as the Agent (at the written direction of the Required Holders) may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) The Perfection Certificate attached hereto lists all of the registered patents, patent applications, registered trademarks, trademark applications and registered copyrights, and domain names owned by any of the Debtors as of the date hereof. The Perfection Certificate lists all licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof.

(pp) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company and formed or acquired after the date hereof to enter into an assumption agreement in the form of Annex 1 to the Guarantee.

5. Reserved.

6. Defaults. The occurrence of an Event of Default under the Notes shall be an Events of Default hereunder.

7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or other Obligation, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, first to the payment or reimbursement of any fees and expenses then owed to the Agent and then to the Secured Parties pro-rata in proportion to their respective then-currently outstanding principal amount of the Notes for application to the satisfaction of the Obligations.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth Business Day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies available to the Agent under any other agreement, at law, in equity, or otherwise, and in all cases the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers in each case solely upon the occurrence and during the continuance of an Event of Default:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Subject in each case to the requirement that concurrent notice thereof be delivered by the Agent to the applicable Debtor, (A) the Agent shall have the sole and exclusive right to receive any and all dividends, payments or other proceeds paid in respect of the Pledged Securities and other investment property pledged hereunder (to the extent not constituting Excluded Collateral) (collectively, the “Pledged Collateral”) and make application thereof to the Obligations in the manner set forth in Section 9 hereof, (B) the Agent shall have the sole and exclusive right (but shall be under no obligation) to register any or all of the Pledged Collateral in the name of the Agent or its nominee, (C) all rights of each Debtor to exercise or refrain from exercising the voting, corporate, consensual and other rights and privileges pertaining to the Pledged Collateral to which such Debtor would otherwise be entitled shall automatically cease and become vested in the Agent, and (D) the Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Agent in writing in its sole discretion) the sole and exclusive right to exercise or refrain from exercising, but under no circumstances is the Agent obligated by the terms of this Agreement or otherwise to exercise, (x) all voting, corporate, consensual and other rights and privileges pertaining to the Pledged Collateral, whether at any meeting of shareholders of the relevant Issuer or Issuers, by written consent in lieu of a meeting or otherwise, and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Debtor or the Agent of any right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine in its sole discretion), all without liability except to account for property actually received by the Agent, but the Agent shall have no duty to any Debtor or any other Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In furtherance of the rights exercised by the Agent upon concurrent notice to the applicable Debtor in accordance with the preceding sentence, each Debtor hereby appoints the Agent as such Debtor’s true and lawful attorney-in-fact, with full power of substitution, and grants to the Agent this IRREVOCABLE PROXY, to vote all or any part of the Pledged Collateral from time to time following the occurrence and during the continuance of an Event of Default, in each case in any manner as the Agent is directed in writing by the Required Holders for or against any or all matters submitted, or which may be submitted, to a vote of shareholders (including holders of any Capital Stock of any Issuer), partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders (including holders of any Capital Stock of any Issuer), partners or members would be entitled (including, without limitation, giving or withholding written consents of holders of Capital Stock of any Issuer, calling special meetings of the holders of the Capital Stock of any Issuer and voting at such meetings). The power-of-attorney and irrevocable proxy granted hereby are effective automatically upon the occurrence and during the continuance of an Event of Default without the necessity that any action (including, without limitation, that any transfer of any of the Pledged Collateral be recorded on the books and records of the relevant Issuer or that any of the Pledged Collateral be registered in the name of the Agent or any other Person) be taken by any Person (including the Issuer of the relevant Pledged Collateral or any officer or agent thereof), are coupled with an interest and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of each relevant Debtor, and shall terminate only upon payment in cash of the Obligations in full.

(iii) Each Debtor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Debtor hereunder to comply with any instruction received by such Issuer from the Agent in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from such Debtor, and each Debtor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Agent’s authority to give such instruction, including the payment of any dividends or other payments with respect to any Pledged Collateral directly to the Agent. Each party hereto that is an Issuer acknowledges the rights, remedies and privileges of the Agent set forth in Section 8(a)(ii) above and agrees to abide and comply with any action taken by the Agent thereunder or pursuant thereto.

(iv) In furtherance of, and without in any way limiting, any of the foregoing, promptly (and in any event within two (2) Business Days or such later date as the Agent may agree at the written direction of the Required Holders) following a request from the Agent, each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent any and all such further proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request (at the written direction of the Required Holders) to facilitate the exercise of, or otherwise in connection with, any of the rights or remedies granted to the Agent in or pursuant to Section 8(a)(ii) above.

(v) Reserved.

(vi) The Agent shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon commercially reasonable terms and conditions, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, to the extent permitted by applicable law, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(vii) The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(viii) The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(ix) To the extent permitted by applicable law, the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) Each Debtor covenants and agrees that, on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) (other than, for the avoidance of doubt, any expiration arising as a result of all of the Obligations being repaid in full) of the irrevocable proxy granted herein, including pursuant to Section 8(a)(ii) hereof, such Debtor shall automatically be deemed to have granted to the Agent a new irrevocable proxy on the same terms as the terms of the irrevocable proxy previously granted herein, including pursuant to Section 8(a)(ii) hereof. Promptly upon any request by the Agent (at the written request of the Required Holders), each Debtor agrees to deliver to the Agent any further written evidence of such new irrevocable proxy to enable the Agent to exercise all of the rights relating to the Pledged Securities set forth in Section 8(a)(ii) hereof on the same terms as set forth therein.

(c) The Agent may sell the Collateral during the continuance of an Event of Default without giving any warranties and may specifically disclaim such warranties. In addition, to the fullest extent permitted by applicable law, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, (ii) then to the reasonable and documented out-of-pocket attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral and any other fees and expenses including reasonable and documented out-of-pocket attorneys’ fees and expenses of the Agent due and payable at such time, and (iii) then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of the Notes at the time of any such determination) in accordance with clause (iv) of Section 2(i) of the Notes, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Agent) applicable to the sale of the Pledged Securities by the Agent.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent (at the direction of the Required Holders). The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Required Holders is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Note Holders the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and expenses of its counsel and of any experts and agents, which the Note Holders may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Note Holders the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Note Holders may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement (including with respect to any workout, restructuring or bankruptcy proceeding) of any of the rights of the Note Holders under the Notes. Until so paid, any fees payable to the Note Holders hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate and any fees and expenses payable to the Agent shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid in full in cash (other than contingent indemnification and reimbursement obligations for which no demand has been made), the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes and all other Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) have been paid in full in cash; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent (at the written direction of the Required Holders), and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent (at the written direction of the Required Holders) deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any Patents, Trademarks, Copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, at the request of the Agent (at the written direction of the Required Holders), each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated in the Perfection Certificate, all such instruments, and take all such action as may reasonably be deemed necessary or advisable to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Agent (at the written direction of the Required Holders) may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, at the written direction of the Required Holders, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the

Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations (other than contingent indemnification and reimbursement obligations for which no demand has been made) shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be given in the form and manner and delivered to the Collateral Agent and/or applicable Note Holder at its address specified in the Notes, and to any of the Grantors at their respective addresses specified in the Note or the Guarantee, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, at the written direction of the Required Holders, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. Appointment of Agent. Pursuant to Section 5.23 of the Securities Purchase Agreement, the Secured Parties have appointed Acquiom Agency Services LLC to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder.

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the schedules hereto and the Perfection Certificate, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Agent (acting at the direction of the Required Holders), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party. Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Securities Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts located in New York, New York. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) The provisions of Section 6.9 of the Securities Purchase Agreement are incorporated herein by reference, mutatis mutandis.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(n) The Agent shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Securities Purchase Agreement as though fully set forth herein. In performing its functions and duties under this Agreement, the Agent shall act solely as a non-fiduciary agent of the Secured Parties and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Secured Parties. Nothing in this Agreement or any other Transaction Document shall be interpreted as giving the Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the liens granted hereunder or as giving the Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DEBTORS:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCILEX, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer, President, Treasurer, and Secretary

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and Secretary

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCLX STOCK ACQUISITION JV LLC

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

SCLX DRE HOLDINGS LLC

By:	/s/ Jack Wu
Name:	Jack Wu
Title:	Sole Manager

AGENT:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

HOLDER:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

ANNEX A

to

SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of September 21, 2023 made by Scilex Holding Company and its subsidiaries party thereto from time to time, as Debtors, to and in favor of the Secured Parties identified therein (the “Security Agreement”).

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto is a supplement to the Perfection Certificate reflecting the information requested thereby with respect to the Additional Debtor [and a supplement to Schedules 4(c) and 4(d) to the Security Agreement].

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:

Name:
Title:

Address:

Dated:

Exhibit 10.5

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of September 21, 2023, by and between eCAPITAL HEALTHCARE CORP., a Delaware corporation (together with its successors and assigns, “ABL Lender”), and SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Debtor”), and ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company, as the collateral agent (in such capacity, together with its successors and assigns and as more specifically defined below, “Note Agent”) for the Note Secured Parties (as defined below).

RECITALS

1. WHEREAS, Debtor and ABL Lender have entered into that certain Credit and Security Agreement, dated as of June 27, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which ABL Lender has made and may in the future make loans or extensions of credit to or for the benefit of Debtor, secured by Debtor’s personal property identified on the UCC-1 Financing Statement filed with the Delaware Secretary of State on June 27, 2023, naming ABL Lender as secured party, and Debtor as debtor, which is attached hereto as Exhibit A (as may be continued or amended (other than amendments to the collateral description), the “UCC-1”);

2. WHEREAS, pursuant to the Securities Purchase Agreement (as defined in the Note) the Initial Note Holder has agreed to purchase a promissory note from Scilex Holding Company, a Delaware corporation (the “Issuer”) evidenced by the Note (as defined below);

3. WHEREAS, the Debtor has entered into that certain Subsidiary Guarantee dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Guarantee”), whereby the Debtor and the other guarantors party thereto have agreed to jointly and severally guarantee and act as surety for payment of the Note;

4. WHEREAS, the Debtor, the Issuer, certain other subsidiaries of the Issuer and the Note Secured Parties have entered into that certain Security Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Security Agreement”) to secure the prompt payment, performance and discharge in full of all of the Issuer’s obligations under the Note and the Debtor’s and the other guarantors’ obligations under the Note Guarantee;

5. WHEREAS, under the Credit Agreement, Debtor is permitted to enter into the Note Guarantee if Note Agent’s lien on the ABL Priority Collateral (as defined below) is subordinate to ABL Lender’s lien on the ABL Priority Collateral; and

6. WHEREAS, the ABL Obligations are intended to be secured by first priority liens on the ABL Priority Collateral, and the Note Obligations are intended to be secured by first priority liens on the Note Priority Collateral and second priority liens on the ABL Priority Collateral, such priorities and related rights to be established by this Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and stipulated to by all parties hereto, ABL Lender, Debtor, and Note Agent covenant and agree as set forth below.

1.	Definitions. The following capitalized terms shall have the meanings set forth below for purposes of this Agreement.

a.

“ABL Collateral” means all assets, whether now owned or hereafter acquired by Debtor, in which a Lien is granted or purported to be granted at any time by Debtor to ABL Lender as security for any ABL Obligation, it being understood that the ABL Collateral does not include the Note Priority Collateral.

b.

“ABL Obligations” means all obligations, liabilities and indebtedness of every nature of one or more of Debtor from time to time owed to ABL Lender under the Credit Agreement, including, without limitation, interest, fees, costs, expenses, indemnification obligations, whether primary or secondary, direct or indirect, contingent or fixed, joint or several, matured or unmatured or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of an Insolvency Event (including, without limitation, interest or other charges accruing thereon after an Insolvency Event, without regard to whether or not such interest or other charges are allowed claims).

c.

“ABL Priority Collateral” means all of Debtor’s personal property identified in the collateral description set forth in the UCC-1 to the extent that such personal property has typically secured the ABL Obligations consistent with past practice.

d.	“Additional Note” has the meaning set forth in the Note.

e.	“Collateral” means, collectively, all ABL Collateral and all Note Collateral.

f.

“Collateral Actions” means (i) to ask, demand or sue for, or to pursue, take or receive from Debtor or any obligor on any of the ABL Priority Collateral, any payment, value, money or other proceeds of any of the ABL Priority Collateral, or (ii) to pursue or prosecute any right or remedy which Note Agent may have as a secured party or otherwise in respect of any of the ABL Priority Collateral.

g.	“Initial Note Holder” means Oramed Pharmaceuticals Inc., a Delaware corporation.

Subordination Agreement, Page 2

h.	“Insolvency Event” means the following:

i.

Debtor commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor making a general assignment for the benefit of its creditors; or

ii.

there is commenced against Debtor any case, proceeding or other action of a nature referred to in Clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

iii.

there is commenced against Debtor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief and which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry of such order; or

iv.	Debtor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in any of clauses (i), (ii), or (iii) above; or

v.	Debtor is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due.

i.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

j.	“Note Agent” has the meaning set forth in the preamble.

k.

“Note Collateral” means all assets, whether now owned or hereafter acquired by Debtor, in which a Lien is granted or purported to be granted at any time by Debtor to any Note Secured Party as security for any Note Obligation.

l.	“Note Documents” means the Notes, the Note Guarantee and the Note Security Agreement.

m.	“Note Guarantee” has the meaning set forth in the recitals hereto.

Subordination Agreement, Page 3

n.	“Note Obligations” means all “Obligations” as defined in the Note Security Agreement.

o.	“Note Priority Collateral” means all Collateral except for ABL Priority Collateral.

p.	“Note Secured Parties” means, collectively with Note Agent, the Initial Note Holder and the other holders of the Notes.

q.	“Note Security Agreement” has the meaning set forth in the recitals hereto.

r.	“Note” means the Issuer’s Senior Secured Promissory Note due March 21, 2025, in the original principal amount of $101,875,000.00.

s.	“Notes” means collectively, the Note and any Additional Notes outstanding on any date of determination.

t.

“Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

u.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected or disposed of, whether voluntarily or involuntarily.

v.	“Securities Purchase Agreement” has the meaning set forth in the Note.

w.	“Uniform Commercial Code” means the Uniform Commercial Code, as amended, as in effect in the State of New York as of the date of this Agreement.

2.	Acknowledgement of Lien; Lien Priority; Prohibition on Contesting Liens; No New Liens.

a.

ABL Lender hereby agrees and acknowledges that Note Agent, for the benefit of itself and the Note Secured Parties, has been granted a first priority Lien upon the Note Priority Collateral, and hereby consents thereto. Note Agent (on behalf of the Note Secured Parties) hereby agrees and acknowledges that the ABL Lender has been granted a first priority Lien upon the ABL Collateral, and hereby consents thereto.

b.

Note Agent hereby agrees that all of its rights and interest with respect to the ABL Priority Collateral shall be in all respects subject and subordinate to the rights of ABL Lender with respect to the ABL Priority Collateral in connection with and on account of the ABL Obligations. The foregoing subordination in the preceding sentence in respect of the ABL Priority Collateral shall be irrespective of (i) the time, order, manner or method of creation, attachment or perfection of the respective security interests, liens or other rights granted to Note Agent or ABL Lender, (ii) the time or manner of the filing of their respective financing statements, (iii) whether Note Agent or ABL Lender

Subordination Agreement, Page 4

or any bailee or agent of either party holds possession of any or all of such ABL Priority Collateral, (iv) the dating, execution or delivery of any agreement, document or instrument granting Note Agent or ABL Lender security interests or liens in or on any or all of the ABL Priority Collateral , and (v) any provision of the Uniform Commercial Code or any other applicable law to the contrary.

c.

Note Agent agrees to refrain from challenging the validity, enforceability, priority or perfection of ABL Lender’s security interests in the ABL Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. ABL Lender agrees to refrain from challenging the validity, enforceability, junior priority or perfection of Note Agent’s security interests in the ABL Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise. ABL Lender agrees to refrain from challenging the validity, enforceability, priority or perfection of Note Agent’s security interests in the Note Priority Collateral, whether in a proceeding under the United States Bankruptcy Code involving Debtor as a debtor, or otherwise.

d.

Until the Note Obligations have been paid in full, ABL Lender shall not acquire or hold any Lien on any Note Priority Collateral. If ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any Note Priority Collateral, then ABL Lender shall, without the need for any demand from Note Agent and notwithstanding anything to the contrary in the Credit Agreement, as soon as practicable (i) notify Note Agent in writing of the existence of such Lien and (ii) take all steps necessary to fully and unconditionally release such Lien.

e.

Note Agent acknowledges that the loans made to Debtor under the Credit Agreement are revolving, and if the ABL Obligations at any time are $0.00 it does not necessarily mean the ABL Obligations are paid in full or that ABL Lender is no longer obligated to make advances to Debtor under the Credit Agreement. ABL Lender and Debtor agree to provide immediate notice to Note Agent of the occurrence of the Termination Date (as defined in the Credit Agreement) under Section 11.1 of the Credit Agreement, at which point (i) the Liens of the ABL Lender shall be automatically released and terminated in accordance therewith and (ii) ABL Lender agrees to execute and deliver such additional documents, filings, releases and other instruments as the Debtor may reasonably require to carry out the terms of this Section 2(e) at the Debtor’s expense.

3.	Restrictions on Subordination Obligations. Notwithstanding the terms of the Note Documents, Debtor and Note Agent agree as follows:

a.	[Reserved].

b.

Subject to the penultimate paragraph of this Section 3, until the ABL Obligations are paid in full and the Credit Agreement is terminated, Note Agent will not take any Collateral Actions, regardless of whether such Collateral Actions relate to the Note Obligations or any other indebtedness that is outside the definition of Note Obligations, with respect to the ABL Priority Collateral.

Subordination Agreement, Page 5

c.

Debtor shall not make, and Note Agent shall not require or accept, any payments on the Note Obligations using Advance (as defined in the Credit Agreement) proceeds, if doing so would cause Availability (as defined in the Credit Agreement) to be less than $0.00 after giving effect to such payment. At the reasonable request of Note Agent, ABL Lender shall promptly confirm whether a payment by Debtor would have the effect of violating this Section 3(c).

d.

ABL Lender may take any and all actions deemed necessary or advisable to ABL Lender in its reasonable discretion, and as permitted by law or the Credit Agreement, to enforce, realize on, or liquidate its security interest in the ABL Priority Collateral without any liability to Note Agent.

e.

Notwithstanding anything contained herein to the contrary, following (i) a default under the Credit Agreement that results in an acceleration of the ABL Obligations, or (ii) Debtor’s failure to pay the ABL Obligations in full by the maturity date of the ABL Obligations, if ABL Lender has not commenced an action for judicial foreclosure or recorded a notice of default for non-judicial foreclosure for a period in excess of one hundred eighty (180) days after the occurrence of the above defaults, or if ABL Lender thereafter fails to diligently prosecute such exercise of remedies to completion, Note Agent may exercise its remedies under and with respect to the ABL Priority Collateral under the Note Documents; provided, however, an enforcement of Note Agent’s remedies in accordance herewith shall not effect, waive or otherwise modify the terms of this Agreement.

f.

For the avoidance of doubt, and notwithstanding anything to contrary contained herein, (i) nothing in Section 2 or this Section 3 shall restrict or prohibit any actions of the Note Secured Parties with respect to the Note Priority Collateral and (ii) ABL Lender acknowledges and agrees that until the payment in full of the Note Obligations the Note Secured Parties shall have the sole right to exercise or refrain from exercising rights and remedies with respect to the Note Priority Collateral (but the Note Secured Parties shall have no obligation to exercise any such rights and remedies) and the ABL Lender shall have no lien on any Note Priority Collateral and no right to exercise any rights and remedies with respect to the Note Priority Collateral.

4.	Restrictions on ABL Obligations. Without Note Agent’s prior written consent, the Facility Cap (as defined in the Credit Agreement) shall not exceed $30,000,000.

5.

Application of Proceeds. Whether or not any Insolvency Event has been commenced by or against Debtor, ABL Lender and Note Agent hereby agree that all ABL Priority Collateral, and all Proceeds thereof, shall be applied as follows:

first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of ABL Lender as provided for pursuant to the Credit Agreement;

Subordination Agreement, Page 6

second, to the payment of the ABL Obligations in accordance with the Credit Agreement until the ABL Obligations are paid in full;

third, to the payment of the Note Obligations until the Note Obligations are paid in full; and

fourth, the balance, if any to the Debtor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.

Payments Held in Trust. Until such time as the ABL Obligations are paid in full and the Credit Agreement is terminated, if Note Agent receives ABL Priority Collateral proceeds, or receives any payment that Note Agent is not permitted to accept under the terms of Section 3(c), Note Agent agrees to segregate and hold such payment in trust for the benefit of ABL Lender and agrees to immediately deliver the payment to ABL Lender in precisely the same form received (but with the endorsement of Note Agent where necessary) for application on account of the ABL Obligations.

7.

Transactions with Collateral. Without affecting the rights of ABL Lender under this Agreement, Note Agent agrees and consents that any ABL Priority Collateral in whole or in part, may be exchanged, sold or surrendered by ABL Lender for other ABL Collateral as it may deem advisable, and that any balance or balances of funds with ABL Lender at any time outstanding to the credit of the Debtor may, from time to time, in whole or in part, be surrendered or released by ABL Lender as it may deem advisable.

8.

Control Agreements. Note Agent agrees to terminate any existing control agreements on Debtor’s Controlled Deposit Accounts (as defined in the Credit Agreement) and re-enter control agreements with ABL Lender as first lien creditor and Debenture Representative as second lien creditor in respect of the Controlled Deposit Accounts. As of the date hereof, Note Agent is not party to any control agreements with the Debtor in respect of its deposit accounts.

9.	Buyout Option.

a.

In the event of any Event of Default under and as defined in the Credit Agreement that continues unwaived or uncured for a period of 30 consecutive days (except for Events of Default that do not result in ABL Lender (i) ceasing to make advances under the Credit Agreement or (ii) charging the default interest rate under the Credit Agreement), ABL Lender shall promptly deliver to Note Agent (for further delivery to the Note Secured Parties) a written notice, which notice shall describe such event with reasonable specificity. Such written notice shall constitute an offer by ABL Lender to sell all of the ABL Obligations to the Note Secured Parties for an amount, payable in cash, equal to the unpaid principal balance of the ABL Obligations plus all accrued interest, fees (including, without limitation, any Early Termination Fee (as defined in the Credit Agreement)), indemnities and other amounts accrued under the Credit Agreement and other documents evidencing ABL Obligations (the “Purchase Price”).

Subordination Agreement, Page 7

b.

The Note Secured Parties must exercise their rights under subsection (a) within 10 business days of their receipt of written notice referred to in subsection (a) from ABL Lender, and if the offer is accepted, consummation of the purchase and sale shall take place within 10 business days after acceptance pursuant to documentation reasonably acceptable to ABL Lender. Payment of the Purchase Price shall be made in cash in immediately available funds against delivery by ABL Lender of (i) all instruments of conveyance reasonably requested by Note Agent and (ii) all possessory ABL Priority Collateral.

c.

Any such purchase and sale shall be expressly made without representation or warranty of any kind by and without recourse to ABL Lender, except that ABL Lender shall represent and warrant: (i) that such ABL Lender owns its ABL Obligations free and clear of any liens or encumbrances and (ii) such ABL Lender has the right to assign its ABL Obligations and the assignment is duly authorized. ABL Lender shall in good faith stipulate, in writing, as to the amount of the ABL Obligations being purchased on the date of purchase.

10.

Insolvency Event. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Event. Without limiting the foregoing, following the commencement of an Insolvency Event involving the Debtor, the provisions of this Agreement shall continue to govern the relative rights and priorities of Note Agent and ABL Lender even if all or part of their respective liens or security interests are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Insolvency Event. In any Insolvency Event, (i) Note Agent shall not (a) seek or support debtor-in-possession financing to be secured by all or any portion of the ABL Priority Collateral (such financing, “ABL DIP Financing”), other than as may be provided by ABL Lender, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the ABL Priority Collateral proposed to be provided by ABL Lender, (c) object to any request by ABL Lender for adequate protection for the post-petition use of cash collateral that constitutes ABL Priority Collateral, in each case, so long as Note Agent retains its Lien on the ABL Priority Collateral to secure the Note Obligations (in each case, including proceeds thereof arising after the commencement of any Insolvency Event), and, as to the Note Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Event and any Lien securing such ABL DIP Financing is junior and subordinate to the Holder’s Lien on the Note Priority Collateral and (d) the aggregate principal amount of such ABL DIP Financing, together with the outstanding principal amount of the ABL Obligations outstanding as of the commencement of such Insolvency Proceeding, does not exceed $33,000,000, (ii) ABL Lender shall not (a) seek or support debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral (such financing, “Term Loan DIP Financing”), other than as may be provided by Note Agent, (b) oppose any debtor-in-possession financing to be secured by all or any portion of the Note Priority Collateral proposed to be provided by Note Agent and (c) object to any request by Note Agent for adequate protection for the post-petition use of cash collateral that constitutes Note Priority Collateral so long as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Event and any Lien securing such Term Loan DIP Financing is junior and subordinate to the ABL Lender’s Lien on the ABL Priority Collateral.

Subordination Agreement, Page 8

11.

Liquidation. In the event of the liquidation or sale of the assets of the Debtor, by reason of dissolution or bankruptcy, or by appointment of a receiver, or by other legal proceeding, all amounts received by any person from the liquidation of the ABL Priority Collateral shall be paid first to ABL Lender to be applied to the ABL Obligations in accordance with Section 5.

12.

Waivers. Note Agent hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require ABL Lender to marshal any ABL Priority Collateral of the Debtor for the benefit of Note Agent. ABL Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Note Agent to marshal any Note Priority Collateral of the Debtor for the benefit of ABL Lender. Note Agent also hereby waives, to the extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing ABL Lender from taking, or refraining from taking, any action with respect to all or any part of the ABL Priority Collateral. Without limiting the foregoing, Note Agent hereby agrees that until the ABL Obligations are paid in full and the Credit Agreement is terminated: (a) it has no right to direct or object to the manner in which ABL Lender applies the proceeds of the ABL Priority Collateral resulting from the exercise by ABL Lender of its rights and remedies under the Credit Agreement and (b) that ABL Lender has not assumed any obligation to act as the agent for Note Agent with respect to the ABL Priority Collateral.

13.

Amendments in Writing. No waiver shall be deemed to have been made by any party to this Agreement of any or all of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized signatories, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

14.

Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the undersigned and the respective successors and assigns of the undersigned. The parties hereby consent to the jurisdiction of the state and federal courts located in Wilmington, Delaware for any dispute arising out of this Agreement. There are no third-party beneficiaries to this Agreement. Each of the parties to this Agreement hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise arising out of, connected with or related to or in connection with this Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury. No finding of invalidity of any provision of this Agreement shall affect the continuing validity of all other provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed an original. This Agreement shall not be construed against any party by reason of such party having drafted this Agreement.

Subordination Agreement, Page 9

15.

Notices. Any written notice or other written communication to be given under this Agreement shall be mailed or electronically mailed (“email”) to each party at its address, or email address, as applicable, set below, or to such other address or email address a party may specify in writing by notice to the other parties. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt, or (ii) email shall be effective when sent to a valid email address as set forth below, with a request for acknowledgment of receipt and such acknowledgement has been received by sender.

If to Note Agent, at:

Acquiom Agency Services LLC

950 17th Street, Suite 1400

Denver Colorado 80202

Email: bcesari@srsacquiom.com

With copies to (which

Shall not constitute notice):

Oramed Pharmaceuticals Inc.

1185 Avenue of the Americas, Third Floor

New York, NY 10036

Attn: Nadav Kidron

Joshua Hexter

Telephone: +972-2-566-0001

Email: nadav@oramed.com;

josh@oramed.com

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Phil Kaminski

Telephone: 212-969-3511

Email: pkaminski@proskauer.com

If to the Debtor, at:

Scilex Pharmaceuticals, Inc.

960 San Antonio Road

Suite 100

Palo Alto, CA 94303

Attention: Stephen Ma

Email: sma@scilexholding.com

Subordination Agreement, Page 10

With copies to (which

shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

Email: elizabethrazzano@paulhastings.com

If to ABL Lender, at:

eCapital Healthcare Corp.

20807 Biscayne Blvd, Suite 203

Aventura, FL 33180

Attn: Legal Department

Email: EHCLegal@ecapital.com

With copies to (which

shall not constitute notice):

Kincaid, Frame & Associates, Co. LPA

6151 Wilson Mills Road, Suite 310

Highland Heights, OH 44143

Attention: Timothy J. Kincaid

Email: Tkincaid@kincaidframe.com

16.	Notices of Default.

a.

Debtor shall, within two (2) business days of its receipt of any default notice under the Credit Agreement, provide a copy of such notice to Note Agent. Debtor shall, within two (2) business days of its receipt of any default notice under the Note or the documents governing its affiliate’s obligations guaranteed thereby, provide a copy of such notice to ABL Lender.

[Signature Page Follows]

Subordination Agreement, Page 11

IN WITNESS WHEREOF, the parties have executed or caused this Subordination Agreement to be executed as of the day and year first above-written.

NOTE AGENT:

ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Senior Director

[Signature Page Continues Next]

ABL LENDER:

eCAPITAL HEALTHCARE CORP., a Delaware corporation

By:	/s/ Timothy Peters
Name:	Timothy Peters
Title:	Authorized Signatory

[Signature Page Continues Next]

DEBTOR:

SCILEX PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Exhibit 10.6

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

SCILEX HOLDING COMPANY

AND

SORRENTO THERAPEUTICS, INC.

September 21, 2023

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of September 21, 2023 (this “Agreement”), by and between Scilex Holding Company, a Delaware corporation (the “Purchaser”) and Sorrento Therapeutics, Inc., a Delaware corporation (the “Seller”). Purchaser and the Seller are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, on February 13, 2023, the Seller and its wholly owned Subsidiary, Scintilla Pharmaceuticals, Inc. (“Scintilla”), commenced voluntary proceedings under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are being jointly administered under the caption In re Sorrento Therapeutics, Inc., et al.;

WHEREAS, on July 28, 2023, the Seller and Scintilla, as borrowers (in such capacity, the “Borrowers”), entered into that certain Junior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “Junior DIP Loan Agreement”) with the Purchaser, as lender (in such capacity, the “Junior DIP Lender”), pursuant to which the Borrowers obtained $20,000,000 of junior post-petition financing (the “Junior DIP Facility”);

WHEREAS, the Seller desires to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Seller, those securities of the Purchaser listed on Schedule I attached hereto (the “Purchased Securities”), on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the transactions contemplated by this Agreement (collectively, the “Transactions”) will be consummated pursuant to and in accordance with the Bid Procedures Order and the Sale Order (each as defined below), pursuant to Sections 105 and 363 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq, as amended (the “Bankruptcy Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations and warranties set forth herein, and in order to prescribe the terms and conditions of such purchase and sale, intending to be legally bound, the Parties agree as follows:

1.	PURCHASE PRICE; DEPOSIT; TREATMENT OF JUNIOR DIP LOAN.

Pursuant to Section 363 of the Bankruptcy Code and on the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below) and effective as of the Effective Time (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller the Purchased Securities listed on Schedule I attached hereto, free and clear of any Encumbrances or Liabilities. The aggregate consideration for the Purchased Securities shall be (i) $100,000,000 which such amount is satisfied by the Oramed DIP Assumption (the “DIP Amount”) plus (ii) a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of any and all amounts of principal and accrued but unpaid interest outstanding, and any other obligations of Sorrento or Scintilla, in each case, under the Junior DIP Facility as of the Closing Date (the “Credit Bid Amount”) plus (iii) $5,000,000 which the Purchaser paid to the

Seller on September 13, 2023 as an advance payment of the Purchase Price (as defined below) (the “Advance Payment”) plus (iv) $5,000,000 which the Purchaser shall pay to the Seller on the Closing Date (the “Closing Payment”) plus (v) the assumption and assignment of all of the obligations of the Seller to Paul Hastings LLP for legal fees and expenses reflected in Paul Hastings LLP’s proof of claim #238 filed with the Bankruptcy Court in the amount of $12,249,244.09 (the “Legal Fee Assumption” and, together with the DIP Amount, the Credit Bid Amount, the Advance Payment and the Closing Payment, the “Purchase Price”). Notwithstanding anything to the contrary in this Agreement, the amount of Purchased Securities and Purchase Price per share shall be appropriately adjusted in the event of any stock split, dividend, stock combination, reclassification or similar transaction occurring prior to the Closing Date. For the avoidance of doubt, Purchaser will not assume any Liabilities, accounts payable, notes payable, expenses or other obligations of Seller or its Affiliates.

2.	CLOSING.

(a) The sale and purchase of the Purchased Securities shall be effected by the Seller delivering to SCLX Stock Acquisition on the Closing Date duly executed certificates or other instruments evidencing the Purchased Securities with instruments of transfer reasonably satisfactory to the Purchaser (duly endorsed or otherwise in such form sufficient for transfer), against delivery by the Purchaser to the Seller of the Purchase Price. The Purchase Price shall be paid by Purchaser to the Seller on or prior to the Closing Date in accordance with Section 1, with the Closing Payment being paid by wire transfer of immediately available funds in U.S. dollars to an account designated by the Seller to the Purchaser in writing no later than two Business Days prior to the Closing Date.

(b) The Purchaser will notify its transfer agent of the proposed Closing Date, and the Seller will deliver to the Purchaser or such transfer agent documentation reasonably requested by the Purchaser or such transfer agent to effect the book-entry transfer of the Purchased Securities by the Seller to the Purchaser. The Purchaser and/or its transfer agent will transfer the Purchased Securities to the Purchaser in a restricted book-entry position on the books of the transfer agent and register the Purchaser as the registered owner of the Purchased Securities as of the Effective Time. The Seller will cooperate with the Purchaser and will use reasonable best efforts to transfer the Purchased Securities in the manner preferred by the Purchaser.

(c) The closing of such sale and purchase of the Purchased Securities (the “Closing”) shall take place immediately following the execution of this Agreement, remotely by conference call and electronic exchange of documentation, at 10:00 a.m. New York time, or by such other means or at such other date and time as the Parties shall mutually agree (the date of the Closing, the “Closing Date” and the time of the Closing, the “Effective Time”).

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to the Purchaser, subject to such exceptions as are disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by the Seller to Purchaser concurrently with the execution and delivery of this Agreement as follows:

(a) Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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(b) Authority. The Seller has authorized the execution, delivery and performance of this Agreement and each of the transactions contemplated hereby, and, upon entry and effectiveness of the Sale Order (as defined below), no other action will be necessary to authorize such execution, delivery and performance. Subject to and assuming the entry and effectiveness of the Sale Order, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

(c) No Violation; Consents.

(i) No consent, approval, authorization or order (each a “Consent”) of any federal, municipal, state, local or foreign governmental, administrative, taxing or regulatory authority, department, agency, commission or body (including any court, arbitrator, or similar tribunal) (each a “Governmental Authority”) having jurisdiction over the Seller is required for the execution, delivery or performance by the Seller of its obligations hereunder, including without limitation the sale of the Purchased Securities, except for (A) the entry of the Sale Order by the Bankruptcy Court (as defined below) and (B) such consents, approvals, authorizations or orders as have already been obtained or granted.

(ii) Except to the extent excused by or unenforceable as a result of the Bankruptcy Case (as defined below) and except for the entry and effectiveness of the Sale Order, neither the sale of the Purchased Securities nor the performance of the Seller’s obligations hereunder will violate, conflict with, result in a breach or termination of, extinguish any material rights, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other Organizational Documents of the Seller (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any Governmental Authority (“Laws”) having jurisdiction over the Seller or any of its respective assets or properties, or (iii) the terms of any Material Contract, except in each case as would not reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the transactions contemplated by this Agreement.

(d) Capitalization. Other than that certain Stockholder Agreement, dated as of September 12, 2022, between the Purchaser and the Seller and that certain Amended and Restated Registration Rights Agreement, dated as of November 10, 2022, among the Purchaser, the Seller and the other parties thereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Seller is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Purchaser or any of its Subsidiaries or preemptive rights with respect thereto.

(e) Title to Purchased Securities. The Seller has good, valid and marketable title to the Purchased Securities, and, subject to receipt of the Sale Order, good, valid and marketable title will be transferred to the Purchaser free and clear of any charge, lien (statutory or otherwise), mortgage, lease, hypothecation, encumbrance, pledge, security interest, option, right of use, first

4

offer or first refusal, voting trusts, proxies, easement, servitude, restrictive covenant, encroachment or similar restriction, other than those imposed by the Securities Act (each, an “Encumbrance”, and collectively, “Encumbrances”). The Purchased Securities, constitute all of the shares of capital stock of the Purchaser (or options, warrants or rights to purchase shares of capital stock of the Purchaser or securities convertible into or exchangeable for shares of capital stock of the Purchaser) owned by the Seller (other than those certain 1,917,210 shares of common stock of the Purchaser that the Seller is currently holding in abeyance on behalf of certain warrantholders of the Seller).

(f) Legal Proceedings and Orders. Other than in connection with the Bankruptcy Case, to the Knowledge of Seller, there is no action, suit, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding or any informal proceeding) or investigation pending or being heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel (each a “Proceeding”) and no Person has threatened in writing to commence any Proceeding, in each case, that would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions contemplated by this Agreement. To the Knowledge of Seller, and except as described in Section 3(f) of the Seller Disclosure Schedule, there is no governmental order, writ, injunction, judgment or decree to which the Purchased Securities are subject.

(g) SEC Matters. The sale of the Purchased Securities by the Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Seller nor any Person (as defined below) acting on behalf of the Seller has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising.

(h) Brokers. Except as set forth in Section 3(h) of the Seller Disclosure Schedule, no Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by the Seller or any of its Affiliates in connection with the Transactions contemplated by this Agreement.

(i) No Reliance. In making its decision to sell the Purchased Securities, the Seller represents that it has not relied on, and expressly disclaims reliance on, any statements or other information provided by any Person (including, without limitation, the Purchaser) (other than the representations and warranties of the Purchaser set forth in Section 4).

(j) Disclaimer of Additional Warranties. Except as expressly set forth in this Section 3, neither the Seller nor any of its directors, members, officers, employees or representatives nor any other Person makes or has made any representation or warranty, express or implied, at law or in equity, in respect of the Seller, the Purchased Securities or the transactions contemplated by this Agreement, and the Seller disclaims any other representations or warranties, whether made by the Seller or any other Person, in each case notwithstanding the delivery or disclosure to the Purchaser or any other Person of any documentation or other information with respect to the foregoing.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

(a) Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5

(b) Authority. The Purchaser has authorized the execution, delivery and performance of this Agreement and each of the transactions contemplated hereby, and, upon entry and effectiveness of the Sale Order, no other action will be necessary to authorize such execution, delivery and performance. Subject to and assuming the entry and effectiveness of the Sale Order, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(c) No Violation; Consents.

(i) No Consent of any Governmental Authority having jurisdiction over the Purchaser is required for the execution, delivery or performance by the Purchaser of its obligations hereunder, including without limitation the purchase of the Purchased Securities, except for the entry of the Sale Order by the Bankruptcy Court.

(ii) Except to the extent excused by or unenforceable as a result of the filing of the Bankruptcy Case and except for the entry and effectiveness of the Sale Order, neither the acquisition of the Purchased Securities nor the performance of the Purchaser’s obligations hereunder will violate, conflict with, result in a breach of or termination of, extinguish any rights, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other Organizational Documents of the Purchaser, (ii) any Laws of any Governmental Authority having jurisdiction over the Purchaser or any of its assets or properties or (iii) the terms of any material agreement to which the Purchaser is a party or to which any of the Purchaser’s properties is subject, except in each case as would not reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the transactions contemplated by this Agreement.

(d) Sufficient Funds. The Purchaser has sufficient cash in immediately available funds to pay the Closing Payment and all of the fees, costs and expenses incurred in connection with the transactions contemplated hereby by the Purchaser (without giving effect to any unfunded financing, regardless of whether any such financing is committed).

(e) Solvency. Assuming the accuracy of the representations and warranties of Seller set forth in Section 3 (disregarding any materiality, knowledge or similar qualifications or exceptions contained therein), immediately after giving effect to the transactions contemplated hereby (including, without limitation, the Oramed DIP Assumption), the Purchaser shall (i) be able to pay its debts as they become due; (ii) own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of the Purchaser.

(f) Acknowledgement. The Purchaser acknowledges and understands that the Purchase Price represents a mutually agreed upon price for the Purchased Securities determined by the Purchaser and the Seller and does not necessarily represent the fair market value of the Purchased Securities as of the date hereof, as of the Closing or in the future.

(g) Tax Classification. SCLX Stock Acquisition is a direct, wholly-owned subsidiary of the Purchaser that, for U.S. federal and applicable state and local income Tax purposes, is treated as a disregarded entity.

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5.	COVENANTS OF THE PARTIES.

(a) [Reserved].

(b) [Reserved].

(c) Further Assurances. At all times from and after the Closing, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable consistent with applicable Laws or reasonably requested to consummate and make effective in the most expeditious manner practicable the Transactions contemplated by this Agreement and the other Transaction Documents.

(d) No Encumbrances. At the Effective Time, Seller shall sell and transfer the Purchased Securities to the Purchaser, free and clear of any Encumbrances or Liabilities.

(e) [Reserved].

(f) [Reserved].

(g) Tax Matters.

(i) Cooperation on Tax Matters. The Parties shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by any other party, and at such requesting party’s expense, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to Tax periods (or portions thereof) ending on or before the Closing Date. Such cooperation shall include the retention and (upon a reasonable request) the provision of records and information that are reasonably relevant to any filing of Tax Returns including the transactions contemplated hereby and any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees (A) to retain all books and records in its possession with respect to Taxes of the Purchaser and its Subsidiaries relating to any taxable period beginning before the Closing Date for up to seven (7) years, and (B) to give the Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow the Purchaser to take possession of such books and records. For the avoidance of doubt, the Seller shall not be required to share tax information or books and records with the Purchaser with respect to the Seller or the Seller’s consolidated, combined, unitary or affiliated tax group, except to the extent there is an audit, litigation or other proceeding with respect to the Seller’s Income Taxes with respect to a taxable period for which the Purchaser was a member of the Seller’s consolidated, combined, unitary or affiliated tax group and the Purchaser is reasonably expected to have liability for all or a portion of any resulting Tax liability.

(ii) The Parties agree, upon reasonable request and at such requesting party’s expense, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

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(iii) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement and actually due and owing shall be borne and paid by the Purchaser when due, and Purchaser will file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, each Party will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(iv) Tax Election. The Purchaser agrees not to file any entity classification election pursuant to Treasury Regulations Section 301.7701-3 to classify SCLX Stock Acquisition as a corporation for U.S. federal income tax purposes which election shall be effective on or before the day after the Closing Date.

(h) Submission for Bankruptcy Court Approval.

(i) The Seller has given notice under the Bankruptcy Code of the request for the relief in the Sale Order to all Persons entitled to such notice, including all Persons that have asserted Encumbrances in the Purchased Securities, and shall give such additional notice as the Bankruptcy Court shall direct or as the Purchaser may reasonably request, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings in the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby. The Seller shall be responsible for making all appropriate filings relating thereto with the Bankruptcy Court, which filings shall be submitted, to the extent practicable, to the Purchaser prior to their filing with the Bankruptcy Court for the Purchaser’s prior review and comments (which comments the Seller shall consider in good faith).

(ii) The Parties shall consult with one another regarding pleadings which any of them intends to file with the Bankruptcy Court in connection with, or which might reasonably affect, the Sale Order. The Seller shall promptly provide the Purchaser and its counsel with copies of all notices, filings and orders of the Bankruptcy Court that the Seller has in its possession (or receives) pertaining to the Sale Order or any other order related to any of the transactions contemplated by this Agreement, but only to the extent such papers are not publicly available on the Bankruptcy Court’s docket or otherwise made available to the Purchaser and its counsel.

(iii) The Parties shall comply in all material respects with all of their obligations under the Sale Order.

(iv) If the Bid Procedures Order, the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bid Procedures Order, the Sale Order or other such order), subject to rights otherwise arising from this Agreement, the Parties shall use their commercially reasonable efforts to prosecute such appeal, petition or motion and obtain an expedited resolution of any such appeal, petition or motion.

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(i) [Reserved].

(j) [Reserved].

(k) Receipt of Property Relating to Purchased Securities. If, following the Closing, the Seller (or its respective Affiliates or Representatives) shall receive any money, check, note, draft, instrument, payment or other property as proceeds of the Purchased Securities or any part thereof, and to the extent arising from any fact, event or circumstance after the Closing, each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Purchaser and, upon receipt thereof, shall notify Purchaser in writing of such receipt and shall remit the same (or cause the same to be remitted) to Purchaser in the manner reasonably specified by Purchaser.

(l) Post-Closing Operation of the Seller; Name Changes. After the Closing Date, none of the Seller and any of its Affiliates shall use the name or mark “Scilex” or any derivatives thereof for commercial purposes. After the Closing, the Seller and its Affiliates shall promptly file with the applicable Governmental Authorities all documents reasonably necessary to delete from their names the words “Scilex” or any derivatives thereof and shall do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause such documents to become effective as promptly as reasonably practicable. For clarity, nothing in this Section 5(l) shall restrict the Seller or any of its Affiliates from using or referencing the name or mark “Scilex” or any derivatives thereof (i) in a non-trademark manner to describe or provide information regarding the history of the Purchased Securities, or (ii) as required by applicable Law, including in any filing with the SEC, documents filed with the Bankruptcy Court or financial statements.

(m) Transition Services.

(i) Subject to the terms and conditions of this Section 5(m), the Seller will, for a period of up to 120 days following the Closing, provide to the Purchaser a continuation of those services that the Seller has provided to the Purchaser at any time since December 1, 2022 (the “Transition Services”), on the same terms and conditions (including cost) as previously provided between the Seller and the Purchaser; provided however, that:

(1) the Seller shall have the right to make such changes to the Transition Services as are necessary in order to comply with applicable Laws or Permits to which the Seller or its Affiliates is a party or subject;

(2) the Seller shall not be responsible for any act or omission of a third party provider and the Purchaser’s sole and exclusive remedy in respect of such acts or omissions shall be the Seller’s use of commercially reasonable efforts to cause such third party to perform or re-perform the Transition Services and/or to seek available remedies under the applicable Contract with such third party provider;

(3) nothing contained in this Section 5(m) shall require the Seller to provide any services that would constitute the provision of any legal or tax advice or regulated activity, or that would create deficiencies in the Seller’s controls over financial information or adversely affect the maintenance of the Seller’s financial books and records; and

(4) in no event shall the Seller be obligated to hire replacements for employees providing Transition Services that resign, retire or are terminated; provided, however, that in such case, the Seller will use commercially reasonable efforts to provide the applicable Transition Services.

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(ii) The aggregate liability of Seller in connection with the performance of the Transition Services shall not exceed the total fees actually paid or payable by the Purchaser to Seller in respect of the Transition Services. Notwithstanding anything else in this Agreement to the contrary, and solely with respect to the Transition Services, Seller shall not be liable for any special, indirect, punitive or consequential damages which substantially arise out of, relate to or are a consequence of the performance of the Transition Services, except in the event of the Seller’s gross negligence, willful misconduct or fraud. Seller acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Section 5(m) were not performed by them in accordance with the terms hereof or were otherwise breached and that the Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5(l) and to enforce specifically the provisions of this Section 5(m) (without any requirement to post any bond or other security in connection with seeking such relief), in addition to any other remedy at law or equity, and Seller further agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Section 5(m) by the Seller, and to specifically enforce the terms and provisions of this Section 5(m).

(iii) The Purchaser may terminate all or any portion of the Transition Services before the expiration of such 120-day period, by delivering written notice of such termination to the Seller.

(iv) Nothing in this Section 5(m) shall grant or transfer any rights, title or interests in any Intellectual Property invented or created before, on or after the Closing by or on behalf of the Seller or its Affiliates or otherwise controlled by or licensed to the Seller or its Affiliates.

(v) The Purchaser shall pay any applicable costs invoiced to the Purchaser by the Seller within 30 days after receipt thereof by wire transfer of immediately available funds to an account designated by the Seller in writing.

(n) Acknowledgement. Each of the Parties acknowledges and represents that: (i) sufficient consideration has been given by each Party to the other Parties as it relates hereto and the covenants, obligations and agreements hereunder were taken into account in determining the amount of such consideration; (ii) each of the Parties has consulted with independent legal counsel regarding its rights and obligations under this Section 5; (iii) each of the Parties fully understands the terms and conditions contained herein; (iv) the restrictions and agreements in this Section 5 are reasonable in all respects and, as applicable, necessary for the protection of the Business and that, without such protection, the customer and client relationships and competitive advantage relating to the Business would be materially adversely affected; and (v) the agreements in this Section 5 are an essential inducement to each Party to enter into this Agreement and they are in addition to, rather than in lieu of, any similar or related covenants to which either Party is party or by which it is bound.

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6.	[RESERVED].

7.	[RESERVED].

8.	NO RECOURSE.

This Agreement may only be enforced against, and any claim or cause of action pursuant to the terms of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to this Agreement) may only be brought against, the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement and not otherwise), no past, present or future manager, director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named Party to this Agreement shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the named Parties to this Agreement.

9.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

(a) None of the representations and warranties of the Parties in this Agreement shall survive the Closing, and no Party hereto shall, or shall be entitled to, make any claim or initiate any action against any other Party with respect to any such representation or warranty from or after the Closing.

(b) None of the covenants or agreements of the Parties in this Agreement shall survive the Closing, and no Party hereto shall, or shall be entitled to, make any claim or initiate any action against any other Party with respect to any such covenant or agreement from or after the Closing, other than (i) the covenants and agreements of the Parties contained in this Section 9 and in Sections 1, 2 and 10, and (ii) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Closing, which shall survive the consummation of the transaction contemplated by this Agreement until fully performed.

10.	DEFINITIONS; MISCELLANEOUS.

(a) Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Bankruptcy Case” means the Seller’s and Scintilla’s voluntary proceedings under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are being jointly administered under the caption In re Sorrento Therapeutics, Inc., et al, Case No. 23-90085 (Bankr. S.D. Tex.).

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having competent jurisdiction over the Bankruptcy Case.

“Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA or any similar plan subject to Laws of a jurisdiction outside of the United States, whether or not subject to ERISA), and any other plan, policy, program or agreement providing compensation or other benefits to any current or former director, officer, employee or other individual service provider of the Purchaser or any of its Subsidiaries (whether qualified or nonqualified or funded or unfunded or written or unwritten), in each case, (i) which is maintained, sponsored by, contributed to or required to be contributed to by the Purchaser or any of its Subsidiaries, or (ii) under which the Purchaser or any of its Subsidiaries has or would reasonably be expected to have any obligation or Liability.

“Bid Procedures Order” means the Order (I) Approving Bid Procedures, (II) Approving Assumption and Assignment Procedures, and (III) Granting Related Relief [ECF No. 447] entered by the Bankruptcy Court on April 14, 2023.

“Business” means the business and operations of the Purchaser and its Subsidiaries, taken as a whole.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are permitted or required to be closed in New York City.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Common Stock of the Company set forth on Schedule I.

“Contract” means any contract, sub-contract, agreement, lease or sub-lease, license or sub-license, occupancy agreement, purchase order, supply agreement, commitment, note, bond, franchise, guarantee, indemnity, indenture, instrument, lease, license or other legally binding arrangement, understanding, or obligation, whether written or oral (including all amendments, side letters, supplements and modifications of any of the foregoing and all rights and interests arising thereunder or in connection therewith, but excluding any Benefit Plan).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all Laws issued thereunder.

“Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Income Tax” means any federal, state, local, or non-U.S. income tax measured by or imposed on net income, including any interest, penalty, or addition thereto.

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“Intellectual Property” shall mean all rights, title and interest (whether statutory, common law or otherwise) in or relating to any intellectual property, including all: (i) patents and patent applications, and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions provisionals, renewals, extensions, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like, and any foreign equivalents of any of the foregoing (including certificates of invention and any applications therefor) and all rights to claim priority from any of the foregoing; (ii) trademarks, trade dress, service marks, certification marks, logos, slogans, design rights, names, corporate names, trade names, brand names and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing; (iii) copyrights and copyrightable subject matter, whether or not registered or published, and all applications, registrations, reversions, extensions and renewals of any of the foregoing, and all moral rights, however denominated; (iv) trade secrets, and all other confidential or proprietary information, ideas, technology, software, compositions, discoveries, improvements, know-how, inventions, designs, processes, techniques, formulae, models, and methodologies, in each case, whether or not patentable or copyrightable; (v) Internet domain names and social media accounts and addresses, and all registrations for any of the foregoing; and (vi) rights and remedies with respect to any past, present, or future infringement, misappropriation, or other violation of any of the foregoing in clauses (i) through (v), in each case (i) through (vi), anywhere in the world.

“Knowledge” means, as to a particular matter, the actual knowledge of (i) with respect to Purchaser, its chief executive officer or its chief financial officer, and (ii) with respect to the Seller, Mohsin Meghji.

“Liability” means any liability (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, direct, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), debt, obligation, deficiency, interest, tax, penalty, fine, penalty, claim, demand, judgment, cause of action or other loss (including loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.

“Material Contract” means any contract to which the Seller is a party that was filed by the Seller pursuant to Exhibit 10, as specified in Regulation S-K Item 601(b)(10), with its annual report on Form 10-K for the fiscal year ended December 31, 2022, or any subsequent current report on Form 8-K or any quarterly report on Form 10-Q.

“Oramed DIP Assumption” means the assignment to Purchaser by Sorrento and Scintilla of their respective rights and obligations under that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, by and among Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”), on the one hand, and Sorrento and Scintilla, on the other, dated as of August 8, 2023 (the “Senior DIP”), the assumption by the Purchaser of such rights, title and interests, duties, liabilities and obligations and the irrevocable and unconditional release by the Purchaser and Oramed of Sorrento and Scintilla from any and all claims, liabilities and obligations under the Senior DIP, in each case, pursuant to documentation entered into between Oramed, Sorrento and the Purchaser on the date hereof.

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“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, articles of organization, certificate of formation, regulations, operating agreement, certificate of limited partnership, limited liability company agreement or partnership agreement, stockholders agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, organization or governance of a Person, including any amendments thereof and any supplements thereto.

“Permit” shall mean franchises, grants, authorizations, registrations, licenses, permits, easements, variances, exceptions, certificates, and approvals of any Governmental Authority.

“Person” means an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Preferred Stock” means the shares of Series A Preferred Stock of the Company set forth on Schedule I.

“Representative” of any Person shall mean such Person’s directors, managers, officers, employees, agents, attorneys, consultants, advisors or other representatives.

“Sale Order” means the Order (I) Approving Sale of Scilex Stock to Scilex Holding Company Free and Clear of All Liens, Claims, Interests, and Encumbrances, (II) Conditionally Vacating the Oramed Sale Order, and (III) Granting Related Relief [ECF No. 1316].

“SCLX Stock Acquisition” means SCLX Stock Acquisition JV LLC, a Texas limited liability company that is a wholly-owned subsidiary of the Purchaser.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means any other Person, of which such first Person (either alone or with any other Subsidiary) owns or controls, directly or indirectly, stock, other securities or other equity interests (i) having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person, or (ii) representing at least fifty percent (50%) of the outstanding stock, other securities or other equity interests of such Person.

“Tax” means any U.S. federal, state, local or non-U.S. tax (including any income tax, franchise tax, service tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee (including any fine, addition, penalty or interest), imposed by any Governmental Authority (to the extent the foregoing are taxes or in the nature of a tax).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by the Purchaser or any of its Subsidiaries to a tax authority.

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“Transaction Documents” means collectively, this Agreement, the schedules and exhibits attached hereto (including the Seller Disclosure Schedule), and any and all agreements, certificates, instruments and other documents of the Parties required thereby or executed in connection therewith.

“Warrants” means the Warrants of the Company set forth on Schedule I.

(b) Public Announcements; Reporting Obligations.

(i) Each of the Parties may make any filings or public announcement it reasonably deems necessary in order to comply with the requirements of any applicable Law, including without limitation the filing by the Parties of any Form 8-K, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, Form 3, Form 4 or other appropriate filings with the SEC. Except as a Party reasonably deems necessary in order to comply with the requirements of any applicable Law, no Party may issue any press release or make any other public announcement relating to the subject matter of this Agreement or the Transactions contemplated hereby without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

(ii) The Purchaser acknowledges and agrees that it shall be solely responsible for the filing, as and if applicable, of (1) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder, and (2) any Schedule 13D or 13G, as applicable, under the Exchange Act and the rules promulgated thereunder, in each case, in respect of its ownership of a registered class of securities of the Purchaser.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. All actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby shall be heard and determined exclusively in the United States Bankruptcy Court for the Southern District of Texas, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; provided, however, that, if the Bankruptcy Case is closed, any action, claim, suit or proceeding arising out of, based upon, or relating to this Agreement or the transactions contemplated herby shall be heard and determined exclusively in any state or federal court located in New York County, New York. Each Party agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(e) Notices.

(i) All communications under this Agreement shall be in writing and shall be delivered by hand, mailed by overnight courier or by registered or certified mail, postage prepaid or by e-mail:

(1) if to the Purchaser, at Scilex Holding Company, Attention: Stephen Ma and Henry Ji (e-mail: SMa@scilexholding.com; HJi@sorrentotherapeutics.com), or at such other address or e-mail address as the Purchaser may have furnished the Seller in writing, with a copy (which shall not constitute notice) to: Paul Hastings LLP, 600 Travis Street, Fifty-Eighth Floor, Houston, TX 77002, Attention: Luis F. Gomar, James Grogan, Justin Rawlins (e-mail: luisgomar@paulhastings.com; jamesgrogan@paulhastings.com; justinrawlins@paulhastings.com).

(2) if to the Seller, to 4955 Directors Place, San Diego, California 92121, Attention: Mohsin Y. Meghji, Chief Restructuring Officer (e-mail: mmeghji@m3-partners.com), or at such other address or e-mail address as it may have furnished in writing to the Purchaser, with a copy (which shall not constitute notice) to: Latham & Watkins LLP, 10250 Constellation Blvd. Suite 1100, Los Angeles, CA 90067, Attention: Andrew Clark; Caroline Reckler; Steven Feldman (e-mail: andrew.clark@lw.com; caroline.reckler@lw.com; steve.feldman@lw.com).

(ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; if mailed by registered or certified mail, on the third Business Day after the date of such mailing; and if delivered by e-mail (with no error message received), on the date of such delivery.

(f) Expenses and Taxes. Each Party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, that the Purchaser shall bear any transfer taxes payable in connection with the transfer of the Purchased Securities to the Purchaser.

(g) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Purchaser or the Seller. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the trustee in the Bankruptcy Case. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Purchaser may assign this Agreement and/or any of its rights, interests, or obligations hereunder (in whole or in part) to an Affiliate of the Purchaser; provided, however, that such assignment shall not relieve the Purchaser of its obligations hereunder. Purchaser may, without the consent of Seller, designate, effective as of the Closing, one or more Persons to acquire all, or any portion of, the Purchased Securities or pay all or any portion of the Purchase Price; provided, however, that such designation shall not relieve the Purchaser of its obligations hereunder. The above designation may be made by Purchaser by written notice to Seller at least three (3) Business Days prior to the Closing Date. The Parties agree to modify any Closing deliverables in accordance with the foregoing designation.

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(h) Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached and that monetary damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and any such injunction shall be in addition to any other remedy to which any Party is entitled, at law or in equity.

(i) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the Parties and supersedes all prior understandings among such Parties, including the non-binding term sheet, dated September 11, 2023, among the Parties and Oramed. This Agreement may be amended with (and only with) the written consent of the Seller and the Purchaser, and the observance of any term of this Agreement may be waived in a writing signed by the party making such waiver.

(j) Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages or counterparts of this Agreement may be executed and delivered by electronic means (including in .pdf format sent by electronic mail) and other electronic signatures, and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Mutual Drafting. The Parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(m) Rules of Construction. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” When calculating periods of time under this Agreement, reference to a “day” or “days” shall refer to a calendar day unless otherwise expressly

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provided herein. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SELLER:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Restructuring Officer

[Signature Page to Stock Purchase Agreement]

PURCHASER:

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page to Stock Purchase Agreement]

Schedule I

Purchased Securities

Class or Type of Securities	Number of Securities
Common Stock	60,068,585

Series A Preferred Stock	29,057,097

Warrants	Warrants exercisable for 1,386,617 shares of common stock of the Purchaser in respect of Public Warrants, and warrants exercisable for 3,104,000 shares of common stock of the Purchaser in respect of Private Placement Warrants (each as defined in the latest publicly filed Annual Report on Form 10-K of the Purchaser)

Schedule I

EXHIBIT 10.7

ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is executed on September 21, 2023 (the “Effective Date”), by and among Scilex Holding Company (“Scilex”), Oramed Pharmaceuticals Inc. (“Oramed”), Sorrento Therapeutics, Inc. (“Sorrento”), and Scintilla Pharmaceuticals, Inc. (together with Sorrento, the “Debtors”).

W I T N E S S E T H:

WHEREAS, on February 13, 2023, the Debtors commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al., Case Number 23-90085 (DRJ) (the “Chapter 11 Cases”);

WHEREAS, the Debtors have been conducting a marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in its non-debtor subsidiaries, including, but not limited to, Scilex and (y) the Debtors’ other assets;

WHEREAS, Oramed agreed, and after a hearing before the Bankruptcy Court on August 7, 2023, the Bankruptcy Court approved, pursuant to that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement (the “DIP Loan Agreement”) entered into on August 9, 2023, to provide a non-amortizing super-priority senior secured debtor-in-possession term loan facility (the “Senior DIP Facility”) in an aggregate principal amount of $100,000,000, which amount was subsequently drawn in full by the Debtors. As of the Effective Date, the aggregate outstanding Obligations under the Senior DIP Facility is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”); capitalized terms used herein but otherwise defined shall have the meanings so defined in the DIP Loan Agreement;

WHEREAS, on September 11, 2023, Scilex, Oramed and Sorrento executed non-binding term sheets relating to, among other things, the Securities Transfer (as defined below) (the “Securities Transfer Term Sheet”) (which the official committee of unsecured creditors and the official committee of equity security holders in the Chapter 11 Cases have each signed as “Consenting Parties” thereto) and the Note Documents (as defined below) (the “Note Term Sheet” and together with the Securities Transfer Term Sheet, the “Scilex Term Sheets”). The Scilex Term Sheets are subject to entry into definitive documentation relating thereto. The transactions contemplated by the Scilex Term Sheets are expected to close on or about September 19, 2023;

WHEREAS, after a hearing before the Bankruptcy Court on September 12, 2023, the Bankruptcy Court approved, among other things, the Scilex Term Sheets and entered the Order (I) Approving Sale of Scilex Stock to Scilex Holdings Company Free and Clear of All Liens, Claims, Interests, and Encumbrances, (II) Conditionally Vacating the Oramed Sale Order, and (III) Granting Related Relief [Docket No. 1316] (the “Scilex Sale Order”);

WHEREAS, pursuant to the Securities Transfer Term Sheet, the parties to the Securities Transfer Term Sheet agreed that Scilex would acquire all of the Scilex Common Shares owned by Sorrento (other than Scilex Common Shares held in abeyance by Sorrento on behalf of certain warrantholders of Sorrento) (the “Common Transfer Shares”), (ii) all of the Scilex Preferred Shares owned by Sorrento (the “Preferred Transfer Shares”) and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by Sorrento (the “Transfer Warrants”, and together with the Common Transfer Shares and the Preferred Transfer Shares, the “Transfer Securities”) (collectively, the “Securities Transfer”) for an aggregate consideration of $110 million, payable (i) by means of Scilex’s assumption of the Debtors’ DIP Facility Obligations (the “Senior DIP Assumption”), and (ii) by such other consideration as set forth in the Securities Transfer Term Sheet;

WHEREAS, in connection with the Senior DIP Assumption, Scilex and Oramed will enter into certain note documents, including, without limitation, a securities purchase agreement (the “Securities Purchase Agreement”), senior secured promissory note and certain security documents (together with the Securities Purchase Agreement, the “Note Documents”), which will amend and restate in their entirety the Loan Documents; and

WHEREAS, in connection with this Agreement and the Note Documents, contemporaneously with this Agreement, Sorrento and Oramed have entered into that certain Mutual Termination and Release Agreement in respect of that certain Stock Purchase Agreement, dated as of August 7, 2023 (the “SPA Termination”), by and between Sorrento and Oramed.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations by the Debtors and Oramed. The Debtors and Oramed each hereby represents and warrants that (i) as of the Effective Date, the aggregate outstanding amount of all Obligations under DIP Loan Agreement and all other Loan Documents is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the DIP Loan Agreement and all other Loan Documents, and (ii) there are no offsets, counterclaims or defenses against the repayment of the DIP Facility Obligations as of the Effective Date.

2. Senior DIP Assumption. Effective upon execution and delivery of the Note Documents and the SPA Termination by the parties thereto:

(a) the Debtors hereby irrevocably assign and transfer to Scilex all of their rights, title and interests and duties, liabilities and obligations under the DIP Loan Agreement and the other Loan Documents;

(b) Scilex hereby irrevocably and unconditionally accepts such assignment and assumes such rights, title and interests and assumes such duties, liabilities and obligations from the Debtors, including without limitation, any claims, liabilities or obligations arising from any failure of the Debtors to perform any of their covenants, agreements, commitments and/or obligations to be performed prior to the date hereof under the DIP Loan Agreement and the other Loan Documents; provided, however, that such indebtedness shall be governed by the Note Documents, which amend, restate and replace in their entirety the DIP Loan Agreement and the other Loan Documents;

(c) Oramed consents to the assignment and assumption described in Sections 2(a) and 2(b);

(d) the parties hereto hereby agree that the Note Documents shall amend, restate and replace in their entirety the DIP Loan Agreement and the other Loan Documents; and

(e) the facility evidenced by the Note Documents shall not constitute a debtor-in-possession credit facility in the Chapter 11 Cases.

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3. Releases. Effective upon execution and delivery of the Note Documents and the SPA Termination by the parties thereto, but without further action on the part of any party:

(a) Release of Debtors. Oramed hereby releases and discharges the Debtors from any and all obligations and liabilities arising with respect to or relating to the DIP Loan Agreement and the other Loan Documents and agrees that the Obligations of the Debtors thereunder shall be automatically terminated and the Debtors shall be forever released and discharged and (b) any and all security interests, pledges, liens and other interests in favor of Oramed in the Debtor’s assets shall be forever released and discharged. Oramed hereby agrees that it shall promptly execute and deliver such additional documents and shall provide additional information as the Debtors may deem necessary or reasonably appropriate in order to evidence or otherwise give public notice of this release.

(b) Mutual Release. Without limiting the foregoing, Oramed, Scilex, and the Debtors agree to the mutual releases in accordance with, and to the fullest extent set forth in the Scilex Sale Order.

(c) Waiver of Section 1542. All parties providing releases pursuant to this Agreement expressly and voluntarily waive Section 1542 of the California Civil Code, or any similar, comparable or equivalent provision of the statutory or non-statutory law of California or any other jurisdiction, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, if any. Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4. Authority; Valid Existence. Each of the parties hereto represents and warrants to each other party hereto that: (i) it has duly executed and delivered this Agreement and it has all requisite corporate power and authority to execute, and deliver and perform its obligations under, this Agreement; (ii) its entrance into this Agreement has been duly authorized by all necessary corporate action on the part of such party, and; (iii) this Agreement constitutes the legal, valid, and binding obligation of such party, enforceable against it such party accordance with its terms; and (iv) it is duly organized and validly existing under the laws of Delaware.

5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, with respect to the Debtors, any trustee or other estate representative appointed in the Chapter 11 Cases or any successor case (including any cases under Chapter 7 of the Bankruptcy Code).

6. Severability. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired.

7. Amendments. This Agreement may be modified with (and only with) the written consent of the each of the parties hereto.

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8. Governing Law; Waiver of Jury Trial. This Agreement shall be construed, interpreted and enforced under and pursuant to the laws of the State of New York, without regard to principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States Bankruptcy Court for the Southern District of Texas, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; provided, however, that, if the Bankruptcy Case is closed, any action, claim, suit or proceeding arising out of, based upon, or relating to this Agreement or the transactions contemplated herby shall be heard and determined exclusively in any state or federal court located in New York County, New York. Each party agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other document related hereto. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Counterparts; Electronic Transmission. This Agreement may be executed with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages or counterparts of this Agreement may be executed and delivered by electronic means (including in .pdf format sent by electronic mail) and other electronic signatures, and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.

10. Valuation.

(a) For purposes of this Agreement, “Warrants” means, collectively: (i) the warrant to purchase common stock (and any other class of securities into which such securities may hereafter be reclassified or changed) of Scilex, par value $0.0001 per share (“Common Stock”), delivered to Oramed on the Effective Date, which warrant shall have an exercise price of $0.01 per share of Common Stock issuable upon exercise thereof, and be exercisable for 4,500,000 shares of Common Stock; (ii) the warrants to purchase Common Stock delivered to Oramed on the Effective Date, which warrants shall have an exercise price of $0.01 per share of Common Stock issuable upon exercise thereof, and be exercisable for an aggregate number of up to 8,500,000 shares of Common Stock; and (iii) the warrant to purchase Common Stock transferred to Oramed on the Effective Date, which warrant has an exercise price of $11.50 per share of Common Stock issuable upon exercise thereof, and is exercisable for 4,000,000 shares of Common Stock.

(b) Within twenty (20) Business Days (as that term is defined in the Securities Purchase Agreement) after the Effective Date, Oramed will prepare and deliver to the Debtors and Scilex a preliminary valuation statement (the “Proposed Valuation Statement”) setting forth its calculation of the valuation of the Warrants. Each of the Debtors and Scilex shall have ten (10) Business Days thereafter to dispute such Proposed Valuation Statement, with any failure to dispute during this time deemed an acceptance of such Proposed Valuation Statement as a “Final Valuation Statement.” In the event of any dispute regarding the Proposed Valuation Statement, Oramed, the Debtors and Scilex shall negotiate in good faith to resolve such dispute; provided, however, that if such parties are unable to resolve any such dispute within fifteen (15) Business Days after a notification of dispute to Oramed, the parties shall use reasonable discretion to select a nationally-recognized expert in valuing assets of this type (with each of Oramed, the Debtors and Scilex bearing one-third of the associated fees and expenses). The selected expert

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resolution will be the Final Valuation Statement and shall be deemed final and binding as to each of Oramed, the Debtors and Scilex. Except as specifically required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code, the parties shall report and file Tax Returns in all respects and for all purposes in a manner consistent with the Final Valuation Statement, and shall not take any position before any Governmental Authority that is in any way inconsistent with the Final Valuation Statement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOWS

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IN WITNESS WHEREOF, Scilex, Oramed and the Debtors, by their respective duly authorized representatives, have executed and delivered this Agreement as of the day and year first above written.

SCILEX HOLDING COMPANY, a Delaware corporation

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature pages continue]

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]

ORAMED PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Nadav Kirson
Name: Nadav Kiron
Title: Chief Executive Officer

[Signature pages continue]

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]

SORRENTO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Moshin Y. Meghji
Name: Mohsin Y. Meghji Title: Chief Restructuring Officer

SCINTILLA PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Moshin Y. Meghji
Name: Mohsin Y. Meghji Title: Chief Restructuring Officer

[Signature Page to Senior DIP Assignment, Assumption and Release Agreement]

Exhibit 10.8

September 21, 2023

Sorrento Therapeutics, Inc.

c/o Scintilla Pharmaceuticals, Inc.

4955 Directors Place

San Diego, CA 92121

Attn:  Mohsin Y. Meghji, Chief Restructuring Officer

Email: mmeghji@m3-partners.com

Re: Credit Bid Pay-Off Letter

Dear Mr. Meghji:

Reference is made to that certain (i) Junior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of July 28, 2023 (as may have been amended, extended, supplemented, modified or restated from time to time and as may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), Scintilla Pharmaceuticals, Inc., a Delaware corporation (together with Sorrento, each a “Borrower” and collectively, the “Borrowers”) and Scilex Holding Company, a Delaware corporation (“Lender”), (ii) Intellectual Property Security Agreement, dated as of July 28, 2023, by Borrowers in favor of Lender (the “Security Agreement”; the Loan Agreement together with the Security Agreement, any other Loan Document (as defined in the Loan Agreement) and any other notes, security agreements, mortgages, pledge agreements, guarantees or other agreements, documents, certificates or instruments related thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Documents”), (iii) the Order (I) Approving Sale of Scilex Stock to Scilex Holdings Company Free and Clear of All Liens, Claims, Interests, and Encumbrances, (II) Conditionally Vacating the Oramed Sale Order, and (III) Granting Related Relief [Docket No. 1316] (the “Scilex Sale Order”), entered by the Bankruptcy Court after the hearing held on September 12, 2023 in the Chapter 11 Cases, and (iv) the Stock Purchase Agreement, dated as of the date hereof, by and among the Lender, as purchaser, and Sorrento, as seller (the “Stock Purchase Agreement”), which documents the sale of certain Purchased Securities (as defined in the Stock Purchase Agreement) (the “Stock Purchase”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Pursuant to the Scilex Sale Order and the Stock Purchase Agreement, the Lender has made a credit bid, on a dollar-for-dollar basis, pursuant to Section 363(k) of the Bankruptcy Code, in respect of the Obligations (including, but not limited to, any contingent indemnity and reimbursement obligations) of the Borrowers under the Loan Agreement, accrued and outstanding as of the September 21, 2023 (the “Pay-Off Amount”). The Pay-Off Amount is part of the Purchase Price (as defined in the Stock Purchase Agreement) and will be fully satisfied at Closing (as defined in the Stock Purchase Agreement). Anything to the contrary contained herein notwithstanding, the Borrowers agree that the on the date hereof the DIP Holdback Amount is permitted to, and shall be applied to, Legal Expenses of Lender incurred in connection with the Transaction Documents, which Legal Expenses shall fully utilize the DIP Holdback Amount and which DIP Holdback Amount shall not be available for any other purpose.

Subject to, and effective immediately upon, Closing, without further action on the part of the parties hereto, the Loan Agreement and the Transaction Documents (other than this letter agreement) shall be automatically terminated, and all obligations thereunder shall be paid and discharged in full and shall be deemed terminated all without any further action being required to effectuate the foregoing.

Subject to and effective as of the occurrence of the Closing, Lender hereby authorizes Borrowers or their designees to give notice of, record or file, as applicable, the termination of the UCC Financing Statements and the Intellectual Property Security Agreement listed on Schedule I attached hereto and to file such other lien release documents as the Borrowers may deem necessary or reasonably appropriate, and which is in form approved by Lender in its reasonable discretion, in order to evidence or otherwise give public notice of such collateral terminations and releases. Promptly after Closing, Lender shall execute and deliver to the applicable Borrower such terminations, releases and satisfactions necessary or reasonably requested by such Borrower or its designees to evidence the release of all other liens, security interests, pledges and other interests granted to Lender as security for the Transaction Documents; provided, however, that all costs and expenses of Lender with respect to the preparation, execution or recording of any terminations or releases in connection with this letter shall be borne solely by the Borrowers, whether incurred prior to or after Closing.

This letter may be executed by any of the parties hereto on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter shall be governed by the laws of the State of New York and shall be effective only when signed by the Lender and accepted by the Borrowers by its due execution in the space provided below. This letter sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated orally or otherwise, except in writing signed by each such party and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

It is acknowledged and agreed that this document constitutes a “Loan Document” under the Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Credit Bid Pay-Off Letter]

ACKNOWLEDGED AND ACCEPTED:

SORRENTO THERAPEUTICS, INC.
SCINTILLA PHARMACEUTICALS, INC.

By:	/s/ Moshin Y. Meghji
Name: Moshin Y. Meghji
Title: Chief Restructuring Officer

[Signature Page to Credit Bid Pay-Off Letter]

Exhibit 10.9

September 21, 2023

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attention: Mohsin Y. Meghji

Re: Assumption and Assignment of Legal Fees and Expenses

Ladies and Gentlemen:

Reference is hereby made to that certain Stock Purchase Agreement, dated as of September 19, 2023, by and between Scilex Holding Company, a Delaware corporation (“Scilex”), and Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”) (as may be amended or restated from time to time, the “Purchase Agreement”). Each capitalized term used in this letter (the “Letter Agreement”) but not otherwise defined herein shall have the meaning ascribed to it in the Purchase Agreement.

Pursuant to and in accordance with Section 1 of the Purchase Agreement, Sorrento hereby assigns, and Scilex hereby irrevocably and unconditionally assumes, all of the obligations of Sorrento to Paul Hastings LLP for those legal fees and expenses reflected in Paul Hasting LLP’s proof of claim #238 filed with the Bankruptcy Court (attached hereto as Exhibit A) in the amount of $12,249,244.09 (the “Obligations”). Scilex and Paul Hastings LLP each hereby agree and acknowledge that the Obligations shall be the sole responsibility of Scilex.

Except as expressly set forth herein, this Letter Agreement will not amend, modify or otherwise affect the terms and conditions of the Purchase Agreement, which will remain in full force and effect in accordance with the terms thereof.

This Letter Agreement may be executed electronically and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Sincerely,

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Scilex Assumption of Fees Letter Agreement]

ACKNOWLEDGED AND AGREED:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Restructuring Officer

The undersigned hereby consents to the assignment and assumption of the Obligations as set forth above.

Paul Hastings LLP

/s/ Paul Hastings LLP

Exhibit 99.1

FOR IMMEDIATE RELEASE September 21, 2023

Scilex Holding Company Announces the Consummation of the Previously Announced Purchase of all of the Scilex Common Shares, Preferred Shares and Warrants Owned by Sorrento Therapeutics, Inc.

PALO ALTO, CA. September 21, 2023 /Newswire/ — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, announced the consummation of the previously announced purchase of securities from Sorrento Therapeutics, Inc. (OTC: SRNEQ, “Sorrento”).

Pursuant to that certain Stock Purchase Agreement entered into on September [21], 2023, between Scilex and Sorrento, Scilex, through its wholly-owned subsidiary, acquired (i) all of the shares of Scilex common stock owned by Sorrento (other than such shares held in abeyance by Sorrento on behalf of certain warrant holders of Sorrento), (ii) all of the shares of Scilex preferred stock owned by Sorrento, and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by Sorrento (collectively, the “Securities Transfer”) for aggregate consideration consisting of: (i) $110 million (comprised of cash payments of $10 million in the aggregate and assumption of approximately $100 million in indebtedness of Sorrento as detailed in the next paragraph); plus (ii) the assumption by the Company of certain legal fees and expenses in the amount of approximately $12.25 million; plus (iii) a credit bid of all amounts owed to Scilex under the junior secured debtor-in-possession financing facility provided by Scilex to Sorrento.

Concurrently and in connection with the consummation of the Securities Transfer, Scilex assumed approximately $100 million in indebtedness of Sorrento owed to Oramed Pharmaceuticals Inc. (Nasdaq: ORMP, “Oramed”) by entering into a Securities Purchase Agreement with Oramed, pursuant to which, among other things, Scilex (i) issued to Oramed (A) a senior secured promissory note in the principal amount of $101,875,000, which is equal to the unpaid principal and accrued and unpaid interest, fees and expenses under Sorrento’s $100 million senior secured debtor in possession term loan facility with Oramed, secured by a senior lien on substantially all of the Company’s and its subsidiaries’ assets, subject to certain exclusions (the “Note”), with an interest rate of SOFR +8.5%, and (B) warrants to purchase up to 13.0 million shares of Common Stock, subject to the terms and conditions set forth therein (including vesting restrictions on 8.5 million of such warrants), each with an exercise price of $0.01 and each with restrictions on exerciseability, and (ii) caused to be transferred from its wholly-owned subsidiary to Oramed outstanding warrants previously held by Sorrento to purchase up to an aggregate of 4.0 million shares of Common Stock.

“This transaction demonstrates our commitment to deliver long-term value to our shareholders and advance innovative non-opioid therapies for acute and chronic pain patients. Our talented team is dedicated in furthering improvements in the care of patients to enhance quality of life,” said Jaisim Shah, President and Chief Executive Officer of Scilex Holding Company.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex participated in the type C meeting for purposes of pre-NDA discussion with the FDA and is pending official minutes in writing from the FDA. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product ZTlido® in October 2018, in-licensed a commercial product Gloperba® in June 2022, and launched its third FDA-approved product ElyxybTM in April 2023. It is also developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with post-herpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex in-licensed the exclusive rights to commercialize ElyxybTM (celecoxib oral solution) in the U.S. and Canada, the only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. Scilex launched ElyxybTM in April 2023, and is planning to commercialize Gloperba® in the fourth quarter of 2023, and is well-positioned to market and distribute those products. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2 study, triple-strength formulation of ZTlido®, for the treatment of acute low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and is expected to initiate Phase 2 trials in 2023. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the Securities Transfer and Note transactions, the use of any proceeds from such transactions, Scilex’s belief that it is well positioned to continue its growth over the next several years, Scilex’s long-term objectives and commercialization plans, Scilex’s potential to attract new capital, future opportunities for Scilex, Scilex’s future business strategies, the expected cash resources of Scilex and the expected uses thereof; Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ZTlido®, Gloperba®, ELYXYBTM, SP-102 (SEMDEXA™), SP-103 or SP-104, if approved by the FDA; Scilex’s development and commercialization plans; and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to any restrictions on the operation of our business and cash resources as a result of the Securities Transfer, the issuance of the Note and issuance and transfer of the warrants; risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYBTM is the subject of an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Scilex Holding Company All Rights Reserved.